      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 29, 1997

                                                      REGISTRATION NO. 333-25221
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 3

                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

     GENERAL MOTORS CORPORATION                   DELAWARE                   38-0572515                   7374
   GENERAL MOTORS CAPITAL TRUST D                 DELAWARE                   38-6690680                   9999
   GENERAL MOTORS CAPITAL TRUST G                 DELAWARE                   38-6690679                   9999
      (Exact name of issuer as         (State or other jurisdiction of    (I.R.S. Employer    (Primary Standard Industrial
      specified in its charter)        incorporation or organization)   Identification No.)      Classification Number)

      100 RENAISSANCE CENTER, DETROIT, MICHIGAN 48243-7301; (313) 556-5000 (Address, including zip code, and telephone number, including area code, of principal executive offices)

                                 PETER R. BIBLE
                            CHIEF ACCOUNTING OFFICER
                           GENERAL MOTORS CORPORATION
                             100 RENAISSANCE CENTER
                             DETROIT, MI 48243-7301
                                 (313) 556-5000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ---------------------

                                   Copies to:

  MARTIN I. DARVICK, ESQ.      ROBERT S. OSBORNE, P.C.   VINCENT J. PISANO, ESQ.
GENERAL MOTORS CORPORATION        KIRKLAND & ELLIS         SKADDEN, ARPS, SLATE,
 3031 WEST GRAND BOULEVARD     200 EAST RANDOLPH DRIVE      MEAGHER & FLOM LLP
  DETROIT, MI 48202-3091       CHICAGO, IL 60601-6636        919 THIRD AVENUE
                                                             NEW YORK, NY 10022

                             ---------------------








     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and all other conditions to the Exchange Offers (the "Offers") described in the enclosed Prospectus have been satisfied or waived.

     If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]
                             ---------------------

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                                   PROSPECTUS
                             SUBJECT TO COMPLETION

                           GENERAL MOTORS CORPORATION

                         GENERAL MOTORS CAPITAL TRUST D
                         GENERAL MOTORS CAPITAL TRUST G

                               OFFERS TO EXCHANGE

                         General Motors Capital Trust D
                   % Trust Originated Preferred Securities(SM)
                            ("TOPrS(SM)"), Series D
                           (Liquidation Amount $25.00
                        per Series D Preferred Security
                  and fully and unconditionally guaranteed by
                          General Motors Corporation)
                              for up to 5,462,917
                      Depositary Shares, Each Representing
                            One-Fourth of a Share of
                        Series D 7.92% Preference Stock
                         of General Motors Corporation
                                CUSIP 370442857
                         General Motors Capital Trust G
                   % Trust Originated Preferred Securities(SM)
                            ("TOPrS(SM)"), Series G
                           (Liquidation Amount $25.00
                        per Series G Preferred Security
                  and fully and unconditionally guaranteed by
                          General Motors Corporation)
                              for up to 9,071,910
                      Depositary Shares, Each Representing
                            One-Fourth of a Share of
                        Series G 9.12% Preference Stock
                         of General Motors Corporation
                                CUSIP 370442790


      EACH OF THE OFFERS (AND THE RELATED WITHDRAWAL RIGHTS) WILL EXPIRE AT
 12:00 MIDNIGHT, EASTERN TIME, ON             , JUNE   , 1997, UNLESS EITHER OR
 BOTH OF THE OFFERS IS EXTENDED.


    General Motors Corporation, a Delaware corporation ("General Motors"), and General Motors Capital Trust D, a Delaware statutory business trust (the "Series D Trust"), hereby offer, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal relating to the
Series D 7.92% Depositary Shares, to exchange     % Trust Originated Preferred
Securities, Series D, representing undivided beneficial ownership interests in the assets of the Series D Trust (the "Series D Preferred Securities"), for up to 5,462,917 (i.e., approximately 90%) of the outstanding depositary shares (the "Series D 7.92% Depositary Shares"), each representing one-fourth of a share of General Motors' Series D 7.92% Preference Stock, $0.10 par value per share (the "Series D 7.92% Preference Stock"), not owned by General Motors (this Prospectus, together with the Letter of Transmittal for the Series D 7.92% Depositary Shares, constituting the "Series D Offer").

    General Motors and General Motors Capital Trust G, a Delaware statutory business trust (the "Series G Trust"), hereby offer, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of
Transmittal relating to the Series G 9.12% Depositary Shares, to exchange     %
Trust Originated Preferred Securities, Series G, representing undivided beneficial ownership interests in the assets of the Series G Trust (the "Series G Preferred Securities"), for up to 9,071,910 (i.e., approximately 90%) of the outstanding depositary shares (the "Series G 9.12% Depositary Shares"), each representing one-fourth of a share of General Motors' Series G 9.12% Preference Stock, $0.10 par value per share (the "Series G 9.12% Preference Stock"), not owned by General Motors (this Prospectus, together with the Letter of Transmittal relating to the Series G 9.12% Depositary Shares, constituting the "Series G Offer"). Exchanges will be made on the basis of one Series D Preferred Security for each Series D 7.92% Depositary Share validly tendered and accepted for exchange in the Series D Offer and one Series G Preferred Security for each Series G 9.12% Depositary Share validly tendered and accepted for exchange in the Series G Offer.


    If more than the maximum number of Depositary Shares of either series is validly tendered and not withdrawn on or prior to the Expiration Date for the applicable Offer, the applicable Trust will accept such related Depositary Shares for exchange on a pro rata basis as described herein. As of the date of this Prospectus, there are 6,069,909 Series D 7.92% Depositary Shares outstanding and not owned by General Motors and 10,079,899 Series G 9.12% Depositary Shares outstanding and not owned by General Motors.

                                                        (Continued on next page)
                             ---------------------

    SEE "RISK FACTORS AND SPECIAL CONSIDERATIONS RELATING TO THE OFFERS" STARTING ON PAGE 19 FOR A DISCUSSION OF CERTAIN FACTORS RELATING TO THE PREFERRED SECURITIES THAT SHOULD BE CONSIDERED BY INVESTORS, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENTS OF DISTRIBUTIONS ON THE PREFERRED SECURITIES MAY BE DEFERRED AND THE RELATED UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.
                             ---------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                             ---------------------

    Merrill Lynch & Co., Smith Barney Inc., Morgan Stanley & Co. Incorporated, PaineWebber Incorporated and Prudential Securities Incorporated have been retained as Dealer Managers to solicit exchanges of Depositary Shares for Preferred Securities. See "The Offers--Dealer Managers; Soliciting Dealers." The First National Bank of Boston has been retained as Exchange Agent in connection with the Offers. Georgeson & Company Inc. has been retained to act as Information Agent to assist in connection with the Offers.
                             ---------------------

                    The Dealer Managers for the Offers are:
MERRILL LYNCH & CO.
         SMITH BARNEY INC.
                   MORGAN STANLEY & CO.
                               INCORPORATED
                             PAINEWEBBER INCORPORATED
                                      PRUDENTIAL SECURITIES INCORPORATED
               The date of this Prospectus is             , 1997.
(SM) "Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co.

     The Series D Offer and the Series G Offer are each an "Offer" and together constitute the "Offers." The Series D 7.92% Depositary Shares and the Series G 9.12% Depositary Shares together constitute the "Depositary Shares." The Series D 7.92% Preference Stock and the Series G 9.12% Preference Stock are each a "Preference Stock" and together constitute the "Preference Stocks." The Series D Preferred Securities and the Series G Preferred Securities are each a "Preferred Security" and together constitute the "Preferred Securities." THERE IS A SEPARATE LETTER OF TRANSMITTAL AND NOTICE OF GUARANTEED DELIVERY FOR EACH OFFER.

     EACH OFFER IS INDEPENDENT FROM THE OTHER OFFER. FURTHERMORE, EACH OFFER IS SUBJECT TO CERTAIN CONDITIONS, AS DESCRIBED HEREIN.

     Concurrently with the issuance of Series D Preferred Securities in exchange for Series D 7.92% Depositary Shares validly tendered in the Series D Offer,
General Motors will deposit in the Series D Trust as trust assets its     %
Junior Subordinated Deferrable Interest Debentures, Series D, due           ,
2012 (the "Series D Junior Subordinated Debentures"), having an aggregate principal amount equal to the aggregate stated liquidation amount of the Series D Preferred Securities and the proceeds received upon issuance of the Common Securities (as defined herein) to be issued by the Series D Trust (the "Series D Common Securities"). Subject to General Motors' right to redeem the Series D Junior Subordinated Debentures upon the occurrence of a Tax Event (as defined herein) in respect of the Series D Trust as described below, the Series D Junior
Subordinated Debentures will mature on             , 2012, which may be
shortened to a date not earlier than August 1, 1999 (such date, including as so shortened, the "Series D Stated Maturity"), subject to satisfying certain conditions.

     Concurrently with the issuance of Series G Preferred Securities in exchange for Series G 9.12% Depositary Shares validly tendered in the Series G Offer,
General Motors will deposit in the Series G Trust as trust assets its      %
Junior Subordinated Deferrable Interest Debentures, Series G, due           ,
2012 (the "Series G Junior Subordinated Debentures"), having an aggregate principal amount equal to the aggregate stated liquidation amount of the Series G Preferred Securities and the proceeds received upon issuance of the Common Securities to be issued by the Series G Trust (the "Series G Common Securities"). Subject to General Motors' right to redeem the Series G Junior Subordinated Debentures upon the occurrence of a Tax Event in respect of the Series G Trust as described below, the Series G Junior Subordinated Debentures
will mature on           , 2012, which may be shortened to a date not earlier
than January 1, 2001 (such date, including as so shortened, the "Series G Stated Maturity"), subject to satisfying certain conditions.

     The Series D Junior Subordinated Debentures and the Series G Junior Subordinated Debentures together constitute the "Junior Subordinated Debentures." The Series D Common Securities and the Series G Common Securities together constitute the "Common Securities" described herein. The Series D Stated Maturity and the Series G Stated Maturity are each a "Stated Maturity" and together constitute the "Stated Maturities."


     NONE OF GENERAL MOTORS, THE BOARD OF DIRECTORS OF GENERAL MOTORS, THE TRUSTEES OF THE SERIES D TRUST, THE SERIES D TRUST, THE TRUSTEES OF THE SERIES G TRUST NOR THE SERIES G TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF DEPOSITARY SHARES AS TO WHETHER TO EXCHANGE OR REFRAIN FROM EXCHANGING THEIR DEPOSITARY SHARES IN EITHER OR BOTH OF THE OFFERS. THE BOARD OF DIRECTORS OF GENERAL MOTORS HAS MADE NO DETERMINATION AS TO THE FAIRNESS OF THE CONSIDERATION TO BE RECEIVED IN EITHER OR BOTH OF THE OFFERS. HOLDERS OF DEPOSITARY SHARES ARE URGED TO CONSULT THEIR FINANCIAL AND TAX ADVISORS IN MAKING THEIR DECISIONS ON WHAT ACTION TO TAKE IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.


     IN ORDER TO PARTICIPATE IN AN OFFER, HOLDERS OF DEPOSITARY SHARES MUST SUBMIT A LETTER OF TRANSMITTAL RELATING TO THE DEPOSITARY SHARES BEING TENDERED IN THE APPLICABLE OFFER AND COMPLY WITH THE OTHER PROCEDURES FOR TENDERING IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED HEREIN AND IN THE APPLICABLE LETTER OF TRANSMITTAL PRIOR TO THE APPLICABLE EXPIRATION DATE (AS DEFINED HEREIN). SEE "THE OFFERS--PROCEDURES FOR TENDERING."

     For a description of the other terms of the Offers, see "The Offers--Terms of The Offers," "--Expiration Dates; Extensions; Amendments; Termination," and "--Withdrawals of Tenders." Application will be made

                                                        (Continued on next page)
to list each of the Series D Preferred Securities and the Series G Preferred Securities on the New York Stock Exchange, Inc. (the "NYSE").



     Each of the Trusts expressly reserves the right with respect to its Offer, in its sole discretion, subject to applicable law, to (i) terminate its Offer, not accept for exchange the Depositary Shares tendered in its Offer and promptly return such Depositary Shares upon the failure of any condition specified above or in "The Offers--Conditions to the Offers," (ii) waive any condition to its Offer (other than the Minimum Distribution Condition (as defined below)) and accept all Depositary Shares previously tendered pursuant to its Offer, (iii) extend the Expiration Date of its Offer and retain all Depositary Shares tendered pursuant to its Offer until such Expiration Date, subject, however, to all withdrawal rights of holders tendering Depositary Shares in its Offer (see "The Offers--Withdrawal of Tenders"), (iv) amend the terms of its Offer, (v) modify the form of the consideration to be paid pursuant to its Offer or (vi) not accept for exchange the Depositary Shares tendered in its Offer at any time on or prior to the Expiration Date for its Offer as a result of an invalid tender, proration, withdrawal prior to the applicable Expiration Date or the occurrence of certain other events as set forth herein. Any amendment applicable to an Offer will apply to all Depositary Shares tendered pursuant to such Offer. The minimum period during which an Offer must remain open following material changes in the terms of such Offer or the information concerning such Offer, other than a change in the percentage of securities sought or the price, depends upon the facts and circumstances, including the relative materiality of such terms or information. See "The Offers--Expiration Dates; Extensions; Amendments; Termination."



     General Motors will own directly or indirectly all of the securities representing common undivided beneficial interests in the assets of each Trust (with respect to each Trust, the "Common Securities" and, together with the Preferred Securities of such Trust, the "Trust Securities" of such Trust). The Trust Securities of the Series D Trust are sometimes referred to herein as the "Series D Trust Securities" and the Trust Securities of the Series G Trust are sometimes referred to herein as the "Series G Trust Securities." The Preferred Securities and the Common Securities of each Trust will rank pari passu with each other and will have equivalent terms, except that (i) if an event of default under the Declaration (as defined herein) relating to a Trust occurs and is continuing, the holders of such Trust's Preferred Securities will have a priority over holders of such Trust's Common Securities with respect to payments in respect of distributions and payments upon liquidation, redemption or otherwise and (ii) the holders of a Trust's Common Securities have the exclusive right (subject to the terms of the applicable Declaration) to appoint, replace or remove the Trustees (as defined herein) of such Trust and to increase or decrease the number of Trustees of such Trust upon the occurrence of certain events described herein. See "Prospectus Summary--Description of Preferred Securities and Junior Subordinated Debentures." Each of the Trusts exists for the sole purpose of making the applicable Offer and engaging in the related activities set forth herein.


     Holders of the Series D Preferred Securities are entitled to receive
cumulative cash distributions at an annual rate of      % of the liquidation
amount of $25 per Series D Preferred Security, accruing from the first date following the Series D Expiration Date (the "Series D Accrual Date"), and payable quarterly on February 1, May 1, August 1 and November 1 of each year, commencing August 1, 1997 ("Series D distributions"), subject to any applicable Extension Periods (as defined herein). In addition, holders of the Series D Preferred Securities will be entitled to an additional cash distribution at the rate of 7.92% per annum of the liquidation amount thereof from April 1, 1997 through the Series D Expiration Date ("Series D Pre-Issuance Accrued Distribution") in lieu of dividends accumulating and unpaid from April 1, 1997 on their Series D 7.92% Depositary Shares accepted for exchange, such additional distribution to be made on August 1, 1997 to holders of the Series D Preferred Securities on the record date for such distribution.


     Holders of the Series G Preferred Securities are entitled to receive
cumulative cash distributions at an annual rate of      % of the liquidation
amount of $25 per Series G Preferred Security, accruing from the first date following the Series G Expiration Date (the "Series G Accrual Date"), and payable quarterly on February 1, May 1, August 1 and November 1 of each year, commencing August 1, 1997 ("Series G distributions"), subject to any applicable Extension Periods. In addition, holders of the Series G Preferred Securities will be entitled to an additional cash distribution at the rate of 9.12% per annum of the liquidation amount thereof from April 1, 1997 through the Series G Expiration Date ("Series G Pre-Issuance Accrued Distribution") in lieu of dividends accumulating and unpaid from April 1, 1997 on their Series G 9.12% Depositary Shares accepted for exchange, such additional distribution to be made on August 1, 1997 to holders of the Series G Preferred Securities on the record date for such distribution.


                                                        (Continued on next page)

     The distribution rate and the distribution and other payment dates for each series of the Preferred Securities will correspond to the interest rate and the interest and other payment dates on the related series of Junior Subordinated Debentures. As a result, if principal or interest is not paid on the Series D Junior Subordinated Debentures, including as a result of General Motors' election to extend the interest payment period on the Series D Junior Subordinated Debentures as described below, the Series D Trust will not make payments on the Series D Trust Securities and, if principal or interest is not paid on the Series G Junior Subordinated Debentures, including as a result of General Motors' election to extend the interest payment period on the Series G Junior Subordinated Debentures as described below, the Series G Trust will not make payments on the Series G Trust Securities.


     The payment of distributions (as defined herein) out of moneys held by each Trust and payments on liquidation of each Trust or the redemption of its Preferred Securities, as set forth below, are guaranteed by General Motors (with respect to each Trust, the "Preferred Securities Guarantee") to the extent described herein and under "Description of the Preferred Securities Guarantees." Each Preferred Securities Guarantee covers payments of distributions and other payments on the applicable Trust's Preferred Securities only if and to the extent that such Trust has funds available therefor, which will not be the case unless General Motors has made a payment of interest or principal or other payments on the Junior Subordinated Debentures held by such Trust as its sole asset. With respect to each Trust, the applicable Preferred Securities Guarantee, when taken together with General Motors' obligations under the applicable series of Junior Subordinated Debentures, the Indenture (as defined herein) and the applicable Declaration, including General Motors' obligations, as issuer of the applicable series of Junior Subordinated Debentures, to pay costs, expenses, debts and obligations of such Trust (other than with respect to the payment of principal, interest and premium, if any, on the Trust Securities of such Trust), provides a full and unconditional guarantee of amounts due on the Preferred Securities of such Trust. See "Risk Factors and Special Considerations Relating to the Offers--Potential Risks to Exchanging Holders--Rights Under the Preferred Securities Guarantees" herein. The obligations of General Motors under each Preferred Securities Guarantee are subordinate and junior in right of payment to all other liabilities of General Motors and rank pari passu with the most senior preferred stock issued, from time to time, if any, by General Motors.


     The obligations of General Motors under the Junior Subordinated Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness and Other Financial Obligations (each as defined herein) of General Motors, which aggregated approximately $92.5 billion at March 31, 1997, and rank pari passu with General Motors' other general unsecured creditors.

     So long as General Motors shall not be in default in the payment of interest on the Junior Subordinated Debentures held by a Trust, General Motors has the right to defer payments of interest on such Junior Subordinated Debentures by extending the interest payment period on such Junior Subordinated Debentures at any time for up to 20 consecutive quarters (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of such Junior Subordinated Debentures. If interest payments are so deferred, distributions on the Trust Securities of the applicable Trust will also be deferred. During any such Extension Period, distributions on the Trust Securities of such Trust will continue to accrue with interest thereon (to the
extent permitted by applicable law) at an annual rate of (x)      % with respect
to the Series D Preferred Securities or (y)      % with respect to the Series G
Preferred Securities, in each case compounded quarterly, and during any such Extension Period, holders of the Trust Securities of such Trust will be required to include deferred interest income in their gross income for United States federal income tax purposes in advance of receipt of the cash distributions with respect to such deferred interest payments. With respect to each series of Junior Subordinated Debentures, there could be multiple Extension Periods of varying lengths throughout the term of such Junior Subordinated Debentures. See "Risk Factors and Special Considerations Relating to the Offers," "Description of the Preferred Securities--Distributions," "Description of the Junior Subordinated Debentures--Interest" and "--Options to Extend Interest Payment Periods."

     The Series D Junior Subordinated Debentures are redeemable by General Motors, (i) in whole or in part, from time to time, on or after August 1, 1999, at a prepayment price (the "Series D Optional Prepayment Price") equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of prepayment or (ii) in whole but not in part, prior to August 1, 1999, upon the occurrence of a Tax Event, at a prepayment price (the "Series D Tax Event Prepayment Price" and, together with the Series D Optional Prepayment
Price, the "Series D Prepayment Price") equal to      % of the principal amount
thereof from the Series D Expiration Date (as defined herein) through July 31, 1997, declining ratably on each August 1 thereafter to 100% on August 1, 1999, plus accrued and unpaid interest thereon to the date of prepayment. If

                                                        (Continued on next page)

General Motors redeems the Series D Junior Subordinated Debentures, the Series D Trust must redeem Series D Trust Securities on a pro rata basis having an aggregate liquidation amount equal to the aggregate principal amount of the Series D Junior Subordinated Debentures so redeemed at a redemption price equal to (i) the Series D Optional Prepayment Price (the "Series D Optional Redemption Price") if redeemed on or after August 1, 1999 or (ii) the Series D Tax Event Prepayment Price (the "Series D Tax Event Redemption Price" and, together with the Series D Optional Redemption Price, the "Series D Redemption Price") if redeemed prior to August 1, 1999, upon the occurrence of a Tax Event. See "Risk Factors and Special Considerations Relating to the Offers," "Description of the Preferred Securities--Mandatory Redemptions."


     The Series G Junior Subordinated Debentures are redeemable by General Motors, (i) in whole or in part, from time to time, on or after January 1, 2001, at a prepayment price (the "Series G Optional Prepayment Price") equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of prepayment or (ii) in whole but not in part, prior to January 1, 2001, upon the occurrence of a Tax Event, at a prepayment price (the "Series G Tax Event Prepayment Price" and, together with the Series G Optional Prepayment
Price, the "Series G Prepayment Price") equal to      % of the principal amount
thereof from the Series G Expiration Date (as defined herein) through December 31, 1997, declining ratably on each January 1 thereafter to 100% on January 1, 2001, plus accrued interest thereon to the date of prepayment. If General Motors redeems the Series G Junior Subordinated Debentures, the Series G Trust must redeem Series G Trust Securities on a pro rata basis having an aggregate liquidation amount equal to the aggregate principal amount of the Series G Junior Subordinated Debentures so redeemed at a redemption price equal to (i) the Series G Optional Prepayment Price (the "Series G Optional Redemption Price") if redeemed on or after January 1, 2001 or (ii) the Series G Tax Event Prepayment Price (the "Series G Tax Event Redemption Price" and, together with the Series G Optional Redemption Price, the "Series G Redemption Price") if redeemed prior to January 1, 2001, upon the occurrence of a Tax Event. See "Risk Factors and Special Considerations Relating to the Offers," "Description of the Preferred Securities--Mandatory Redemptions."


     Each series of the Preferred Securities will be redeemed upon the maturity of the related series of the Junior Subordinated Debentures. See "Risk Factors and Special Considerations Relating to the Offers," "Description of the Preferred Securities--Distributions," "Description of the Junior Subordinated Debentures--Interest" and "--Options to Extend Interest Payment Period."



     General Motors will have the right at any time to liquidate a Trust and cause the Junior Subordinated Debentures held by such Trust to be distributed to the holders of Trust Securities of such Trust. General Motors has no present intention to take such action with respect to either Trust. See "Description of the Preferred Securities--Tax Event Redemptions or Distributions" and "Description of the Junior Subordinated Debentures."



     In the event of the involuntary or voluntary dissolution, winding-up or termination of a Trust, the holders of the Preferred Securities of such Trust will be entitled to receive for each Preferred Security of the applicable series then held a liquidation amount of $25 plus accrued and unpaid distributions thereon (including interest thereon) to the date of payment, unless, in connection with such dissolution, the related series of Junior Subordinated Debentures are distributed to the holders of the such Preferred Securities.



     The Depositary Shares are listed and principally traded on the NYSE under the symbol "GM Pr D" for the Series D 7.92% Depositary Shares and "GM Pr G" for
the Series G 9.12% Depositary Shares. On May      , 1997, the last full day of
trading prior to the date of this Prospectus, the closing sales prices of the
Depositary Shares as reported on the NYSE Composite Tape were $      per Series
D 7.92% Depositary Share and $      per Series G 9.12% Depositary Share. HOLDERS
ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE DEPOSITARY SHARES.



     General Motors will pay to a Soliciting Dealer (as defined herein) a solicitation fee of $0.50 per Depositary Share (except that in the case of transactions equal to or exceeding 10,000 Depositary Shares of any given series, General Motors will pay a solicitation fee of $0.25 per Depositary Share), in each case subject to certain conditions. See "The Offers--Dealer Managers; Soliciting Dealers."

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
AVAILABLE INFORMATION.......................................      1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............      2
PROSPECTUS SUMMARY..........................................      3
RISK FACTORS AND SPECIAL CONSIDERATIONS RELATING TO THE
  OFFERS....................................................     19
COMPARISON OF PREFERRED SECURITIES AND DEPOSITARY SHARES....     25
GENERAL MOTORS CORPORATION..................................     33
GENERAL MOTORS SELECTED FINANCIAL DATA AND CERTAIN PER SHARE
  DATA......................................................     34
GENERAL MOTORS RATIOS OF EARNINGS TO COMBINED FIXED CHARGES
  AND PREFERRED STOCK DIVIDENDS.............................     36
CAPITALIZATION..............................................     37
ACCOUNTING TREATMENT........................................     38
THE TRUSTS..................................................     39
THE OFFERS..................................................     42
LISTING AND TRADING OF PREFERRED SECURITIES AND DEPOSITARY
  SHARES....................................................     51
TRANSACTIONS AND ARRANGEMENTS CONCERNING THE OFFERS.........     52
FEES AND EXPENSES; TRANSFER TAXES...........................     52
PRICE RANGES OF DEPOSITARY SHARES...........................     53
DESCRIPTION OF THE PREFERRED SECURITIES.....................     54
DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES..........     66
DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES...........     69
DESCRIPTION OF THE PREFERENCE STOCKS AND DEPOSITARY
  SHARES....................................................     80
RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE JUNIOR
  SUBORDINATED DEBENTURES AND THE PREFERRED SECURITIES
  GUARANTEES................................................     86
UNITED STATES FEDERAL INCOME TAXATION.......................     88
LEGAL MATTERS...............................................     92
EXPERTS.....................................................     92


     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFERS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ANY OF GENERAL MOTORS, THE SERIES D TRUST, THE TRUSTEES OF THE SERIES D TRUST, THE SERIES G TRUST, THE TRUSTEES OF THE SERIES G TRUST OR THE DEALER MANAGERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY EXCHANGE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF ANY OF GENERAL MOTORS, THE SERIES D TRUST OR THE SERIES G TRUST SINCE THE RESPECTIVE DATES AS OF WHICH INFORMATION IS GIVEN HEREIN. NO OFFER IS BEING MADE TO (NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS OF DEPOSITARY SHARES IN ANY JURISDICTION IN WHICH THE MAKING OF AN OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. HOWEVER, GENERAL MOTORS, THE SERIES D TRUST AND THE SERIES G TRUST MAY, AT THEIR DISCRETION, TAKE SUCH ACTION AS THEY MAY DEEM NECESSARY TO MAKE AN OFFER IN ANY SUCH JURISDICTION AND EXTEND AN OFFER TO HOLDERS OF DEPOSITARY SHARES IN SUCH JURISDICTION. IN ANY JURISDICTION THE SECURITIES LAWS OR BLUE SKY LAWS OF WHICH REQUIRE AN OFFER TO BE MADE BY A LICENSED BROKER OR DEALER, EACH OFFER IS BEING MADE ON BEHALF OF THE APPLICABLE TRUST BY THE DEALER MANAGERS OR ONE OR MORE REGISTERED BROKERS OR DEALERS WHICH ARE LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

                             AVAILABLE INFORMATION

     This Prospectus constitutes a part of a Registration Statement on Form S-4 (together with all amendments and exhibits thereto, the "Registration Statement") filed by General Motors, the Series D Trust and the Series G Trust with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered pursuant to the Offers. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of each of which are omitted in accordance with the rules and regulations of the Commission. With respect to each Offer, reference is made to the Registration Statement and to the exhibits relating thereto for further information with respect to General Motors, each of the Trusts and the securities. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission or incorporated by reference herein are not necessarily complete, and, in each instance, reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

     General Motors is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Reports, proxy statements and other information concerning General Motors can be inspected and copied at prescribed rates at the Commission's Public Reference Room, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following Regional Offices of the
Commission: 7 World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained by mail from the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. If available, such reports and other information may also be accessed through the Commission's electronic data gathering, analysis and retrieval system ("EDGAR") via electronic means, including the Commission's web site on the Internet (http://www.sec.gov). Such reports, proxy statements and other information may also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005, where the Class H Common Stock, $0.10 par value per share, of General Motors (the "Class H Common Stock") and the Common Stock,
$1 2/3 par value per share, of General Motors (the "$1 2/3 Common Stock") are listed, and at the offices of the following other stock exchanges where the $1 2/3 Common Stock is listed in the United States: the Chicago Stock Exchange, Inc., One Financial Place, 440 South LaSalle Street, Chicago, Illinois 60605; the Pacific Stock Exchange, Inc., 233 South Beaudry Avenue, Los Angeles, California 90012 and 301 Pine Street, San Francisco, California 94104; and the Philadelphia Stock Exchange, Inc., 1900 Market Street, Philadelphia, Pennsylvania 19103.

     No separate financial statements of either of the Trusts have been included herein. General Motors does not consider that such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of each Trust will be owned, directly or indirectly, by General Motors, a reporting company under the Exchange Act, (ii) neither of the Trusts has any independent operations and each Trust exists for the sole purpose of issuing (a) its Preferred Securities in exchange for Depositary Shares validly tendered in its Offer and delivering such Depositary Shares to General Motors in consideration of the deposit by General Motors as trust assets of the related series of Junior Subordinated Debentures having an aggregate stated principal amount equal to the aggregate stated liquidation amount of its Preferred Securities and (b) its Common Securities to General Motors in exchange for cash and investing the proceeds thereof in an equal aggregate stated principal amount of the applicable series of Junior Subordinated Debentures, and (iii) General Motors' obligations described herein to provide certain indemnities in respect of, and be responsible for, certain costs, expenses, debts and liabilities of each Trust under the Indenture and pursuant to the applicable Declaration, the Preferred Securities Guarantees issued by General Motors with respect to the Preferred Securities issued by such Trust, the Junior Subordinated Debentures purchased by such Trust, and the Indenture, taken together, constitute a full and unconditional guarantee of payments due on the Preferred Securities of such Trust. See "Description of Preferred Securities Guarantees" and "Description of the Junior Subordinated Debentures."

     Neither of the Trusts is currently subject to the information reporting requirements of the Exchange Act. Each Trust will become subject to such requirements upon the effectiveness of the Registration Statement, although each Trust intends to seek and expects to receive exemptions therefrom.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by General Motors pursuant to Section 13 of the Exchange Act are incorporated by reference in this
Prospectus:

     (a) Annual Report on Form 10-K (File No. 1-143), filed on March 20, 1997, for the year ended December 31, 1996;

     (b) Quarterly Report on Form 10-Q for the three months ended March 31, 1997 (File No. 1-143), filed on May 15, 1997;

     (c) Current Reports on Form 8-K (each, File No. 1-143), dated January 16, 1997 (filed on January 23, 1997), January 27, 1997 (filed on February 3, 1997), March 12, 1997 (filed on March 12, 1997) and April 14, 1997
         (filed on April 14, 1997);

     (d) The description of the Series D 7.92% Preference Stock and the Series D 7.92% Depositary Shares contained in a Registration Statement on Form 8-A (File No. 1-143) dated July 8, 1992, and any amendment or report filed for the purpose of updating such description; and

     (e) The description of the Series G 9.12% Preference Stock and the Series G 9.12% Depositary Shares contained in a Registration Statement on Form 8-A (File No. 1-143) dated December 8, 1992, and any amendment or report filed for the purpose of updating such description.

Such incorporation by reference shall not be deemed specifically to incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

     All documents filed by General Motors pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or therein (or in any subsequently filed document that also is or is deemed to be incorporated by reference herein or therein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     General Motors will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to General Motors Corporation, Room 11-243, GM Building, 3044 West Grand Boulevard, Detroit, Michigan 48202-3091 (Telephone Number (313) 556-2044).

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM GENERAL MOTORS CORPORATION, 3044 WEST GRAND BOULEVARD, DETROIT, MICHIGAN 48202-3091 ATTENTION: BOARD AND STOCKHOLDER RELATIONS PHONE: (313) 556-2044. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY
          , 1997.

                               PROSPECTUS SUMMARY

     The following summary does not purport to be complete and is qualified in its entirety by the detailed information contained elsewhere in, or incorporated by reference in, this Prospectus.

                           GENERAL MOTORS CORPORATION

     The major portion of General Motors' operations is derived from the automotive products industry, consisting of the design, manufacture, assembly and sale of automobiles, trucks and related parts and accessories. Primarily through its wholly owned subsidiaries, General Motors Acceptance Corporation and Hughes Electronics Corporation ("Hughes"), General Motors also provides services and manufactures products in other industry segments.

     On January 16, 1997, General Motors announced a series of planned transactions (the "Hughes Transactions") designed to address strategic challenges and unlock stockholder value in the three business segments of Hughes. The transactions would include the tax-free spin-off of the Hughes defense business to holders of $1 2/3 Common Stock and Class H Common Stock, followed immediately by the tax-free merger of that business with Raytheon Company. At the same time, Delco Electronics Corporation ("Delco"), the automotive electronics subsidiary of Hughes would be transferred from Hughes to General Motors' Delphi Automotive Systems unit. Finally, General Motors' Class H Common Stock would be recapitalized into a General Motors tracking stock linked to the telecommunications and space business of Hughes.

     General Motors' principal executive offices are located at 100 Renaissance Center, Detroit, Michigan 48243-7301 (Telephone Number (313) 556-5000).

                                   THE TRUSTS

     Each of the Series D Trust and the Series G Trust is a statutory business trust, in each case formed under Delaware law pursuant to (i) a declaration of trust, dated as of April 11, 1997, executed by General Motors, as sponsor (with respect to each Trust, the "Sponsor"), and the trustees of such Trust (with respect to each Trust, respectively, the "Trustees") and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on April 11, 1997. Each declaration will be amended and restated in its entirety (with respect to each Trust, as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Upon issuance by each Trust of its Preferred Securities, the purchasers thereof will own all of the issued and outstanding Preferred Securities of such Trust. See "Description of the Preferred Securities--Book-Entry; Delivery and Form." The Trustees of the Series D Trust are sometimes referred to herein as the "Series D Trustees" and the Trustees of the Series G Trust are sometimes referred to herein as the "Series G Trustees." The Declaration of the Series D Trust is sometimes referred to herein as the "Series D Declaration" and the Declaration of the Series G Trust is sometimes referred to herein as the "Series G Declaration." General Motors will directly or indirectly acquire all of the Common Securities of each Trust, in each case in an aggregate liquidation amount equal to at least 3% of the total capital of such Trust. Each of the Trusts exists for the sole purpose of (i) issuing (a) its Preferred Securities in exchange for Depositary Shares validly tendered in its Offer and delivering such Depositary Shares to General Motors in consideration of the deposit by General Motors as trust assets of the related series of Junior Subordinated Debentures having an aggregate stated principal amount equal to the aggregate stated liquidation amount of its Preferred Securities, and (b) its Common Securities to General Motors in exchange for cash and investing the proceeds thereof in an equal aggregate stated principal amount of the applicable series of Junior Subordinated Debentures and (ii) engaging in those other activities necessary or incidental thereto.

     Pursuant to each Declaration, the number of Trustees of each Trust will initially be five. Three of such Trustees (with respect to each Trust, the "Regular Trustees") will be persons who are employees or officers of, or who are affiliated with, General Motors. With respect to each Trust, the fourth trustee will be a financial institution that is unaffiliated with General Motors, which trustee will serve as institutional trustee under the applicable Declaration and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act (with respect to each Trust, the "Institutional Trustee"). Initially, Wilmington Trust Company will be the Institutional Trustee for each of the Series D Trust and the Series G Trust, in each case until removed or replaced by the holder of the Common Securities of the applicable Trust. For purposes of compliance with the provisions of the Trust Indenture Act, Wilmington Trust Company will act as trustee (with respect to each Trust, the "Guarantee Trustee") under the applicable Preferred Securities Guarantee and as Debt Trustee (as defined herein) of each of the Series D Trust and the Series G Trust under the Indenture. With respect to each Trust, the fifth trustee will be an entity that maintains its principal place of business in the state of Delaware (with respect to each Trust, the "Delaware Trustee"). Initially, Wilmington Trust Company will act as Delaware Trustee for each such Trust. See "Description of the Preferred Securities Guarantees" and "Description of the Preferred Securities--Voting Rights" herein.

     The Institutional Trustee of each Trust will hold title to the Junior Subordinated Debentures purchased by such Trust for the benefit of the holders of the Trust Securities of such Trust and will have the power to exercise all rights, powers and privileges under the Indenture as the holder of such Junior Subordinated Debentures. In addition, the Institutional Trustee of each Trust will maintain exclusive control of a segregated non-interest bearing bank account (with respect to each Trust, the "Institutional Account") to hold all payments made in respect of the Junior Subordinated Debentures held by such Trust for the benefit of the holders of the Trust Securities of such Trust. The Institutional Trustee of each Trust will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities of such Trust out of funds from the Institutional Account for such Trust. The Guarantee Trustee of each Trust will hold the applicable Preferred Securities Guarantee for the benefit of the holders of the Preferred Securities of such Trust. General Motors, as the direct or indirect holder of all the Common Securities of each Trust, will have the right to appoint, remove or replace any Trustee of such Trust and to increase or decrease the number of Trustees of such Trust, subject to certain restrictions. General Motors will pay all fees and expenses related to each Trust and the offering of the Trust Securities of such Trust. See "Description of the Junior Subordinated Debentures--Miscellaneous."

     The rights of the holders of the Preferred Securities of each Trust, including economic rights, rights to information and voting rights, are set forth in the applicable Declaration, the Delaware Business Trust Act, as amended (the "Business Trust Act"), and the Trust Indenture Act. See "Description of the Preferred Securities."

               CERTAIN POTENTIAL RISKS AND BENEFITS TO INVESTORS

     Prospective investors should carefully review the information contained elsewhere in this Prospectus prior to making a decision regarding either or both of the Offers and should particularly consider the following matters.

POTENTIAL RISKS TO EXCHANGING HOLDERS

     - Participation in an Offer will be a taxable event for holders of Depositary Shares tendered in such Offer. See "Risk Factors and Special Considerations Relating to the Offers--Potential Risks to Exchanging Holders--Exchange of Depositary Shares for Preferred Securities is a Taxable Event."

     - Unlike dividends paid on the Depositary Shares, distributions made on the Preferred Securities are not eligible for the dividends received deduction for corporate holders.

     - The obligations of General Motors under the Junior Subordinated Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness and Other Financial Obligations of General Motors, which aggregated approximately $92.5 billion at March 31, 1997, and rank pari passu with General Motors' other general unsecured creditors. The obligations of General Motors under the Preferred Securities Guarantees are subordinate and junior in right of payment to all other liabilities of General Motors and rank pari passu with the most senior preferred stock issued, from time to time, if any, by General Motors.

See "Risk Factors and Special Considerations Relating to the Offers--Potential Risks to Exchanging Holders --Ranking of Subordinated Obligations Under the Preferred Securities Guarantees and Junior Subordinated Debentures."


     - If General Motors were to default in its obligation to pay amounts payable on a series of the Junior Subordinated Debentures, the Trust holding such Junior Subordinated Debentures would lack available funds for the payment of distributions or amounts payable on redemption of its Preferred Securities or otherwise. In addition, the interest payment period on each series of the Junior Subordinated Debentures may be extended from time to time under certain circumstances by General Motors, in its sole discretion, for up to 20 consecutive quarters, such period not to extend beyond the applicable Stated Maturity. See "Risk Factors and Special Considerations Relating to the Offers--Potential Risks to Exchanging Holders--Ranking of Subordinated Obligations Under the Preferred Securities Guarantees and Junior Subordinated Debentures" and "--Options to Extend Interest Payment Periods."


     - Should General Motors not make interest or other payments on a series of the Junior Subordinated Debentures for any reason, including as a result of General Motors' election to defer payments of interest on such Junior Subordinated Debentures by extending the interest payment period thereon, the Trust holding such Junior Subordinated Debentures will not make distributions or other payments on its Trust Securities. In such event, holders of the Preferred Securities of such Trust would not be able to rely on the applicable Preferred Securities Guarantee since such Preferred Securities Guarantee covers distributions and other payments on such Preferred Securities only if and to the extent that General Motors has made a payment to such Trust of interest or principal on the Junior Subordinated Debentures deposited in such Trust as trust assets. See "Risk Factors and Special Considerations Relating to the Offers--Potential Risks to Exchanging Holders--Rights Under the Preferred Securities Guarantees."

     - If General Motors elects to defer payments of interest on a series of the Junior Subordinated Debentures by extending the interest period thereon, distributions on the related Trust Securities would also be deferred but the Trust holding such Junior Subordinated Debentures would accrue income (as original issue discount ("OID")) in respect of such Junior Subordinated Debentures which would be taxable to beneficial owners of Trust Securities of such Trust. As a result, beneficial owners of Trust Securities of such Trust during an Extension Period would include their pro rata share of such deferred interest in gross income in advance of the receipt of cash. See "Risk Factors and Special Considerations Relating to the Offers--Potential Risks to Exchanging Holders--Options to Extend Interest Payment Periods."

     - Holders of Preferred Securities of a Trust have no voting rights other than as provided under the Business Trust Act or the Trust Indenture Act, except for certain enforcement rights against the Institutional Trustee and, in certain circumstances, against General Motors. Holders of Preferred Securities of a Trust will not be able to appoint, remove or replace, or to increase or decrease the number of, Trustees of the applicable Trust, which rights are vested exclusively in the Common Securities of such Trust. See "Risk Factors and Special Considerations Relating to the Offer--Potential Risks to Exchanging Holders--Limited Voting Rights" and "Description of the Preferred Securities--Voting Rights." Under the General Motors Certificate of Incorporation and the applicable Deposit Agreement (as defined herein), the Depositary Shares (and the underlying shares of Preference Stock) do not entitle holders thereof to voting rights, except (i) with respect to any amendment or alteration of any provision of the General Motors Certificate of Incorporation which would adversely affect the powers, preferences or special rights of the Depositary Shares (and the underlying shares of Preference Stock), which requires the prior approval of the holders of at least two-thirds of the outstanding Depositary Shares of the applicable series (and the underlying shares of Preference Stock), and (ii) in the event General Motors fails to pay accumulated preferential dividends on any series of General Motors Preference Stock (as defined herein) in full for any six quarterly dividend payment periods, whether or not consecutive, and all such dividends remain unpaid (as described below), or as required by law. With certain exceptions, in the event that General Motors fails to pay full accumulated preferential dividends on the shares of any series of General Motors Preference Stock, including the Series D 7.92% Preference Stock and the Series G 9.12% Preference Stock, in full for any six quarterly dividend payment periods, whether or not consecutive, and all such dividends remain unpaid (with respect to such series of General Motors Preference

Stock, a "Preferential Dividend Default"), the number of directors of General Motors would be increased by two and the holders of the Depositary Shares representing the shares of such series of General Motors Preference Stock, together as a class with the holders of depositary shares representing all other series of General Motors Preference Stock ranking junior to or on a parity with such series of General Motors Preference Stock and then entitled to vote thereon, would be entitled to elect two directors of the expanded General Motors Board of Directors (the "General Motors Board") until the full dividends accumulated on all outstanding shares of such series of General Motors Preference Stock have been paid. See "Description of the Preference Stocks and Depositary Shares--Preference Stocks--Voting Rights."

     - The Series D 7.92% Depositary Shares and the underlying Series D 7.92% Preference Stock are redeemable at the option of General Motors on or after August 1, 1999, in whole or in part. The Series D Junior Subordinated Debentures, and as a result, the Series D Preferred Securities, are redeemable, in whole or in part, from time to time, on or after August 1, 1999, or, in whole but not in part, prior to August 1, 1999, upon the occurrence of a Tax Event. The Series G 9.12% Depositary Shares and the underlying Series G 9.12% Preference Stock are redeemable at the option of General Motors on or after January 1, 2001. The Series G Junior Subordinated Debentures, and as a result, the Series G Preferred Securities, are redeemable, in whole or in part, from time to time, on or after January 1, 2001, or, in whole but not in part, prior to January 1, 2001, upon the occurrence of a Tax Event. As a result, in the event of a Tax Event in respect of a Trust, the Preferred Securities of such Trust would become redeemable prior to the date on which Depositary Shares of the corresponding series are first redeemable. See "Risk Factors and Special Considerations Relating to the Offers--Potential Risks to Exchanging Holders--Proposed Tax Legislation." General Motors also will have the right at any time to shorten the maturity of the Series D Junior Subordinated Debentures to a date not earlier than August 1, 1999 and to shorten the maturity of the Series G Junior Subordinated Debentures to a date not earlier than January 1, 2001.

     - While application will be made to list each series of the Preferred Securities on the NYSE, each series of Preferred Securities is a new issue of securities with no established trading market. In addition, liquidity of each series of the Preferred Securities will be affected by the number of Depositary Shares exchanged in the applicable Offer. See "Risk Factors and Special Considerations Relating to the Offers--Potential Risks to Exchanging Holders--Lack of Established Trading Market for Preferred Securities" and "--Potential Risks to Non-Exchanging Holders--Reduced Trading Market for Depositary Shares."

     - General Motors will have the right at any time to dissolve and liquidate each Trust and cause the Junior Subordinated Debentures held by such Trust to be distributed to the holders of Trust Securities of such Trust. General Motors has no present intention to take such action with respect to either Trust. While General Motors will use its best efforts in such a situation to have such Junior Subordinated Debentures listed on the NYSE, there is no guarantee that such listing will take place or that a market will exist for such Junior Subordinated Debentures. See "Risk Factors and Special Considerations Relating to the Offers--Potential Risks to Exchanging Holders--Lack of Established Trading Market for Preferred Securities."

POTENTIAL RISKS TO NON-EXCHANGING HOLDERS

     - The liquidity and trading market for untendered Depositary Shares could be adversely affected to the extent Depositary Shares are tendered and accepted in the Offers. See "Risk Factors and Special Considerations Relating to the Offers--Potential Risks to Non-Exchanging Holders--Reduced Trading Market for Depositary Shares."

     - Following the applicable Expiration Date, and in accordance with and subject to applicable law, General Motors may from time to time acquire Depositary Shares of either or both series in the open market, by tender offer, subsequent exchange offer, redemption of the underlying Preference Stock or otherwise. To the extent that any such acquisition of Depositary Shares causes the number of outstanding Depositary Shares of a series to be less than 100,000, the NYSE may delist such Depositary Shares from the NYSE and the trading market for such outstanding Depositary Shares of such series could be adversely affected. General Motors does not believe that the Offers will cause any such delisting of either series of the Depositary Shares. However, General Motors' decision to make such acquisitions in the future is dependent on many factors, including market conditions in effect at the time of any contemplated acquisition. Accordingly, General

Motors cannot predict whether and to what extent it will acquire any additional Depositary Shares and the consideration to be paid therefor. See "Risk Factors and Special Considerations Relating to the Offers--Potential Risks to Non-Exchanging Holders--Reduced Trading Market for Depositary Shares."

     - The Junior Subordinated Debentures held by each Trust and the Preferred Securities Guarantee relating thereto will rank senior in right of payment to the Depositary Shares remaining outstanding after the consummation of the Offers. See "Risk Factors and Special Considerations Relating to the Offers--Potential Risks to Exchanging Holders--Ranking of Subordinated Obligations Under the Preferred Securities Guarantees and Junior Subordinated Debentures."

POTENTIAL BENEFITS TO EXCHANGING HOLDERS

     - The cash distributions rate on the Series D Preferred Securities will be basis points greater than the dividend rate on the Series D 7.92%
Depositary Shares and the cash distributions rate on the Series G Preferred
Securities will be           basis points greater than the dividend rate on the
Series G 9.12% Depositary Shares. However, unlike dividends paid on the Depositary Shares, cash distributions made on the Preferred Securities are not eligible for the dividends received deduction for corporate holders. See "Comparison of Preferred Securities and Depositary Shares."

     - Although the obligations of General Motors under the Junior Subordinated Debentures are unsecured and will be subordinated and junior in right of payment to all Senior Indebtedness and Other Financial Obligations of General Motors (which aggregated approximately $92.5 billion at March 31, 1997), they will rank pari passu with General Motors' other general unsecured creditors and will be senior to all capital stock of General Motors now or hereafter issued by General Motors (including the Preference Stock underlying the Depositary Shares).

     - While no dividends are required to be paid with respect to the Depositary Shares, interest payments on the Junior Subordinated Debentures and therefore distributions on the related Preferred Securities may not be deferred for more than 20 consecutive quarterly interest periods. Moreover, during any such Extension Period, General Motors shall not (i) declare or pay any dividend on, make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than as set forth under "Description of the Preferred Securities--Distributions"), (ii) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by General Motors that rank pari passu with or junior to such Junior Subordinated Debentures (including the other series of Junior Subordinated Debentures) and (iii) make any guarantee payments with respect to the foregoing (other than pursuant to the applicable Preferred Securities Guarantee). Since the Series D Junior Subordinated Debentures and the Series G Junior Subordinated Debentures rank pari passu with each other, if General Motors elects to extend the interest payment period on one series of Junior Subordinated Debentures it will not be permitted to make payments on the other series. General Motors has no present intention of exercising its right to defer payments of interest on any of the Junior Subordinated Debentures. However, should General Motors determine to exercise such right in the future with respect to either series of Junior Subordinated Debentures, the market price of the related series of Preferred Securities is likely to be affected. In such event, because no payments on the other series of Junior Subordinated Debentures will be permitted, the market price of the other series of Preferred Securities is also likely to be affected. See "Description of the Preferred Securities." To date, General Motors has made each quarterly dividend payment with respect to the Depositary Shares on the applicable scheduled dividend payment dates, and dividends on the Preference Stocks accrue whether or not such dividends are declared. See "Description of the Preference Stocks and Depositary Shares--Preference Stocks--Dividends."

     - So long as payments of interest and other payments are made when due on a series of the Junior Subordinated Debentures, such payments will be sufficient to cover cash distributions and other payments made on the related series of Trust Securities because (i) the aggregate principal amount of Junior Subordinated Debentures deposited as trust assets in each Trust will be equal to the sum of (a) the aggregate stated liquidation amount of the Preferred Securities issued by such Trust in exchange for the Depositary Shares accepted by such Trust in its Offer and (b) the amount of proceeds received by such Trust from the issuance of its Common Securities to General Motors, which proceeds will be used by such Trust to purchase an equal principal amount of the applicable series of Junior Subordinated Debentures, (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures held by each Trust will match the distribution rate and distribution and other payment dates for the Trust Securities issued by such Trust, (iii) the Declaration relating to each Trust provides that General Motors, as issuer of the Junior Subordinated Debentures held by such Trust, shall pay for all debts and obligations (other than payments of interest and principal with respect to the Trust Securities issued by such Trust) and all costs and expenses of such Trust, and (iv) the Declaration relating to each Trust further provides that the Trustees of such Trust shall not permit such Trust to, among other things, engage in any activity that is not consistent with the purposes of such Trust. See "The Trusts," "Description of the Preferred Securities," "Description of the Junior Subordinated Debentures" and "Relationship Between the Preferred Securities, the Junior Subordinated Debentures and the Preferred Securities Guarantees."

     - If a Declaration Event of Default (as defined herein) occurs and is continuing under the Declaration of a Trust, then the holders of Preferred Securities of such Trust would be able to rely on the enforcement by the applicable Institutional Trustee of its rights as a holder of the related series of Junior Subordinated Debentures against General Motors. In addition, the holders of a majority in liquidation amount of the Preferred Securities of such Trust will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to such Institutional Trustee or (subject to the receipt of a tax opinion as described in "Description of the Preferred Securities--Voting Rights") to direct the exercise of any trust or power conferred upon such Institutional Trustee under the applicable Declaration, including the right to direct such Institutional Trustee to exercise the remedies available to it as a holder of such Junior Subordinated Debentures. If such Institutional Trustee fails to enforce its rights under such Junior Subordinated Debentures, a holder of the related Preferred Securities may institute a legal proceeding directly against General Motors to enforce such Institutional Trustee's rights under such Junior Subordinated Debentures without first instituting any legal proceeding against such Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing, and such event is attributable to the failure of General Motors to pay interest or principal on the applicable series of Junior Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of the related Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on such Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder (each, a "Direct Action") on or after the respective due date specified in such Junior Subordinated Debentures. In connection with any such Direct Action, General Motors will be subrogated to the rights of such holder of Preferred Securities under the applicable Declaration to the extent of any payment made by General Motors to such holder of Preferred Securities in such Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the related Junior Subordinated Debentures. See "Description of the Preferred Securities--Declaration Events of Default."

                                   THE OFFERS

PURPOSE OF THE OFFERS

     The purpose of the Offers is to refinance the Depositary Shares with the Preferred Securities to restructure a portion of General Motors' outstanding equity while achieving competitive financing and certain tax efficiencies. The refinancings effected pursuant to the Offers will permit General Motors to deduct interest payable on the Junior Subordinated Debentures for United States federal income tax purposes.

TERMS OF THE OFFERS

     Series D Offer. Upon the terms and subject to the conditions set forth herein and in the Letter of Transmittal relating to the Series D 7.92% Depositary Shares, the Series D Trust hereby offers to exchange its Series D Preferred Securities for up to 5,462,917 (i.e., approximately 90%) of the outstanding Series D 7.92% Depositary Shares not owned by General Motors.

     Series G Offer. Upon the terms and subject to the conditions set forth herein and in the Letter of Transmittal relating to the Series G 9.12% Depositary Shares, the Series G Trust hereby offers to exchange its Series G Preferred Securities for up to 9,071,910 (i.e., approximately 90%) of the outstanding Series G 9.12% Depositary Shares not owned by General Motors.

     EACH OFFER IS INDEPENDENT FROM THE OTHER OFFER. FURTHERMORE EACH OFFER IS SUBJECT TO CERTAIN CONDITIONS, AS DESCRIBED HEREIN.


     Exchanges will be made on the basis of one Series D Preferred Security for each Series D 7.92% Depositary Share validly tendered and accepted for exchange in the Series D Offer, and one Series G Preferred Security for each Series G 9.12% Depositary Share validly tendered and accepted for exchange in the Series G Offer. As of the date of this Prospectus, there are 6,069,909 Series D 7.92% Depositary Shares outstanding and not owned by General Motors and 10,079,899 Series G 9.12% Depositary Shares outstanding and not owned by General Motors. See "The Offers--Terms of the Offers."


EXPIRATION DATES; WITHDRAWALS


     Series D Offer. Upon the terms and conditions of the Series D Offer, the Series D Trust will accept for exchange up to 5,462,917 Series D 7.92% Depositary Shares validly tendered and not withdrawn prior to 12:00 Midnight,
Eastern time, on                     , June   , 1997, or if the Series D Offer
is extended by the Series D Trust, in its sole discretion, the latest date and time to which the Series D Offer has been extended (the "Series D Expiration Date").



     Series G Offer. Upon the terms and conditions of the Series G Offer, the Series G Trust will accept for exchange up to 9,071,910 Series G 9.12% Depositary Shares validly tendered and not withdrawn prior to 12:00 Midnight,
Eastern time, on                     , June   , 1997, or if the Series G Offer
is extended by the Series G Trust, in its sole discretion, the latest date and time to which the Series G Offer has been extended (the "Series G Expiration Date").


     The Series D Expiration Date and the Series G Expiration Date are each an "Expiration Date" and together constitute the "Expiration Dates." Tenders of Depositary Shares pursuant to an Offer may be withdrawn at any time prior to the applicable Expiration Date and, unless accepted for exchange by the offering Trust, may be withdrawn at any time after 40 Business Days (as defined herein) after the date of this Prospectus. A "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in New York, New York or Wilmington, Delaware are permitted or required by any applicable law to close. See "The Offers--Expiration Date; Extensions; Amendments; Termination" and "--Withdrawal of Tenders." Tenders in each Offer must be made to the Exchange Agent in order to be valid.

CONDITIONS TO THE OFFERS; EXTENSIONS; AMENDMENTS; TERMINATION


     In order to satisfy the NYSE listing requirements with respect to each series of the Preferred Securities, consummation of each Offer is subject to, among other things, the condition that as of the applicable Expiration Date there be at least 400 record or beneficial holders of at least 1,000,000 Preferred Securities to be issued in exchange for the Depositary Shares tendered in such Offer (with respect to each Offer, the "Minimum Distribution Condition"), which condition may not be waived with respect to either Offer. See "The Offers--Conditions to the Offers" and "--Expiration Dates; Extensions; Amendments; Termination."


     Each of the Trusts expressly reserves the right with respect to its Offer, in its sole discretion, subject to applicable law, to (i) terminate its Offer, and not accept for exchange any Depositary Shares tendered in its Offer and promptly return such Depositary Shares, upon the failure of any condition specified above or under "The Offers--Conditions to the Offers," (ii) waive any condition to its Offer (other than the Minimum Distribution Condition) and accept all Depositary Shares previously tendered pursuant to its Offer, (iii) extend the Expiration Date of its Offer and retain all Depositary Shares tendered pursuant to its Offer until the Expiration Date for its Offer, subject, however, to all withdrawal rights of holders (see "The Offers--Withdrawal of Tenders"), (iv) amend the terms of its Offer, (v) modify the form of the consideration to be paid pursuant to its Offer, or (vi) not accept for exchange the Depositary Shares tendered pursuant to its Offer at any time on or prior to the Expiration Date for its Offer as a result of an invalid tender, proration, withdrawal prior to the applicable Expiration Date or the occurrence of certain other events as set forth herein. Any amendment applicable to an Offer will apply to all Depositary Shares tendered pursuant to such Offer. The minimum period during which an Offer must remain open following material changes in the terms of such Offer or the information concerning such Offer, other than a change in the percentage of securities sought or the price, depends upon the facts and circumstances, including the relative materiality of such terms or information. See "The Offers--Conditions to the Offers" and "--Expiration Dates; Extensions; Amendments; Termination."

PROCEDURES FOR TENDERING

     Each Holder of Depositary Shares wishing to participate in an Offer must
(i) properly complete and sign the Letter of Transmittal relating to the series of Depositary Shares to be tendered in such Offer (or where appropriate, an Agent's Message (as defined herein) or a facsimile thereof (all references in this Prospectus to a Letter of Transmittal shall be deemed to include a facsimile thereof) in accordance with the instructions contained herein and in such Letter of Transmittal, together with any required signature guarantees, and deliver the same to The First National Bank of Boston, as Exchange Agent, at one of its addresses set forth on the back cover page hereof, prior to the applicable Expiration Date and either (a) certificates for the Depositary Shares being tendered in such Offer must be received by the Exchange Agent at such address or (b) such Depositary Shares must be transferred pursuant to the procedures for book-entry transfer described herein and a confirmation of such book-entry transfer must be received by the Exchange Agent, in each case prior to the applicable Expiration Date, or (ii) comply with the guaranteed delivery procedures described herein with respect to such Offer. See "The Offers--Procedures for Tendering."

     IN ORDER TO PARTICIPATE IN AN OFFER, HOLDERS OF DEPOSITARY SHARES MUST SUBMIT THE LETTER OF TRANSMITTAL RELATING TO THE SERIES OF DEPOSITARY SHARES TO BE TENDERED IN SUCH OFFER AND COMPLY WITH THE OTHER PROCEDURES FOR TENDERING SUCH DEPOSITARY SHARES IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED HEREIN AND IN THE APPLICABLE LETTER OF TRANSMITTAL PRIOR TO THE APPLICABLE EXPIRATION DATE.

     THERE IS A SEPARATE LETTER OF TRANSMITTAL AND NOTICE OF GUARANTEED DELIVERY FOR EACH OFFER.

     LETTERS OF TRANSMITTAL, DEPOSITARY SHARES AND ANY OTHER REQUIRED DOCUMENTS SHOULD BE SENT ONLY TO THE EXCHANGE AGENT--NOT TO GENERAL MOTORS, THE SERIES D TRUST, THE SERIES G TRUST, THE DEALER MANAGERS OR THE INFORMATION AGENT.

SPECIAL PROCEDURE FOR BENEFICIAL OWNERS

     Any beneficial owner whose Depositary Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Depositary Shares in an Offer should contact such registered Holder promptly and instruct such registered Holder to tender such Depositary Shares in the applicable Offer on such beneficial owner's behalf. If such beneficial owner wishes to tender such Depositary Shares in an Offer on its own behalf, such owner must, prior to completing and executing the Letter of Transmittal relating to the series of Depositary Shares to be tendered in such Offer and delivering its Depositary Shares to be tendered in such Offer, either make appropriate arrangements to register ownership of such Depositary Shares in such owner's name or obtain a properly completed stock power from the registered Holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the applicable Expiration Date. See "The Offers--Procedures for Tendering--Special Procedures for Beneficial Owners."

GUARANTEED DELIVERY PROCEDURES

     If a Holder desires to accept an Offer and time will not permit the Letter of Transmittal relating to the series of Depositary Shares to be tendered in such Offer or the Depositary Shares to be tendered in such Offer to reach the Exchange Agent before the applicable Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender with respect to such Offer may be effected in accordance with the guaranteed delivery procedures set forth in "The Offers--Procedures for Tendering--Guaranteed Delivery." THERE IS A SEPARATE NOTICE OF GUARANTEED DELIVERY FOR EACH OFFER.

ACCEPTANCE OF SHARES; PRORATION

     Upon the terms and subject to the conditions of its Offer, including the Minimum Distribution Condition, each Trust will accept for exchange up to the specified amount of the applicable series of Depositary Shares validly tendered and not withdrawn prior to the applicable Expiration Date. If more than the maximum number of Depositary Shares of either series is validly tendered and not withdrawn on or prior to the Expiration Date for the applicable Offer, the applicable Trust will accept (subject to the terms and conditions of its Offer) such related Depositary Shares for exchange on a pro rata basis as described herein. Each of the Trusts expressly reserves the right, in its sole discretion, to delay acceptance for exchange of Depositary Shares tendered under its Offer and the delivery of its Preferred Securities with respect to the Depositary Shares accepted for exchange in its Offer (subject to Rules 13e-4 and 14e-1 under the Exchange Act, which require that General Motors and such Trust consummate such Offer or return the Depositary Shares deposited by or on behalf of the holders thereof in connection with such Offer promptly after the termination or withdrawal of such Offer), or to amend, withdraw or terminate its Offer, at any time prior to the applicable Expiration Date for any of the reasons set forth in "The Offers--Conditions to the Offers" and "--Expiration Dates; Extensions; Amendments; Termination."

     If more than the maximum number of Depositary Shares of either series is validly tendered and not withdrawn on or prior to the Expiration Date for the applicable Offer, the applicable Trust will accept (subject to the terms and conditions of its Offer) such related Depositary Shares for exchange in its Offer on a pro rata basis, subject to adjustment to avoid the distribution of fractional Preferred Securities. If proration of tendered Depositary Shares is required in an Offer, because of the difficulty in determining the number of Depositary Shares validly tendered (including shares tendered by the guaranteed delivery procedures described below in " --Procedures for Tendering"), each Trust expects that it would not be able to announce the final proration factor to commence the exchange for any Depositary Shares of the applicable series until approximately five Business Days after the applicable Expiration Date (the period between the applicable Expiration Date and the commencement of the exchange is referred to herein as a "Proration Period"). Preliminary results of the proration required in an Offer (if any) will be announced by press release as promptly as practicable after the applicable Expiration Date. Holders of Depositary Shares may also obtain such preliminary information from the Dealer Managers, the Information Agent or the Exchange Agent and may also be able to obtain such information from their brokers. If proration is required in an Offer, until the final proration factors regarding such Offer are known, the applicable Trust will not issue any Preferred Securities in exchange for Depositary Shares accepted for exchange in its Offer or return Depositary Shares delivered to the Exchange Agent but not tendered or return Depositary Shares tendered but not accepted for exchange because of proration. Such Trust will issue its Preferred Securities in exchange for Depositary Shares accepted for exchange in its Offer and return Depositary Shares delivered to the Exchange Agent but not tendered and return Depositary Shares tendered but not accepted for exchange because of proration as promptly as practicable following the Proration Period.

     If a Trust decides, in its sole discretion, to decrease the number of shares of Depositary Shares sought in its Offer or to increase or decrease the consideration offered to holders of Depositary Shares in its Offer, and if its Offer is scheduled to expire less than ten Business Days from and including the date that notice of such increase or decrease is first published, sent or given in the manner specified in "The Offers--Terms of the Offers" and "--Expiration Dates; Extensions; Amendments; Termination," then its Offer will remain open for a minimum of ten Business Days from and including the date of such notice.

     All Depositary Shares not accepted pursuant to an Offer, including shares not accepted because of proration, will be returned to the tendering holders at the expense of the offering Trust as promptly as practicable following the applicable Expiration Date or Proration Period (if applicable).

DELIVERY OF PREFERRED SECURITIES

     Subject to the terms and conditions of each Offer, the delivery of the Preferred Securities to be issued pursuant to such Offer will occur as promptly as practicable following the applicable Expiration Date. See "The Offers--Terms of the Offer" and "--Expiration Dates; Extensions; Amendments; Termination."

     DESCRIPTION OF PREFERRED SECURITIES AND JUNIOR SUBORDINATED DEBENTURES

     Series D Preferred Securities. The Series D Preferred Securities evidence undivided beneficial interests in the assets of the Series D Trust and will have terms equivalent to the Series D Common Securities, except that upon the occurrence and during the continuance of a Declaration Event of Default in respect of the Series D Junior Subordinated Debentures, the rights of the holders of the Series D Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Series D Preferred Securities. The Series D Declaration does not permit the issuance by the Series D Trust of any securities other than the Series D Trust Securities or the incurrence of any indebtedness by the Series D Trust. Pursuant to such Declaration, the Institutional Trustee of the Series D Trust will own the Series D Junior Subordinated Debentures purchased by the Series D Trust for the benefit of the holders of the Series D Trust Securities. The payment of distributions out of money held by the Series D Trust, and payments upon redemption of the Series D Preferred Securities or liquidation of the Series D Trust, are guaranteed by General Motors to the extent described under "Description of the Preferred Securities Guarantees." The Series D Declaration defines an event of default with respect to the Series D Trust Securities (a "Series D Declaration Event of Default") as the occurrence and continuance of an "event of default" under the Indenture relating to the Series D Junior Subordinated Debentures (a "Series D Indenture Event of Default").

     Distributions on the Series D Preferred Securities will be fixed at a rate
per annum of      % of the stated liquidation amount of $25 per Series D
Preferred Security. Distributions in arrears for more than one quarter will bear
interest thereon at the rate of      % per annum, compounded quarterly to the
extent permitted by law. The term "distribution" as used herein includes any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Distributions on the Series D Preferred Securities will be cumulative, will accrue from and including the Series D Accrual Date, and, except as otherwise described below, will be payable quarterly on February 1, May 1, August 1 and November 1 of each year, commencing August 1, 1997, when, as and if available for payment. In addition, holders of Series D Preferred Securities will be entitled to an additional cash distribution at the rate of 7.92% per annum of the liquidation amount thereof from April 1, 1997 through and including the Series D Expiration Date in lieu of dividends accumulating and unpaid from April 1, 1997 on their Series D 7.92% Depositary Shares accepted for exchange, such additional distribution to be made on August 1, 1997 to holders of the Series D Preferred Securities on the record date for such distribution.

     Series G Preferred Securities. The Series G Preferred Securities evidence undivided beneficial interests in the assets of the Series G Trust and will have terms equivalent to the Series G Common Securities, except that upon the occurrence and during the continuance of a Declaration Event of Default in respect of the Series G Junior Subordinated Debentures, the rights of the holders of the Series G Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Series G Preferred Securities. The Series G Declaration does not permit the issuance by the Series G Trust of any securities other than the Series G Trust Securities or the incurrence of any indebtedness by the Series G Trust. Pursuant to such Declaration, the Institutional Trustee of the Series G Trust will own the Series G Junior Subordinated Debentures purchased by the Series G Trust for the benefit of the holders of the Series G Trust Securities. The payment of distributions out of money held by the Series G Trust, and payments upon redemption of the Series G Preferred Securities or liquidation of the Series G Trust, are guaranteed by General Motors to the extent described under "Description of the Preferred Securities Guarantees." The Series G Declaration defines an event of default with respect to the Series G Trust Securities (a "Series G Declaration Event of Default") as the occurrence and continuance of an "event of default" under the Indenture relating to the Series G Junior Subordinated Debentures (a "Series G Indenture Event of Default"). The Series D Declaration Events of Default and the Series G Declaration Events of Default are each a "Declaration Event of Default" and together constitute "Declaration Events of Default." The Series D Indenture Events of Default and the Series G Indenture Events of Default are each an "Indenture Event of Default" and together constitute "Indenture Events of Default."

     Distributions on the Series G Preferred Securities will be fixed at a rate
per annum of      % of the stated liquidation amount of $25 per Series G
Preferred Security. Distributions in arrears for more than one quarter will bear
interest thereon at the rate of      % per annum, compounded quarterly to the
extent permitted by law. The term "distribution" as used herein includes any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Distributions on the Series G Preferred Securities will be cumulative, will accrue from and including the Series G Accrual Date, and, except as otherwise described below, will be payable quarterly on February 1, May 1, August 1 and November 1 of each year, commencing August 1, 1997, when, as and if available for payment. In addition, holders of Series G Preferred Securities will be entitled to an additional cash distribution at the rate of 9.12% per annum of the liquidation amount thereof from April 1, 1997, through and including the Series G Expiration Date in lieu of dividends accumulating and unpaid from April 1, 1997, on their Series G 7.92% Depositary Shares accepted for exchange, such additional distribution to be made on August 1, 1997, to holders of the Series G Preferred Securities on the record date for such distribution.


     The Series D distributions and the Series G distributions are each "distributions" and together constitute the "distributions."


     The distribution rate and the distribution and other payment dates for each series of Preferred Securities will correspond to the interest rate and the interest and other payment dates on the related series of Junior Subordinated Debentures deposited in the applicable Trust as trust assets. As a result, if principal or interest is not paid on a series of Junior Subordinated Debentures, including as a result of General Motors' election to extend the interest payment period on such Junior Subordinated Debentures as described below, the Trust holding such Junior Subordinated Debentures will not make payments on its Trust Securities. General Motors has the right under the Indenture to defer payments of interest on the related Junior Subordinated Debentures held by such Trust by extending the interest payment period from time to time on such Junior Subordinated Debentures, which, if exercised, would defer quarterly distributions on the related Preferred Securities (though such distributions would continue to accrue with interest since interest would continue to accrue on such Junior Subordinated Debentures) during any such Extension Period. Such right to extend the interest payment period for such Junior Subordinated Debentures is limited to a period not exceeding 20 consecutive quarters and such period may not extend beyond the Stated Maturity of such Junior Subordinated Debentures. In the event that General Motors exercises this right with respect to either series of Junior Subordinated Debentures, then General Motors shall not (i) declare or pay any dividend on, make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (a) purchases or acquisitions of shares of common stock of General Motors (including, without limitation, the $1 2/3 Common Stock, the Class H Common Stock and any other class of common stock of General Motors now or hereafter issued) (collectively, "General Motors Common Stock") in connection with the satisfaction by General Motors of its obligations under any employee benefit plans or any other contractual obligation of General Motors (other than a contractual obligation ranking pari passu with or junior to the Junior Subordinated Debentures), (b) the issuance of capital stock in connection with a recapitalization or reclassification of General Motors capital stock or the exchange or conversion of one class or series of General Motors' capital stock for another class or series of General Motors capital stock, in each case by merger or otherwise, or (c) the purchase of fractional interests in shares of General Motors' capital stock pursuant to the conversion or exchange provisions of such General Motors capital stock or the security being converted or exchanged), (ii) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by General Motors that rank pari passu with or junior to such

Junior Subordinated Debentures (including the other series of Junior Subordinated Debentures) and (iii) make any guarantee payments with respect to the foregoing (other than pursuant to the applicable Preferred Securities Guarantee). Since the Series D Junior Subordinated Debentures and the Series G Junior Subordinated Debentures rank pari passu with each other, if General Motors elects to extend the interest payment period on one series of Junior Subordinated Debentures it will not be permitted to make payments on the other series. Prior to the termination of any such Extension Period, General Motors may further extend the interest payment period; provided, that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the Stated Maturity of such Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, General Motors may select a new Extension Period, subject to the above requirements. If distributions are deferred with respect to a series of Preferred Securities, the deferred distributions and accrued interest thereon shall be paid to holders of record of such Preferred Securities as they appear on the books and records of the applicable Trust on the record date next following the termination of such Extension Period. See "Risk Factors and Special Considerations Relating to the Offers," "--Rights Under the Preferred Securities Guarantees" and "--Options to Extend Interest Payment Periods" and "Description of the Junior Subordinated Debentures--Interest" and "--Options to Extend Interest Payment Periods." If General Motors elects to defer payments of interest on a series of Junior Subordinated Debentures by extending the interest period thereon, distributions on the related Preferred Securities would also be deferred but the applicable Trust would accrue income (as OID) in respect of such Junior Subordinated Debentures which would be taxable to beneficial owners of the related Preferred Securities. As a result, beneficial owners of Preferred Securities during an Extension Period would include their pro rata share of such deferred interest in gross income in advance of the receipt of cash. See "Risk Factors and Special Considerations Relating to the Offers--Potential Risks to Exchanging Holders--Options to Extend Interest Payment Periods."

     If the Institutional Trustee of a Trust shall be the sole holder of the Junior Subordinated Debentures purchased by such Trust, General Motors shall give the Regular Trustees and the Institutional Trustee of such Trust notice of its selection of such Extension Period one Business Day prior to the earlier of
(i) the date distributions on the Preferred Securities of such Trust are payable or (ii) the date the Regular Trustees of such Trust are required to give notice to the NYSE (or other applicable self-regulatory organization) or to holders of the Preferred Securities of such Trust of the record date or the date such distribution is payable. The Regular Trustees of such Trust shall give notice of General Motors' selection of such Extension Period to the holders of the Preferred Securities of such Trust. If such Institutional Trustee shall not be the sole holder of such Junior Subordinated Debentures, General Motors shall give the holders of such Junior Subordinated Debentures notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the applicable Interest Payment Date (as defined herein) or (ii) the date upon which General Motors is required to give notice to the NYSE (or other applicable self-regulatory organization) or to holders of such Junior Subordinated Debentures of the record or payment date of such related interest payment. See "Description of the Junior Subordinated Debentures--Options to Extend Interest Payment Periods."

     There will be deposited in each Trust as trust assets the applicable series of Junior Subordinated Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of (i) the Preferred Securities issued by such Trust in exchange for the Depositary Shares accepted in its Offer and
(ii) the amount of proceeds received by such Trust from the sale of its Common Securities to General Motors. Distributions on the Trust Securities of a Trust must be paid on the dates payable to the extent that such Trust has funds available for the payment of such distributions in its Institutional Account. Each Trust's funds available for distribution to the holders of its Trust Securities will be limited to payments received from General Motors on the Junior Subordinated Debentures purchased by such Trust. See "Description of the Junior Subordinated Debentures." The payment of distributions out of moneys held by each Trust is guaranteed by General Motors on a subordinated basis as and to the extent set forth under "Description of the Preferred Securities Guarantees." Each Preferred Securities Guarantee covers distributions and other payments on the applicable series of Preferred Securities only if and to the extent that General Motors has made a payment to the applicable Trust of interest or principal on the Junior Subordinated Debentures deposited in such Trust as trust assets. Each Preferred Securities Guarantee, when taken together with General Motors' obligations under the applicable series of Junior Subordinated Debentures, the Indenture and the applicable Declaration, including its obligation (as issuer of the Junior Subordinated Debentures) to pay costs, expenses and certain liabilities of the Trust, constitutes a full and unconditional guarantee of amounts due on the applicable Preferred Securities.

     Subject to General Motors' right to redeem the Series D Junior Subordinated Debentures upon the occurrence of a Tax Event as described below, the Series D
Junior Subordinated Debentures will mature on           , 2012, which date may
be shortened to a date not earlier than August 1, 1999 as provided herein. Moreover, the Series D Junior Subordinated Debentures are redeemable, in whole or in part, at any time on or after August 1, 1999, or in whole but not in part, prior to August 1, 1999, upon the occurrence of a Tax Event. See "Description of the Junior Subordinated Debentures." Upon the repayment of the Series D Junior Subordinated Debentures, whether at maturity or upon redemption, the proceeds from such repayment or payment shall simultaneously be applied to redeem Series D Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Series D Junior Subordinated Debentures so repaid or redeemed at the applicable Series D Redemption Price; provided, that holders of Series D Trust Securities shall be given not less than 30 nor more than 60 days notice of such redemption. As a result, in the event of a Tax Event in respect of the Series D Trust, the Series D Preferred Securities would become redeemable prior to the date on which the Series D 7.92% Depositary Shares are first redeemable. See "Description of the Junior Subordinated Debentures--Optional Redemptions." In the event that fewer than all of the outstanding Series D Preferred Securities are to be redeemed, the Series D Preferred Securities will be redeemed pro rata as described under "Description of Preferred Securities--Book-Entry; Delivery and Form."

     Subject to General Motors' right to redeem the Series G Junior Subordinated Debentures upon the occurrence of a Tax Event as described below, the Series G
Junior Subordinated Debentures will mature on           , 2012, which date may
be shortened to a date not earlier than January 1, 2001 as provided herein. Moreover, the Series G Junior Subordinated Debentures are redeemable, in whole or in part, at any time on or after January 1, 2001, or in whole but not in part, prior to January 1, 2001, upon the occurrence of a Tax Event. See "Description of the Junior Subordinated Debentures." Upon the repayment of the Series G Junior Subordinated Debentures, whether at maturity or upon redemption, the proceeds from such repayment or payment shall simultaneously be applied to redeem Series G Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Series G Junior Subordinated Debentures so repaid or redeemed at the applicable Series G Redemption Price; provided, that holders of Series G Trust Securities shall be given not less than 30 nor more than 60 days notice of such redemption. As a result, in the event of a Tax Event in respect of the Series G Trust, the Series G Preferred Securities would become redeemable prior to the date on which the Series G 9.12% Depositary Shares are first redeemable. See "Description of the Junior Subordinated Debentures--Optional Redemptions." In the event that fewer than all of the outstanding Series G Preferred Securities are to be redeemed, the Series G Preferred Securities will be redeemed pro rata as described under "Description of Preferred Securities--Book-Entry; Delivery and Form."


     If, at any time, a Tax Event in respect of a Trust shall occur and be continuing, General Motors shall have the right, upon not less than 30 and no more than 60 days notice to the holders of the applicable Junior Subordinated Debentures, at its option, to redeem the Junior Subordinated Debentures held by such Trust, in whole (but not in part), for cash within 90 days following the occurrence of such Tax Event at the applicable Tax Event Prepayment Price (as defined herein). The Series D Tax Event Prepayment Price and the Series G Tax Event Prepayment Price are each a "Tax Event Prepayment Price". Following such redemption, all Trust Securities of the applicable Trust shall be redeemed by such Trust at the applicable Tax Event Redemption Price.


     A "Tax Event" means, with respect to a Trust, that the Regular Trustees of such Trust shall have received an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of original issuance of the Junior Subordinated Debentures purchased by such Trust, there is more than an insubstantial risk that (i) such Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on such Junior Subordinated Debentures, (ii) interest payable by General Motors on such Junior Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by General Motors, in whole or in part, for United States federal income tax purposes, or (iii) such Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges. See "Description of the Preferred Securities--Tax Event Redemptions or Distributions."

     General Motors will have the right at any time to dissolve and liquidate each Trust and cause the Junior Subordinated Debentures held by such Trust to be distributed to the holders of the Trust Securities of such Trust. If such Junior Subordinated Debentures are distributed to the holders of the Preferred Securities of such Trust, General Motors will use its best efforts to have such Junior Subordinated Debentures listed on the NYSE or on such other exchange as such Preferred Securities are then listed. General Motors has no current intention to cause the distribution of either the Series D Junior Subordinated Debentures or the Series G Junior Subordinated Debentures. See "Description of the Preferred Securities--Tax Event Redemptions or Distributions" and "Description of the Junior Subordinated Debentures."

     The Series D Junior Subordinated Debentures will be issued pursuant to a supplement (the "Series D Supplement") to the Indenture, dated as of
               , 1997 (the "Indenture"), between General Motors and Wilmington Trust Company as Trustee (the "Debt Trustee"). See "Description of the Junior Subordinated Debentures." The Series D Junior Subordinated Debentures will bear
interest at an annual rate of      %. Interest will be payable quarterly on
February 1, May 1, August 1 and November 1 of each year, commencing on August 1, 1997; provided that, as described above, so long as General Motors shall not be in default in the payment of interest on the Series D Junior Subordinated Debentures, General Motors shall have the right to extend the interest payment period from time to time for a period not exceeding 20 consecutive quarterly interest periods, provided that an Extension Period may not extend beyond the Stated Maturity of the Series D Junior Subordinated Debentures. General Motors has no current intention of exercising its right to extend an interest payment period. However, should General Motors determine to exercise such right in the future, the market price of the Series D Preferred Securities is likely to be affected. Moreover, since the Series D Junior Subordinated Debentures and the Series G Junior Subordinated Debentures rank pari passu with each other, if General Motors elects to extend the interest payment period on one series of Junior Subordinated Debentures it will not be permitted to make payments on the other series. Accordingly, the market price of the Series G Preferred Securities is also likely to be affected in the event that General Motors determines to exercise such right in the future. See "Risk Factors and Special Considerations Relating to the Offers" and "Description of the Junior Subordinated Debentures--Option to Extend Interest Payment Period."

     The Series D Junior Subordinated Debentures will also accrue interest at the rate of 7.92% per annum of the principal amount thereof from April 1, 1997 through and including the Series D Expiration Date, payable on August 1, 1997 to holders of the Series D Junior Subordinated Debentures on the record date for such distribution. No deferral of interest will be permitted with respect to interest accruing from April 1, 1997 through the Series D Expiration Date.

     The Series G Junior Subordinated Debentures will be issued pursuant to a supplement (the "Series G Supplement") to the Indenture. See "Description of the Junior Subordinated Debentures." The Series G Junior Subordinated Debentures
will bear interest at an annual rate of      %. Interest will be payable
quarterly on February 1, May 1, August 1 and November 1 of each year, commencing on August 1, 1997; provided that, as described above, so long as General Motors shall not be in default in the payment of interest on the Series G Junior Subordinated Debentures, General Motors shall have the right to extend the interest payment period from time to time for a period not exceeding 20 consecutive quarterly interest periods, provided that an Extension Period may not extend beyond the Stated Maturity of the Series G Junior Subordinated Debentures. General Motors has no current intention of exercising its right to extend an interest payment period. However, should General Motors determine to exercise such right in the future, the market price of the Series G Preferred Securities is likely to be affected. Moreover, since the Series D Junior Subordinated Debentures and the Series G Junior Subordinated Debentures rank pari passu with each other, if General Motors elects to extend the interest payment period on one series of Junior Subordinated

Debentures it will not be permitted to make payments on the other series. Accordingly, the market price of the Series D Preferred Securities is also likely to be affected in the event that General Motors determines to exercise such right in the future. See "Risk Factors and Special Considerations Relating to the Offers" and "Description of the Junior Subordinated Debentures--Option to Extend Interest Payment Period."

     The Series G Junior Subordinated Debentures will also accrue interest at the rate of 9.12% per annum of the principal amount thereof from April 1, 1997 through and including the Series G Expiration Date, payable on August 1, 1997 to holders of the Series G Junior Subordinated Debentures on the record date for such distribution. No deferral of interest will be permitted with respect to interest accruing from April 1, 1997 through the Series G Expiration Date.

     The obligations of General Motors under the Junior Subordinated Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness and Other Financial Obligations of General Motors (which aggregated approximately $92.5 billion at March 31, 1997) and rank pari passu with obligations to or rights of General Motors' other general unsecured creditors. No payment may be made of the principal of, premium, if any, or interest on the Junior Subordinated Debentures of either series, or in respect of any redemption, retirement, purchase or other acquisition of such of the Junior Subordinated Debentures, at any time when (i) there is a default in the payment of the principal of, premium, if any, interest on or otherwise in respect of any Senior Indebtedness, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, or (ii) any event of default with respect to any Senior Indebtedness has occurred and is continuing, pursuant to which the holders of such Senior Indebtedness (or a trustee on behalf of the holders thereof) have accelerated the maturity thereof. There are no terms in the Preferred Securities, the Junior Subordinated Debentures or the Preferred Securities Guarantees that limit General Motors' ability to incur additional indebtedness, including indebtedness which ranks senior to the Junior Subordinated Debentures and the Preferred Securities Guarantees. See "Description of the Preferred Securities Guarantees--Status of the Preferred Securities Guarantees" and "Description of the Junior Subordinated Debentures--Subordination."

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The exchange of Depositary Shares for Preferred Securities pursuant to an Offer will be a taxable event. Gain or loss generally will be recognized in an amount equal to the difference between the fair market value of the Preferred Securities received, measured on the date on which the Depositary Shares are exchanged for such Preferred Securities pursuant to an Offer (the "Exchange Date"), and the exchanging holder's tax basis in the Depositary Shares surrendered in such Offer. See "United States Federal Income Taxation--Exchange of Depositary Shares for Preferred Securities."

     Unlike dividends paid on Depositary Shares, distributions made on the Preferred Securities are not eligible for the dividends received deduction for corporate holders.

     The Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Junior Subordinated Debentures are deemed to have been issued with OID) and who disposes of his Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to his adjusted tax basis in his pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

     If the issue price of Preferred Securities received by a holder exceeds the liquidation amount of such Preferred Securities, such excess will be treated as "amortizable bond premium." A holder which receives Preferred Securities with amortizable bond premium may elect to deduct such amortizable bond premium and such deduction shall be applied against (and operate to reduce) the amount of interest (or OID) taxable as ordinary income on such Preferred Securities. A holder receiving Preferred Securities with amortizable bond premium should consult its tax advisor with respect to the manner of making such election.

ACCOUNTING FOR EXCHANGES


     The refinancings of the Preference Stocks with the Preferred Securities will decrease General Motors' stockholders' equity and may increase or decrease earnings applicable to common stockholders depending upon the difference between the carrying value of the Preference Stocks represented by the Depositary Shares accepted in the exchange and the fair market value of the Preferred Securities at the time of the exchange. Each Subsidiary Trust will be included in General Motors' consolidated financial statements as currently shown in the "Capitalization Table" on page 37. The notes to General Motors' consolidated financial statements will also reflect that the sole assets of each Subsidiary Trust will be the Junior Subordinated Debentures purchased by such Subsidiary Trust. See "Capitalization" and "Accounting Treatment." Holders of Depositary Shares who do not tender their Depositary Shares in the Offers or whose Depositary Shares are not accepted for exchange will continue to hold such Depositary Shares and will be entitled to all the rights and preferences, and will be subject to all of the limitations, applicable thereto.


     To the extent that Depositary Shares are tendered and accepted in the Offers, the terms on which untendered Depositary Shares could subsequently be sold could be adversely affected. See "Risk Factors and Special Considerations Relating to the Offers--Potential Risks to Non-Exchanging Holders--Reduced Trading Market for Depositary Shares."

EXCHANGE AGENT AND INFORMATION AGENT

     The First National Bank of Boston has been appointed as Exchange Agent in connection with the Offers.

     Questions and requests for assistance, requests for additional copies of this Prospectus or a Letter of Transmittal relating to the series of Depositary Shares to be tendered in either Offer and requests for Notices of Guaranteed Delivery relating to either Offer should be directed to Georgeson & Company Inc. which has been retained by General Motors and the Trusts to act as Information Agent for the Offers. The addresses and telephone numbers of the Exchange Agent and the Information Agent are set forth in "--Exchange Agent and Information Agent" and on the outside back cover of this Prospectus.

DEALER MANAGERS

     Merrill Lynch, Pierce, Fenner & Smith Incorporated, Smith Barney Inc., Morgan Stanley & Co. Incorporated, PaineWebber Incorporated and Prudential Securities Incorporated have been retained as Dealer Managers in connection with the Offers. For information regarding fees payable to the Dealer Managers and Soliciting Dealers, see "The Offers--Dealer Managers Soliciting Dealers."

         RISK FACTORS AND SPECIAL CONSIDERATIONS RELATING TO THE OFFERS

     Prospective exchanging holders of Depositary Shares who plan to participate in either or both of the Offers should carefully consider, in addition to the other information set forth elsewhere in this Prospectus, the following:

POTENTIAL RISKS TO EXCHANGING HOLDERS

     Exchange of Depositary Shares for Preferred Securities is a Taxable Event. The exchange of Depositary Shares for Preferred Securities pursuant to an Offer will be a taxable event for the holder of such Depositary Shares. Generally, gain or loss will be recognized in an amount equal to the difference between the fair market value on the applicable Exchange Date of the holder's pro rata share of the underlying Junior Subordinated Debentures represented by the Preferred Securities received in such exchange and the exchanging holder's tax basis in the Depositary Shares exchanged therefor. See "United States Federal Income Taxation--Exchange of Depositary Shares for Preferred Securities." All holders of Depositary Shares are advised to consult their tax advisors regarding the United States federal, state, local and foreign tax consequences of the exchange of Depositary Shares and the issuance of Preferred Securities.

     See "Price Ranges of Depositary Shares."

     Corporate Holders of Preferred Securities Not Entitled to Dividends Received Deduction. Unlike dividends paid on Depositary Shares, distributions on the Preferred Securities are not eligible for the dividends received deduction for corporate holders.

     Ranking of Subordinated Obligations Under the Preferred Securities Guarantees and Junior Subordinated Debentures. General Motors' obligations under the Preferred Securities Guarantees are subordinate and junior in right of payment to all liabilities of General Motors and rank pari passu with the most senior preferred stock issued, if any, from time to time by General Motors. The obligations of General Motors under the Junior Subordinated Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness and Other Financial Obligations of General Motors (which aggregated approximately $92.5 billion at March 31, 1997) and rank pari passu with obligations to or rights of General Motors' other general unsecured creditors. No payment may be made of the principal of, premium, if any, or interest on the Junior Subordinated Debentures, or in respect of any redemption, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures, at any time when (i) there is a default in the payment of the principal of, premium, if any, interest on or otherwise in respect of any Senior Indebtedness, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, or (ii) any event of default with respect to any Senior Indebtedness has occurred and is continuing, pursuant to which the holders of such Senior Indebtedness (or a trustee on behalf of the holders thereof) have accelerated the maturity thereof. There are no terms in the Preferred Securities, the Junior Subordinated Debentures or the Preferred Securities Guarantee that limit General Motors' ability to incur additional indebtedness, including indebtedness which ranks senior to the Junior Subordinated Debentures and the Preferred Securities Guarantees. See "Description of the Preferred Securities Guarantees--Status of the Preferred Securities Guarantees" and "Description of the Junior Subordinated Debentures--Subordination."

     Rights Under the Preferred Securities Guarantees. Each of the Preferred Securities Guarantees will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company will act as Guarantee Trustee for each Preferred Securities Guarantee for the purposes of compliance with the provisions of the Trust Indenture Act. The Guarantee Trustee will hold each Preferred Securities Guarantee for the benefit of the holders of the Preferred Securities to which such Preferred Securities Guarantee relates.

     Each Preferred Securities Guarantee guarantees to the holders of the Preferred Securities to which such Preferred Securities Guarantee relates the payment of (i) any accrued and unpaid distributions that are required to be paid on such Preferred Securities, to the extent the applicable Trust has funds available therefor, (ii) the applicable Redemption Price, including all accrued and unpaid distributions with respect to Preferred Securities called for redemption by such Trust, to the extent such Trust has funds available therefor, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of such Trust (other than in connection with the distribution of the related Junior Subordinated Debentures to the holders of such Preferred Securities or a redemption of all the Preferred Securities of such Trust), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of the payment to the extent the applicable Trust has funds available therefor or (b) the amount of assets of such Trust remaining available for distribution to holders of such Preferred Securities in liquidation of such Trust. The holders of a majority in liquidation amount of a series of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Guarantee Trustee or to direct the exercise of any trust or power conferred upon such Guarantee Trustee under the applicable Preferred Securities Guarantee. Notwithstanding the foregoing, any holder of Preferred Securities may institute a legal proceeding directly against General Motors to enforce such holder's rights under the applicable Preferred Securities Guarantee without first instituting a legal proceeding against the applicable Trust, the applicable Guarantee Trustee or any other person or entity. If General Motors were to default on its obligation to pay amounts payable on a series of the Junior Subordinated Debentures held by any Trust or otherwise, the applicable Trust would lack available funds for the payment of distributions or amounts payable on redemption of its Preferred Securities or otherwise, and, in such event, holders of the Preferred Securities of such Trust would not be able to rely upon the Preferred Securities Guarantee relating to such Preferred Securities for payment of such amounts. Instead, holders of such Preferred Securities would rely on the enforcement (i) by the applicable Institutional Trustee of its rights as registered holder of the Junior Subordinated Debentures purchased by such Trust against General Motors pursuant to the terms of such Junior Subordinated Debentures or (ii) by such holder of its right against General Motors to enforce payments on such Junior Subordinated Debentures. See "Description of the Preferred Securities Guarantees" and "Description of the Junior Subordinated Debentures." Each Declaration provides that each holder of Preferred Securities, by acceptance thereof, agrees to the provisions of the applicable Preferred Securities Guarantee, including the subordination provisions thereof, and the Indenture.

     Enforcement of Certain Rights by Holders of Preferred Securities. If a Declaration Event of Default with respect to a series of Junior Subordinated Debentures occurs and is continuing, then the holders of the related series of Preferred Securities would rely on the enforcement by the applicable Institutional Trustee of its rights as a holder of such Junior Subordinated Debentures against General Motors. In addition, the holders of a majority in liquidation amount of the Preferred Securities of a Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Institutional Trustee or (subject to the receipt of a tax opinion as described in "Description of the Preferred Securities--Voting Rights") to direct the exercise of any trust or power conferred upon such Institutional Trustee under the applicable Declaration, including the right to direct such Institutional Trustee to exercise the remedies available to it as a holder of such Junior Subordinated Debentures. If such Institutional Trustee fails to enforce its rights under such Junior Subordinated Debentures, a holder of the related Preferred Securities may institute a legal proceeding directly against General Motors to enforce such Institutional Trustee's rights under such Junior Subordinated Debentures without first instituting any legal proceeding against such Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default with respect to a series of Junior Subordinated Debentures has occurred and is continuing, and such event is attributable to the failure of General Motors to pay interest or principal on such Junior Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of the related series of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on such Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder (each, a "Direct Action") on or after the respective due date specified in the applicable series of Junior Subordinated Debentures. In connection with any such Direct Action, the right of General Motors, as holder of the related Common Securities, will be subrogated to the rights of such holder of Preferred Securities under the applicable Declaration to the extent of any payment made by General Motors to such holder of Preferred Securities in such Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures. See "Description of the Preferred Securities--Declaration Events of Default."

     Options to Extend Interest Payment Periods. General Motors has the right under the Indenture to defer payments of interest on either or both series of Junior Subordinated Debentures by extending the interest payment period at any time, and from time to time, on such Junior Subordinated Debentures. As a consequence of such an extension, quarterly distributions on the related Preferred Securities would be deferred (but would continue to accrue, despite such deferral, with interest thereon compounded quarterly) by the applicable Trust during such Extension Period. Such right to extend the interest payment period for such Junior Subordinated Debentures is limited to a period not exceeding 20 consecutive quarters, but no such Extension Period may extend beyond the Stated Maturity of such Junior Subordinated Debentures. During any Extension Period, General Motors shall not (i) declare or pay any dividend on, or make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (a) purchases or acquisitions of shares of General Motors Common Stock in connection with the satisfaction by General Motors of its obligations under any employee benefit plans or any other contractual obligation of General Motors (other than a contractual obligation ranking pari passu with or junior to the Junior Subordinated Debentures), (b) the issuance of capital stock in connection with a recapitalization or reclassification of General Motors' capital stock or the exchange or conversion of one class or series of General Motors' capital stock for another class or series of General Motors capital stock, in each case by merger or otherwise, or (c) the purchase of fractional interests in shares of General Motors' capital stock pursuant to the conversion or exchange provisions of such General Motors capital stock or the security being converted or exchanged), (ii) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by General Motors that rank pari passu with or junior to such Junior Subordinated Debentures (including the other series of Junior Subordinated Debentures) and (iii) make any guarantee payments with respect to the foregoing (other than pursuant to the applicable Preferred Securities Guarantee). Since the Series D Junior Subordinated Debentures and the Series G Junior Subordinated Debentures rank pari passu with each other, if General Motors elects to extend the interest payment period on one series of Junior Subordinated Debentures it will not be permitted to make payments on the other series. Prior to the termination of any such Extension Period, General Motors may further extend the interest payment period; provided, that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the Stated Maturity of such Junior Subordinated Debentures. Upon the termination of an Extension Period and the payment of all amounts then due, General Motors may commence a new Extension Period with respect to such Junior Subordinated Debentures, subject to the above requirements. See "Description of the Preferred Securities--Distributions" and "Description of the Junior Subordinated Debentures--Options to Extend Interest Payment Periods."

     Should General Motors exercise its right to defer payments of interest by extending the interest payment period relating to a series of Preferred Securities, each holder of such Preferred Securities will be required to accrue income (as OID) in respect of the deferred stated interest allocable to its Preferred Securities for United States federal income tax purposes, which will be allocated but not distributed to holders of record of Preferred Securities. As a result, each such holder of Preferred Securities will recognize income relating to such deferred interest for United States federal income tax purposes in advance of the receipt of cash and will not receive from the applicable Trust the cash related to such income if such holder disposes of its Preferred Securities prior to the record date for the date on which distributions of such amounts are made. General Motors has no current intention of exercising its right to defer payments of interest by extending the interest payment period on either series of the Junior Subordinated Debentures. However, should General Motors determine to exercise such right in the future, the market price of the applicable Preferred Securities is likely to be affected. Moreover, since both series of the Junior Subordinated Debentures rank pari passu with each other, if General Motors elects to extend the interest payment period on one series of Junior Subordinated Debentures it will not be permitted to make payments on the other series. Accordingly, the market price of the other series of the Preferred Securities is also likely to be affected in the event that General Motors determines to exercise such right in the future. A holder that disposes of its Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Preferred Securities. In addition, as a result of the existence of General Motors' right to defer interest payments, the market price of the Preferred Securities (which represent an undivided beneficial interest in the underlying Junior Subordinated Debentures) may be more volatile than other securities on which OID accrues that do not have such rights. See "United States Federal Income Taxation--Sales of Preferred Securities."

     Proposed Tax Legislation. On February 6, 1997, as part of President Clinton's Fiscal 1998 Budget Proposal, the United States Treasury Department proposed legislation that would, among other things, deny an issuer a deduction for United States federal income tax purposes for the payment of interest on instruments with characteristics similar to the Junior Subordinated Debentures. If the proposed legislation were enacted in its current form, it is not expected to apply to the Junior Subordinated Debentures since the proposed effective date for this provision is the date of first committee action. There can be no assurances, however, that the proposed legislation, if enacted, or similar legislation enacted after the date hereof would not adversely affect the tax treatment of the Junior Subordinated Debentures, resulting in a Tax Event in respect of either or both Trusts, which would permit General Motors to cause a redemption of the Preferred Securities at the applicable Tax Event Redemption Price by electing to prepay the Junior Subordinated Debentures at the applicable Tax Event Prepayment Price. See "Description of the Preferred Securities--Tax Event Redemptions" and "United States Federal Income Taxation."

     Distribution of the Junior Subordinated Debentures. General Motors will have the right at any time to terminate each Trust and, after satisfaction of claims of creditors as provided by applicable law, to cause the Junior Subordinated Debentures held by such Trust to be distributed to the holders of the Trust Securities of such Trust. General Motors has no present intention to take such action with respect to either Trust. Under current United States federal income tax law, a distribution of a series of Junior Subordinated Debentures upon the dissolution of the Trust holding such Junior Subordinated Debentures would not be a taxable event to holders of the related Preferred Securities.

     There can be no assurance as to the market prices for the Preferred Securities of either Trust or the related Junior Subordinated Debentures that may be distributed in exchange for such Preferred Securities if a dissolution or liquidation of such Trust were to occur. Accordingly, the Preferred Securities or the Junior Subordinated Debentures may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby pursuant to the Offers. Because holders of Preferred Securities may receive the underlying Junior Subordinated Debentures, prospective exchanging holders are also making an investment decision with regard to such Junior Subordinated Debentures and should carefully review all the information regarding such Subordinated Debentures contained herein. See "Description of the Preferred Securities--Tax Event Redemptions" and "Description of the Junior Subordinated Debentures--General."

     Early Payment on the Junior Subordinated Debentures and the Trust Securities. The Series D 7.92% Depositary Shares and the underlying Series D 7.92% Preference Stock are redeemable at the option of General Motors on or after August 1, 1999, in whole or in part. The Series D Junior Subordinated Debentures are redeemable, in whole or in part, from time to time, on or after August 1, 1999, or, in whole but not in part, prior to August 1, 1999, upon the occurrence of a Tax Event in respect of the Series D Trust. General Motors also has the right at any time to shorten the Series D Stated Maturity to a date not earlier than August 1, 1999. Upon any repayment of the Series D Junior Subordinated Debentures prior to the Series D Stated Maturity, whether upon redemption or payment upon maturity, the Series D Trust will apply the proceeds thereof to redeem its Trust Securities in an aggregate liquidation amount equal to the aggregate principal amount so redeemed or paid. Accordingly, it is possible that the Series D Preferred Securities may be redeemed prior to the Series D Stated Maturity and, upon the occurrence of a Tax Event in respect of the Series D Trust, prior to the date on which the Series D 7.92% Depositary Shares and the underlying Series D 7.92% Preference Stock are first redeemable. Moreover, upon the occurrence of a Tax Event in respect of the Series D Trust, a dissolution of the Series D Trust in which holders of the Series D Preferred Securities received cash would be a taxable event to such holders. See "United States Federal Income Taxation--Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of the Trusts."

     The Series G 9.12% Depositary Shares and the underlying Series G 9.12% Preference Stock are redeemable at the option of General Motors on or after January 1, 2001. The Series G Junior Subordinated Debentures are redeemable, in whole or in part, from time to time, on or after January 1, 2001, or, in whole but not in part, prior to January 1, 2001, upon the occurrence of a Tax Event in respect of the Series G Trust. General Motors also has the right at any time to shorten the Series G Stated Maturity to a date not earlier than January 1, 2001. Upon any repayment of the Series G Junior Subordinated Debentures prior to the Series G Stated Maturity, whether upon redemption or payment upon maturity, the Series G Trust will apply the proceeds thereof to redeem its Trust Securities in an aggregate liquidation amount equal to the aggregate principal amount so redeemed or paid. Accordingly, it is possible that the Series G Preferred Securities may be redeemed prior to the Series G Stated Maturity and, upon the occurrence of a Tax Event in respect of the Series G Trust, prior to the date on which the Series G 9.12% Depositary Shares and the underlying Series G 9.12% Preference Stock are first redeemable. Moreover, upon the occurrence of a Tax Event in respect of the Series G Trust, a dissolution of the Series G Trust in which holders of the Series G Preferred Securities received cash would be a taxable event to such holders. See "United States Federal Income Taxation--Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of the Trusts."

     Limited Voting Rights. Holders of Preferred Securities of a Trust have no voting rights other than as provided under the Business Trust Act or the Trust Indenture Act, except for certain enforcement rights against the Institutional Trustee and, in certain circumstances, against General Motors. Holders of Preferred Securities of a Trust will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, Trustees for such Trust, which voting rights are vested exclusively in the holder of the Common Securities of such Trust. See "Description of the Preferred Securities--Voting Rights." General Motors will be the holder of the Common Securities of each Trust.

     Trading Prices. The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if such Junior Subordinated Debentures are deemed to have been issued with OID) and who disposes of his Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on such Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to his adjusted tax basis in his pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "United States Federal Income Taxation--Interest Income and Original Issue Discount" and "--Sales of Preferred Securities."

     Consequences of Highly Leveraged Transaction. The Indenture as it relates to a Trust does not contain provisions that afford holders of the Junior Subordinated Debentures purchased by such Trust protection in the event of a highly leveraged transaction, including a change of control, or other similar transactions involving General Motors that may adversely affect such holders. See "Description of the Junior Subordinated Debentures--General."

     Lack of Established Trading Market for Preferred Securities. Each of the Series D Preferred Securities and the Series G Preferred Securities constitutes a new issue of securities of the applicable Trust with no established trading market. While application will be made to list each series of the Preferred Securities on the NYSE, there can be no assurance that an active market for either series of the Preferred Securities will develop or be sustained in the future on such exchange. Although the Dealer Managers have indicated to General Motors and each Trust that they intend to make a market in the applicable series of the Preferred Securities following the applicable Expiration Date, as permitted by applicable laws and regulations prior to the commencement of trading on the NYSE, they are not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, either series of the Preferred Securities. In order to satisfy the NYSE listing requirements with respect to each series of the Preferred Securities, acceptance of Depositary Shares validly tendered in each Offer is subject to the Minimum Distribution Condition, which condition may not be waived by General Motors or the offering Trust. See "Listing and Trading of Preferred Securities and Depositary Shares."

POTENTIAL RISKS TO NON-EXCHANGING HOLDERS

     Reduced Trading Market for Depositary Shares. To the extent Depositary Shares are tendered and accepted in an Offer, the liquidity and trading market for the Depositary Shares of the series tendered in such Offer to be outstanding following such Offer, and the terms upon which such Depositary Shares could be sold, could be adversely affected. In addition, if any Offer is substantially subscribed, there would be a significant risk that round lot holdings of the Depositary Shares outstanding following such Offer would be limited.

     Future Acquisitions of Depositary Shares. Following the applicable Expiration Date, and in accordance with and subject to applicable law, General Motors may from time to time acquire Depositary Shares of either or both series in the open market, by tender offer, subsequent exchange offer, redemption of the underlying Preference Stock or otherwise. To the extent that any such acquisition of Depositary Shares causes the number of outstanding Depositary Shares of a series to be less than 100,000, the NYSE may delist such Depositary Shares from the NYSE and the trading market for such outstanding Depositary Shares of such series could be adversely affected. General Motors' decision to make such acquisitions is dependent on many factors, including market conditions in effect at the time of any contemplated acquisition. Accordingly, General Motors cannot predict whether and to what extent it will acquire any additional Depositary Shares and the consideration to be paid therefor (which consideration may be less than or greater than the value of the Preferred Securities offered in exchange for the Depositary Shares pursuant to the Offers). See "Listing and Trading of Preferred Securities and Depositary Shares."

     Subordination. The Junior Subordinated Debentures held by each Trust and the Preferred Securities Guarantee relating thereto will rank senior in right of payment to the Depositary Shares remaining outstanding after consummation of the Offers. See "Risk Factors and Special Considerations Relating to the Offers-- Potential Risks to Exchanging Holders--Ranking of Subordinated Obligations Under the Preferred Securities Guarantees and Junior Subordinated Debentures."

            COMPARISON OF PREFERRED SECURITIES AND DEPOSITARY SHARES

     The following is a brief summary of the material terms of each series of the Preferred Securities and the related Depositary Shares (and the underlying Preference Stocks). For a description of the Preferred Securities, see "Description of the Preferred Securities." For a description of the Junior Subordinated Debentures which will be deposited in each Trust as trust assets and will represent the sole source for the payment of distributions and other payments on the related Preferred Securities of such Trust, see "Description of the Junior Subordinated Debentures." For a description of the Depositary Shares (and the underlying Preference Stocks), see "Description of the Preference Stocks and Depositary Shares."

SERIES D PREFERRED SECURITIES AND SERIES D 7.92% DEPOSITARY SHARES (REPRESENTING INTERESTS IN SERIES D 7.92% PREFERENCE STOCK)

                                                                              SERIES D 7.92% DEPOSITARY SHARES
                                  SERIES D PREFERRED SECURITIES              AND SERIES D 7.92% PREFERENCE STOCK
                                  -----------------------------              -----------------------------------
ISSUER................    The Series D Trust. Payment of distributions      General Motors (as issuer of the
                          and on liquidation or redemption is guaranteed    Series D 7.92% Preference Stock
                          on a subordinated basis, as and to the extent     underlying the Series D 7.92%
                          that the Series D Trust has funds and             Depositary Shares).
                          otherwise as and to the extent described
                          herein, by General Motors.
DISTRIBUTION/DIVIDEND
RATE..................    % per annum distribution, payable quarterly on    7.92% per annum dividend, payable
                          February 1, May 1, August 1 and November 1 of     quarterly for each of the quarters
                          each year, commencing August 1, 1997 from and     ending March, June, September and
                          including the Series D Accrual Date, but only     December of each year, payable in
                          if and to the extent that interest payments       arrears on the first day that is not
                          are made in respect of the Series D Junior        a legal holiday of each succeeding
                          Subordinated Debentures held by the Series D      May, August, November and February,
                          Trust.                                            respectively, in each case out of
                                                                            funds legally available therefore,
                                                                            when, as and if declared by the
                                                                            General Motors Board. Dividends are
                                                                            cumulative. Preferential dividends
                                                                            accrue whether or not General Motors
                                                                            has earnings, whether or not there
                                                                            are funds legally available for the
                                                                            payment of such dividends and whether
                                                                            or not such dividends are declared.
INTEREST ACCRUAL......    During any Extension Period applicable to the     Accrued but unpaid dividends do not
                          Series D Junior Subordinated Debentures,          bear interest.
                          distribution payments on the Series D
                          Preferred Securities will not be made but
                          would continue to accrue, and, in the case of
                          distributions in arrears, would bear interest
                          at the rate of     % per annum, compounded
                          quarterly to the extent permitted by
                          applicable law.

                                                                              SERIES D 7.92% DEPOSITARY SHARES
                                  SERIES D PREFERRED SECURITIES              AND SERIES D 7.92% PREFERENCE STOCK
                                  -----------------------------              -----------------------------------
MATURITY/MANDATORY AND
OPTIONAL REDEMPTION...    The Series D Preferred Securities will be         No maturity or mandatory redemption.
                          redeemed upon the maturity or earlier             On or after August 1, 1999, General
                          redemption of the Series D Junior Subordinated    Motors may, at its option, on not
                          Debentures, at a redemption price equal to $25    less than 35 nor more than 60 days
                          per Series D Preferred Security to be             notice, redeem any then outstanding
                          redeemed, plus any accrued and unpaid             shares of Series D 7.92% Preference
                          distributions to the redemption date,             Stock (and the applicable Depositary
                          including distributions accrued as a result of    will redeem the number of Series D
                          General Motors' election to defer payments of     7.92% Depositary Shares representing
                          interest on the Series D Junior Subordinated      the shares of Series D 7.92%
                          Debentures. The Series D Junior Subordinated      Preference Stock so redeemed upon not
                          Debentures are redeemable by General Motors,      less than 30 days notice to the
                          (i) in whole or in part, from time to time, on    holders thereof), as a whole or in
                          or after August 1, 1999, at a prepayment price    part, at any time or from time to
                          (the "Series D Optional Prepayment Price")        time, for cash in an amount equal to
                          equal to 100% of the principal amount thereof     $100 per share of Series D 7.92%
                          plus accrued and unpaid interest thereon to       Preference Stock (equivalent to $25
                          the date of prepayment or (ii) in whole but       per Series D 7.92% Depositary Share),
                          not in part, prior to August 1, 1999, upon the    plus an amount equal to all dividends
                          occurrence of a Tax Event, at a prepayment        accrued and unpaid thereon to the
                          price (the "Series D Tax Event Prepayment         date fixed for redemption. Holders of
                          Price" and, together with the Series D            Series D 7.92% Depositary Shares have
                          Optional Prepayment Price, the "Series D          no right to require General Motors to
                          Prepayment Price") equal to     % of the          redeem the Series D 7.92% Depositary
                          principal amount thereof from the Series D        Shares.
                          Expiration Date through July 31, 1997,
                          declining ratably on each August 1 thereafter
                          to 100% on August 1, 1999, plus accrued and
                          unpaid interest thereon to the date of
                          prepayment. In the event that the Series D
                          Junior Subordinated Debentures are redeemed or
                          upon the repayment of the Series D Junior
                          Subordinated Debentures, upon maturity, upon
                          redemption or otherwise, the proceeds thereof
                          will be promptly applied to redeem the Series
                          D Preferred Securities and the Series D Common
                          Securities. The Series D Junior Subordinated
                          Debentures mature on              , 2012,
                          which date may be shortened as provided
                          herein, subject to certain conditions. See
                          "Description of the Preferred
                          Securities--Mandatory Redemptions" and "--Tax
                          Event Redemptions." Holders of Series D
                          Preferred Securities have no right to require
                          General Motors to redeem the Series D
                          Preferred Securities.

                                                                              SERIES D 7.92% DEPOSITARY SHARES
                                  SERIES D PREFERRED SECURITIES              AND SERIES D 7.92% PREFERENCE STOCK
                                  -----------------------------              -----------------------------------
RANKING;
SUBORDINATION.........    Junior to claims of creditors of the Series D     Subordinated to claims of creditors
                          Trust, if any, upon liquidation of the Series     of General Motors including the
                          D Trust. The Series D Preferred Securities and    Junior Subordinated Debentures. The
                          the Series D Common Securities will have          Series D 7.92% Preference Stock would
                          equivalent terms; provided that if a Series D     rank junior to preferred stock of
                          Declaration Event of Default occurs and is        General Motors, if any were
                          continuing, the holders of the Series D           outstanding, ranks pari passu with
                          Preferred Securities will have a priority over    other General Motors Preference Stock
                          holders of the Series D Common Securities with    and ranks senior to General Motors
                          respect to payments in respect of                 Common Stock with respect to payment
                          distributions and payments upon liquidation,      of dividends and distributions in
                          redemption or otherwise. The Series D Trust is    liquidation.
                          not permitted to issue any securities other
                          than the Series D Trust Securities or to incur
                          any indebtedness. General Motors will pay all
                          fees and expenses related to the Series D
                          Trust and the offering of the Series D Trust
                          Securities. The Series D Junior Subordinated
                          Debentures will rank subordinate and junior to
                          all present and future Senior Indebtedness and
                          Other Financial Obligations of General Motors,
                          pari passu with General Motors' other general
                          unsecured creditors and senior to all capital
                          stock now or hereafter issued by General
                          Motors and to any guarantee now or hereafter
                          entered into by General Motors in respect of
                          any of its capital stock. The obligations of
                          General Motors under the Preferred Securities
                          Guarantee relating to the Series D Preferred
                          Securities are subordinate and junior in right
                          of payment to all liabilities of General
                          Motors and rank pari passu with the most
                          senior preferred stock issued, if any, from
                          time to time by General Motors. Such preferred
                          stock, if any, would rank senior to the
                          Preference Stocks with respect to the payment
                          of dividends and distributions on liquidation.
LISTING...............    Application will be made to list the Series D     The Series D 7.92% Depositary Shares
                          Preferred Securities on the NYSE under the        are listed on the NYSE under the
                          symbol "GM Pr X." In order to satisfy the NYSE    symbol "GM Pr D."
                          listing requirements, acceptance of Series D
                          7.92% Depositary Shares validly tendered in
                          the Series D Offer is subject to the Minimum
                          Distribution Condition, which condition may
                          not be waived.
DIVIDENDS RECEIVED
DEDUCTION.............    Distributions on the Series D Preferred           Dividends are eligible for the
                          Securities are not eligible for the dividends     dividends received deduction for
                          received deduction for corporate holders.         corporate holders.

VOTING RIGHTS/
ENFORCEMENT..........  Holders of Series D Preferred Securities have no     Under the General Motors Certificate
                       voting rights other than as provided under the       of Incorporation and the Series D
                       Business Trust Act or the Trust Indenture Act,       Deposit Agreement (as defined
                       except in the limited circumstances discussed        herein), the Series D 7.92%
                       below. The Institutional Trustee for the Series D    Depositary Shares (and the
                       Trust has the power to exercise all rights under     underlying shares of Series D 7.92%
                       the Indenture with respect to the Series D Junior    Preference Stock) do not entitle
                       Subordinated Debentures and is also authorized to    holders thereof to voting rights,
                       enforce the Series D Preferred Securities Guarantee  except (i) with respect to any
                       on behalf of holders of the Series D Preferred       amendment or alteration of any
                       Securities. If the Series D Trust's failure to make  provision of the General Motors
                       distributions is a consequence of General Motors'    Certificate of Incorporation which
                       exercise of its right to extend the interest         would adversely affect the powers,
                       payment period for the Series D Junior Subordinated  preferences or special rights of the
                       Debentures as described under "Description of the    Series D 7.92% Depositary Shares
                       Preferred Securities-- Distributions," the           (and the underlying shares of Series
                       Institutional Trustee of the Series D Trust will     D 7.92% Preference Stock), which
                       have no right to enforce the payment of              requires the prior approval of the
                       distributions until a Series D Declaration Event of  holders of at least two-thirds of
                       Default shall have occurred. Until such Series D     the outstanding Series D 7.92%
                       Declaration Events of Default have been cured,       Depositary Shares (and the
                       waived or otherwise eliminated, such Institutional   underlying shares of Series D 7.92%
                       Trustee will be deemed to be acting solely on        Preference Stock), and (ii) in the
                       behalf of the holders of the Series D Preferred      event General Motors fails to pay
                       Securities and only the holders of the Series D      accumulated preferential dividends
                       Preferred Securities will have (subject to the       on any series of General Motors
                       receipt of a tax opinion as described in             Preference Stock in full for any six
                       "Description of the Preferred Securities--Voting     quarterly dividend payment periods,
                       Rights") the right to direct such Institutional      whether or not consecutive, and all
                       Trustee with respect to certain matters under the    such dividends remain unpaid (as
                       Declaration relating to the Series D Trust, and      described below), or as required by
                       therefore the Indenture as it relates to the Series  law. Subject to certain exceptions,
                       D Trust. If such Institutional Trustee fails to      in the event that General Motors
                       enforce its rights under the Series D Junior         fails to pay full accumulated
                       Subordinated Debentures after a holder of Series D   preferential dividends on the shares
                       Preferred Securities has made a written request,     of the Series D 7.92% Preference
                       such holder of record of Series D Preferred          Stock in full for any six quarterly
                       Securities may institute a legal proceeding against  dividend payment periods, whether or
                       General Motors to enforce such Institutional         not consecutive, and all such
                       Trustee's rights under the Series D Junior           dividends remain unpaid, the number
                       Subordinated Debentures without first instituting    of directors of General Motors would
                       any legal proceeding against such Institutional      be increased by two and the holders
                       Trustee or any other person or entity.               of Series D 7.92% Depositary Shares,
                       Notwithstanding the foregoing, if a Series D         together as a class with the holders
                       Declaration Event of Default has occurred and is     of depositary shares representing
                       continuing and such event is attributable to the     all other series of General Motors
                       failure of General Motors to pay interest or         Preference Stock ranking junior to
                       principal on the Series D Junior Subordinated        or on a parity with such series of
                       Debentures on the date such interest or principal    General Motors Preference Stock and
                       is otherwise payable (or in the case of redemption,  then entitled to vote thereon, would
                       the redemption date), then a holder of Series D      be entitled to elect two directors
                       Preferred Securities may institute a Direct Action   of the expanded General Motors Board
                       for enforcement of payment to such holder directly   until the full dividends accumulated
                       of the principal of, or interest on, Series D        on all outstanding shares of the
                       Junior Subordinated Debentures having a principal    Series D 7.92% Preference Stock have
                       amount equal to the aggregate liquidation amount of  been paid.
                       the Series D Preferred Securities of such holder on
                       or after the respective due date specified in the
                       Series D Junior Subordinated Debentures. See
                       "Description of the Preferred Securities,"
                       "Description of the Junior Subordinated Debentures"
                       and "Description of the Preferred Securities
                       Guarantees."

SERIES G PREFERRED SECURITIES AND SERIES G 9.12% DEPOSITARY SHARES (REPRESENTING INTERESTS IN SERIES G 9.12% PREFERENCE STOCK)

                                                                              SERIES G 9.12% DEPOSITARY SHARES
                                  SERIES G PREFERRED SECURITIES              AND SERIES G 9.12% PREFERENCE STOCK
                                  -----------------------------              -----------------------------------
ISSUER................    The Series G Trust. Payment of distributions      General Motors (as issuer of the
                          and on liquidation or redemption is guaranteed    Series G 9.12% Preference Stock
                          on a subordinated basis, as and to the extent     underlying the Series G 9.12%
                          that the Series G Trust has funds and             Depositary Shares).
                          otherwise as and to the extent described
                          herein, by General Motors.
DISTRIBUTION/DIVIDEND
RATE..................    % per annum distribution, payable quarterly on    9.12% per annum dividend, payable
                          February 1, May 1, August 1 and November 1 of     quarterly for each of the quarters
                          each year, commencing August 1, 1997 from and     ending March, June, September and
                          including the Series G Accrual Date, but only     December of each year, payable in
                          if and to the extent that interest payments       arrears on the first day that is not
                          are made in respect of the Series G Junior        a legal holiday of each succeeding
                          Subordinated Debentures held by the Series G      May, August, November and February,
                          Trust.                                            respectively, in each case out of
                                                                            funds legally available therefore,
                                                                            when, as and if declared by the
                                                                            General Motors Board. Dividends are
                                                                            cumulative. Preferential dividends
                                                                            accrue whether or not General Motors
                                                                            has earnings, whether or not there
                                                                            are funds legally available for the
                                                                            payment of such dividends and whether
                                                                            or not such dividends are declared.
INTEREST ACCRUAL......    During any Extension Period applicable to the     Accrued but unpaid dividends do not
                          Series G Junior Subordinated Debentures,          bear interest.
                          distribution payments on the Series G
                          Preferred Securities will not be made but
                          would continue to accrue, and, in the case of
                          distributions in arrears, would bear interest
                          at the rate of     % per annum, compounded
                          quarterly to the extent permitted by
                          applicable law.

                                                                              SERIES G 9.12% DEPOSITARY SHARES
                                  SERIES G PREFERRED SECURITIES              AND SERIES G 9.12% PREFERENCE STOCK
                                  -----------------------------              -----------------------------------
MATURITY/MANDATORY AND
OPTIONAL REDEMPTION...    The Series G Preferred Securities will be         No maturity or mandatory redemption.
                          redeemed upon the maturity or earlier             On or after January 1, 2001, General
                          redemption of the Series G Junior Subordinated    Motors may, at its option, on not
                          Debentures, at a redemption price equal to $25    less than 35 nor more than 60 days
                          per Series G Preferred Security to be             notice, redeem any then outstanding
                          redeemed, plus any accrued and unpaid             shares of Series G 9.12% Preference
                          distributions to the redemption date,             Stock (and the applicable Depositary
                          including distributions accrued as a result of    will redeem the number of Series G
                          General Motors' election to defer payments of     9.12% Depositary Shares representing
                          interest on the Series G Junior Subordinated      the shares of Series G 9.12%
                          Debentures. The Series G Junior Subordinated      Preference Stock so redeemed upon not
                          Debentures are redeemable by General Motors,      less than 30 days notice to the
                          (i) in whole or in part, from time to time, on    holders thereof), as a whole or in
                          or after January 1, 2001, at a prepayment         part, at any time or from time to
                          price (the "Series G Optional Prepayment          time, for cash in an amount equal to
                          Price") equal to 100% of the principal amount     $100 per share of Series G 9.12%
                          thereof plus accrued and unpaid interest          Preference Stock (equivalent to $25
                          thereon to the date of prepayment or (ii) in      per Series G 9.12% Depositary Share),
                          whole but not in part, prior to January 1,        plus an amount equal to all dividends
                          2001, upon the occurrence of a Tax Event, at a    accrued and unpaid thereon to the
                          prepayment price (the "Series G Tax Event         date fixed for redemption. Holders of
                          Prepayment Price" and, together with the          Series G 9.12% Depositary Shares have
                          Series G Optional Prepayment Price, the           no right to require General Motors to
                          "Series G Prepayment Price") equal to     % of    redeem the Series G 9.12% Depositary
                          the principal amount thereof from the Series G    Shares.
                          Expiration Date through December 31, 1997,
                          declining ratably on each January 1 thereafter
                          to 100% on January 1, 2001, plus accrued and
                          unpaid interest thereon to the date of
                          prepayment. In the event that the Series G
                          Junior Subordinated Debentures are redeemed or
                          upon the repayment of the Series G Junior
                          Subordinated Debentures, upon maturity, upon
                          redemption or otherwise, the proceeds thereof
                          will be promptly applied to redeem the Series
                          G Preferred Securities and the Series G Common
                          Securities. The Series G Junior Subordinated
                          Debentures mature on              , 2012,
                          which date may be shortened as provided
                          herein, subject to certain conditions. See
                          "Description of the Preferred
                          Securities--Mandatory Redemptions" and "--Tax
                          Event Redemptions." Holders of Series G
                          Preferred Securities have no right to require
                          General Motors to redeem the Series G
                          Preferred Securities.

                                                                              SERIES G 9.12% DEPOSITARY SHARES
                                  SERIES G PREFERRED SECURITIES              AND SERIES G 9.12% PREFERENCE STOCK
                                  -----------------------------              -----------------------------------
RANKING;
SUBORDINATION.........    Junior to claims of creditors of the Series G     Subordinated to claims of creditors
                          Trust, if any, upon liquidation of the Series     of General Motors including the
                          G Trust. The Series G Preferred Securities and    Junior Subordinated Debentures. The
                          the Series G Common Securities will have          Series G 9.12% Preference Stock would
                          equivalent terms; provided that if a Series G     rank junior to preferred stock of
                          Declaration Event of Default occurs and is        General Motors, if any were
                          continuing, the holders of the Series G           outstanding, ranks pari passu with
                          Preferred Securities will have a priority over    other General Motors Preference Stock
                          holders of the Series G Common Securities with    and ranks senior to General Motors
                          respect to payments in respect of                 Common Stock with respect to payment
                          distributions and payments upon liquidation,      of dividends and distributions in
                          redemption or otherwise. The Series G Trust is    liquidation.
                          not permitted to issue any securities other
                          than the Series G Trust Securities or to incur
                          any indebtedness. General Motors will pay all
                          fees and expenses related to the Series G
                          Trust and the offering of the Series G Trust
                          Securities. The Series G Junior Subordinated
                          Debentures will rank subordinate and junior to
                          all present and future Senior Indebtedness and
                          Other Financial Obligations of General Motors,
                          pari passu with General Motors' other general
                          unsecured creditors and senior to all capital
                          stock now or hereafter issued by General
                          Motors and to any guarantee now or hereafter
                          entered into by General Motors in respect of
                          any of its capital stock. The obligations of
                          General Motors under the Preferred Securities
                          Guarantee relating to the Series G Preferred
                          Securities are subordinate and junior in right
                          of payment to all liabilities of General
                          Motors and rank pari passu with the most
                          senior preferred stock issued, if any, from
                          time to time by General Motors. Such preferred
                          stock, if any, would rank senior to the
                          Preference Stocks with respect to the payment
                          of dividends and distributions on liquidation.
LISTING...............    Application will be made to list the Series G     The Series G 9.12% Depositary Shares
                          Preferred Securities on the NYSE under the        are listed on the NYSE under the
                          symbol "GM Pr Y." In order to satisfy the NYSE    symbol "GM Pr G."
                          listing requirements, acceptance of Series G
                          9.12% Depositary Shares validly tendered in
                          the Series G Offer is subject to the Minimum
                          Distribution Condition, which condition may
                          not be waived.
DIVIDENDS RECEIVED
DEDUCTION.............    Distributions on the Series G Preferred           Dividends are eligible for the
                          Securities are not eligible for the dividends     dividends received deduction for
                          received deduction for corporate holders.         corporate holders.

                                                                              SERIES G 9.12% DEPOSITARY SHARES
                                  SERIES G PREFERRED SECURITIES              AND SERIES G 9.12% PREFERENCE STOCK
                                  -----------------------------              -----------------------------------
VOTING RIGHTS/
ENFORCEMENT...........    Holders of Series G Preferred Securities have     Under the General Motors Certificate
                          no voting rights other than as provided under     of Incorporation and the Series G
                          the Business Trust Act or the Trust Indenture     Deposit Agreement (as defined
                          Act, except in the limited circumstances          herein), the Series G 9.12%
                          discussed below. The Institutional Trustee for    Depositary Shares (and the underlying
                          the Series G Trust has the power to exercise      of Series G 9.12% Preference Stock)
                          all rights under the Indenture with respect to    do not entitle holders thereof to
                          the Series G Junior Subordinated Debentures       voting rights, except (i) with
                          and is also authorized to enforce the Series G    respect to any amendment or
                          Preferred Securities Guarantee on behalf of       alteration of any provision of the
                          holders of the Series G Preferred Securities.     General Motors Certificate of
                          If the Series G Trust's failure to make           Incorporation which would adversely
                          distributions is a consequence of General         affect the powers, preferences or
                          Motors' exercise of its right to extend the       special rights of the Series G 9.12%
                          interest payment period for the Series G          Depositary Shares (and the underlying
                          Junior Subordinated Debentures as described       shares of Series G 9.12% Preference
                          under "Description of the Preferred               Stock), which requires the prior
                          Securities--Distributions," the Institutional     approval of the holders of at least
                          Trustee of the Series G Trust will have no        two-thirds of the outstanding Series
                          right to enforce the payment of distributions     G 9.12% Depositary Shares (and the
                          until a Series G Declaration Event of Default     underlying shares of Series G 9.12%
                          shall have occurred. Until such Series G          Preference Stock), and (ii) in the
                          Declaration Events of Default have been cured,    event General Motors fails to pay
                          waived or otherwise eliminated, such              accumulated preferential dividends on
                          Institutional Trustee will be deemed to be        any series of General Motors
                          acting solely on behalf of the holders of the     Preference Stock in full for any six
                          Series G Preferred Securities and only the        quarterly dividend payment periods,
                          holders of the Series G Preferred Securities      whether or not consecutive, and all
                          will have (subject to the receipt of a tax        such dividends remain unpaid (as
                          opinion as described in "Description of the       described below), or as required by
                          Preferred Securities--Voting Rights") the         law. Subject to certain exceptions,
                          right to direct such Institutional Trustee        in the event that General Motors
                          with respect to certain matters under the         fails to pay full accumulated
                          Declaration relating to the Series G Trust,       preferential dividends on the shares
                          and therefore the Indenture as it relates to      of the Series G 9.12% Preference
                          the Series G Trust. If such Institutional         Stock in full for any six quarterly
                          Trustee fails to enforce its rights under the     dividend payment periods, whether or
                          Series G Junior Subordinated Debentures after     not consecutive, and all such
                          a holder of Series G Preferred Securities has     dividends remain unpaid, the number
                          made a written request, such holder of record     of directors of General Motors would
                          of Series G Preferred Securities may institute    be increased by two and the holders
                          a legal proceeding against General Motors to      of Series G 9.12% Depositary Shares,
                          enforce such Institutional Trustee's rights       together as a class with the holders
                          under the Series G Junior Subordinated            of depositary shares representing all
                          Debentures without first instituting any legal    other series of General Motors
                          proceeding against such Institutional Trustee     Preference Stock ranking junior to or
                          or any other person or entity. Notwithstanding    on a parity with such series of
                          the foregoing, if a Series G Declaration Event    General Motors Preference Stock and
                          of Default has occurred and is continuing and     then entitled to vote thereon, would
                          such event is attributable to the failure of      be entitled to elect two directors of
                          General Motors to pay interest or principal on    the expanded General Motors Board
                          the Series G Junior Subordinated Debentures on    until the full dividends accumulated
                          the date such interest or principal is            on all outstanding shares of the
                          otherwise payable (or in the case of              Series G 9.12% Preference Stock have
                          redemption, the redemption date), then a          been paid.
                          holder of Series G Preferred Securities may
                          institute a Direct Action for enforcement of
                          payment to such holder directly of the
                          principal of, or interest on, Series G Junior
                          Subordinated Debentures having a principal
                          amount equal to the aggregate liquidation
                          amount of the Series G Preferred Securities of
                          such holder on or after the respective due
                          date specified in the Series G Junior
                          Subordinated Debentures. See "Description of
                          the Preferred Securities," "Description of the
                          Junior Subordinated Debentures" and
                          "Description of the Preferred Securities
                          Guarantees."

                           GENERAL MOTORS CORPORATION

     The major portion of General Motors' operations is derived from the automotive products industry, consisting of the design, manufacture, assembly and sale of automobiles, trucks and related parts and accessories. Primarily through its wholly owned subsidiaries, General Motors Acceptance Corporation and Hughes, General Motors also provides services and manufactures products in other industry segments.

     On January 16, 1997, General Motors announced a series of planned transactions (the "Hughes Transactions") designed to address strategic challenges and unlock stockholder value in the three business segments of Hughes. The transactions would include the tax-free spin-off of the Hughes defense business to holders of $1 2/3 Common Stock and Class H Common Stock, followed immediately by the tax-free merger of that business with Raytheon Company. At the same time, Delco Electronics, the automotive electronics subsidiary of Hughes, would be transferred from Hughes to General Motors' Delphi Automotive Systems unit. Finally, Class H Common Stock would be recapitalized into a General Motors tracking stock linked to the telecommunications and space business of Hughes. See "Capitalization."

     General Motors' principal executive offices are located at 100 Renaissance Center, Detroit, Michigan 48243-7301 (Telephone Number (313) 556-5000).

       GENERAL MOTORS SELECTED FINANCIAL DATA AND CERTAIN PER SHARE DATA

     The following General Motors selected financial data and certain per share data have been derived from General Motors' Consolidated Financial Statements. Such data should be read in conjunction with General Motors' Consolidated Financial Statements (including the notes thereto) and Management's Discussion and Analysis in the General Motors 1996 Form 10-K, which is incorporated herein by reference, including the information with respect to Hughes in Exhibit 99 thereto. The General Motors selected financial data and certain per share data as of and for the years ended December 31, 1996, 1995, 1994, 1993 and 1992 have been derived from General Motors' Consolidated Financial Statements, which have been audited by Deloitte & Touche LLP, independent auditors. The selected financial data presented with financing and insurance operations on an equity basis as of and for the years ended December 31, 1996, 1995, 1994, 1993 and 1992 are unaudited. The selected financial data and certain per share data as of and for the three months ended March 31, 1997 and 1996 have been derived from General Motors' Unaudited Consolidated Financial Statements for such periods, which, in the opinion of management, reflect all adjustments (consisting of only normal recurring items) that are necessary to fairly present the financial information for such periods. The results for interim periods are not necessarily indicative of results which may be expected for any other interim period or for the full year.

                                                 AS OF AND FOR THE
                                                   THREE MONTHS
                                                  ENDED MARCH 31,          AS OF AND FOR THE YEARS ENDED DECEMBER 31,
                                                -------------------   ----------------------------------------------------
                                                  1997     1996(a)      1996     1995(b)    1994(c)      1993     1992(d)
                                                  ----     -------      ----     -------    -------      ----     -------
                                                                 (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
OPERATING RESULTS
  Total net sales and revenues................  $ 42,260   $ 39,240   $164,069   $160,272   $148,499   $132,991   $127,378
                                                --------   --------   --------   --------   --------   --------   --------
  Costs and expenses..........................    39,395     38,007    158,120    151,923    141,401    130,562    130,440
  Plant closings expense (adjustments) and
    provision for other restructurings........        80         --       (727)        --         --        950      1,237
                                                --------   --------   --------   --------   --------   --------   --------
      Total costs and expenses................    39,475     38,007    157,393    151,923    141,401    131,512    131,677
                                                --------   --------   --------   --------   --------   --------   --------
  Income (Loss) from continuing operations
    before cumulative effect of accounting
    changes...................................     1,796        800      4,953      6,033      4,866      1,777     (3,222)
                                                --------   --------   --------   --------   --------   --------   --------
  Net income (loss)...........................  $  1,796   $  1,019   $  4,963   $  6,881   $  4,901   $  2,466   $(23,498)
                                                --------   --------   --------   --------   --------   --------   --------
EARNINGS (LOSS) PER SHARE ATTRIBUTABLE TO
  COMMON STOCKS
  $1 2/3 Common Stock per share from
    continuing operations before cumulative
    effect of accounting changes..............  $   2.30   $   0.93   $   6.07   $   7.14   $   5.74   $   1.68   $  (5.33)
                                                --------   --------   --------   --------   --------   --------   --------
  Net earnings (loss) per share attributable
    to $1 2/3 Common Stock....................  $   2.30   $   0.94   $   6.06   $   7.21   $   5.15   $   2.13   $ (38.28)
                                                --------   --------   --------   --------   --------   --------   --------
  Income per share from discontinued
    operations attributable to Class E Common
    Stock.....................................  $     --   $   0.45   $   0.04   $   1.96   $   1.71   $   1.51   $   1.33
                                                --------   --------   --------   --------   --------   --------   --------
  Net earnings (loss) per share attributable
    to Class H Common Stock...................  $   0.59   $   0.78   $   2.88   $   2.77   $   2.62   $   2.30   $  (2.29)
                                                --------   --------   --------   --------   --------   --------   --------
BALANCE SHEET DATA
  Cash and marketable securities..............  $ 20,229   $ 13,320   $ 22,262   $ 16,018   $ 15,331   $ 17,369   $ 14,533
                                                --------   --------   --------   --------   --------   --------   --------
  Total assets................................   226,059    211,830    222,142    213,663    191,145    182,388    184,287
                                                --------   --------   --------   --------   --------   --------   --------
  Notes and loans payable.....................    88,111     80,299     85,300     81,222     72,545     69,747     81,767
                                                --------   --------   --------   --------   --------   --------   --------
  Stockholders' equity........................    22,805     24,022     23,418     23,346     12,824      5,598      6,226
                                                --------   --------   --------   --------   --------   --------   --------
  Cumulative Amount Available for Payment of
    Dividends(e)
    $1 2/3 Common Stock.......................  $ 21,874   $ 11,473   $ 22,081   $ 12,475   $  9,014   $  4,870   $  3,488
    Class E Common Stock......................        --     12,418         --     10,672      3,752      3,244      2,546
    Class H Common Stock......................     3,327      3,007      3,245      2,909      2,169      1,887      1,583
                                                --------   --------   --------   --------   --------   --------   --------
      Total...................................  $ 25,201   $ 26,898   $ 25,326   $ 26,056   $ 14,935   $ 10,001   $  7,617
                                                ========   ========   ========   ========   ========   ========   ========
CERTAIN PER SHARE DATA
  Cash Dividends Per Share
    $1 2/3 Common Stock.......................  $   0.50   $   0.40   $   1.60   $   1.10   $   0.80   $   0.80   $   1.40
                                                --------   --------   --------   --------   --------   --------   --------
    Class E Common Stock......................  $     --   $   0.15   $   0.30   $   0.52   $   0.48   $   0.40   $   0.36
                                                --------   --------   --------   --------   --------   --------   --------
    Class H Common Stock......................  $   0.25   $   0.24   $   0.96   $   0.92   $   0.80   $   0.72   $   0.72
                                                --------   --------   --------   --------   --------   --------   --------
  Book Value Per Share(f)
    $1 2/3 Common Stock.......................  $  28.10   $  26.67   $  27.95   $  24.37   $  11.18   $   1.65   $   1.98
                                                --------   --------   --------   --------   --------   --------   --------
    Class E Common Stock......................  $     --   $   3.40   $     --   $   3.11   $   1.43   $   0.21   $   0.25
                                                --------   --------   --------   --------   --------   --------   --------
    Class H Common Stock......................  $  14.05   $  13.35   $  13.97   $  12.20   $   5.59   $   0.83   $   0.99
                                                --------   --------   --------   --------   --------   --------   --------

                                                 AS OF AND FOR THE
                                                   THREE MONTHS
                                                  ENDED MARCH 31,          AS OF AND FOR THE YEARS ENDED DECEMBER 31,
                                                -------------------   ----------------------------------------------------
                                                  1997     1996(a)      1996     1995(b)    1994(c)      1993     1992(d)
                                                  ----     -------      ----     -------    -------      ----     -------
                                                                              (IN MILLIONS)
GENERAL MOTORS OPERATIONS WITH FINANCING AND
  INSURANCE OPERATIONS ON AN EQUITY BASIS:
OPERATING RESULTS
  Total net sales and revenues................  $ 37,457   $ 34,672   $145,427   $143,754   $134,888   $119,803   $113,489
                                                --------   --------   --------   --------   --------   --------   --------
  Costs and expenses..........................    35,787     34,359    142,938    138,294    129,383    118,449    117,289
  Plant closings expense (adjustments) and
    provisions for other restructurings.......        80         --       (727)        --         --        950      1,237
                                                --------   --------   --------   --------   --------   --------   --------
      Total costs and expenses................    35,867     34,359    142,211    138,294    129,383    119,399    118,526
                                                --------   --------   --------   --------   --------   --------   --------
  Income (Loss) from continuing operations
    before cumulative effect of accounting
    changes...................................     1,796        800      4,953      6,033      4,859      1,777     (3,504)
                                                --------   --------   --------   --------   --------   --------   --------
  Net income (loss)...........................  $  1,796   $  1,019   $  4,963   $  6,881   $  4,901   $  2,466   $(23,498)
                                                --------   --------   --------   --------   --------   --------   --------
BALANCE SHEET DATA
  Cash and marketable securities..............  $ 14,628   $  7,639   $ 16,962   $ 10,241   $ 10,232   $  9,891   $  7,386
                                                --------   --------   --------   --------   --------   --------   --------
  Total assets................................   136,012    129,110    135,262    130,644    118,860    115,160    115,422
                                                --------   --------   --------   --------   --------   --------   --------
  Long-term debt and capitalized leases.......     5,507      4,673      5,390      4,280      5,198      5,861      6,495
                                                --------   --------   --------   --------   --------   --------   --------
  Stockholders' equity........................    22,805     24,022     23,418     23,346     12,824      5,598      6,226
                                                --------   --------   --------   --------   --------   --------   --------

-------------------------
(a) The 1996 first quarter results included an unfavorable impact of $900 million after tax, or $1.20 per share of $1 2/3 Common Stock, related to a 17-day strike at two General Motors component plants.

(b) In November 1995, the Emerging Issues Task Force of the Financial Accounting Standards Board reached a consensus on its Issue No. 95-1, "Revenue Recognition of Sales with a Guaranteed Minimum Resale Value." Adoption of this consensus, effective January 1, 1995, resulted in an unfavorable cumulative effect of $52 million, or $0.07 per share, attributable to $1 2/3 Common Stock.

(c) Effective January 1, 1994, General Motors adopted Statement of Financial Accounting Standards ("SFAS") No. 112, "Employers' Accounting for Postemployment Benefits." The unfavorable cumulative effect of adopting SFAS No. 112 was $758 million, or $751 million, or $1.05 per share, attributable to $1 2/3 Common Stock and $7 million, or $0.08 per share, attributable to Class H Common Stock.

(d) General Motors adopted SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," effective January 1, 1992. The unfavorable cumulative effect of adopting SFAS No. 106 was $20.7 billion, or $33.38 per share, attributable to $1 2/3 Common Stock and $150 million, or $2.08 per share, attributable to Class H Common Stock. Also, effective January 1, 1992, Hughes changed its revenue recognition policy for certain commercial businesses. The unfavorable effect of this change on 1992 earnings was $33 million, or $0.05 per share, attributable to $1 2/3 Common Stock, and $7 million, or $0.10 per share, attributable to Class H Common Stock.

(e) Amount of funds legally available as of such date for the payment of dividends on each class of General Motors Common Stock under the Restated General Motors Certificate of Incorporation, as amended.

(f) Determined based on the liquidation rights with respect to the assets of General Motors associated with the various classes of General Motors Common Stock.

          GENERAL MOTORS RATIOS OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS

     The following ratios of earnings to combined fixed charges and preferred stock dividends of General Motors have been derived from General Motors' Consolidated Financial Statements. Such data should be read in conjunction with General Motors' Consolidated Financial Statements (including the notes thereto) and Management's Discussion and Analysis in the General Motors 1996 Form 10-K, which is incorporated herein by reference, including the information with respect to Hughes in Exhibit 99 thereto. The ratios of earnings to combined fixed charges and preferred stock dividends of General Motors as of and for the years ended December 31, 1996, 1995, 1994, 1993 and 1992 have been derived from General Motors' Consolidated Financial Statements. The ratios of earnings to combined fixed charges and preferred stock dividends of General Motors for the three months ended March 31, 1997 and 1996 have been derived from General Motors' Unaudited Consolidated Financial Statements for such periods, which, in the opinion of management, reflect all adjustments (consisting of only normal recurring items) that are necessary to fairly present the financial information for such periods. The results for interim periods are not necessarily indicative of results which may be expected for any other interim period or for the full year.

THREE MONTHS
    ENDED
  MARCH 31,         YEARS ENDED DECEMBER 31,
-------------   --------------------------------
1997    1996    1996   1995   1994   1993   1992
----    ----    ----   ----   ----   ----   ----
 2.74    1.78   2.07   2.20   2.14   1.21    *

-------------------------
* Earnings were inadequate to cover combined fixed charges and preferred stock dividends by $4,510 million in 1992.

     For purposes of computing the ratio of earnings to fixed charges, "earnings" consist of income from continuing operations before cumulative effect of accounting changes plus income taxes and fixed charges included in income from continuing operations after eliminating the amortization of capitalized interest and the undistributed earnings of affiliates; "fixed charges" consist of interest and related charges on debt, that portion of rentals deemed to be interest and interest capitalized in the period; and "preferred stock dividends" represent the pretax earnings required to cover the dividend requirements of General Motors' preference and preferred stock, as applicable.

                                 CAPITALIZATION

     The following table sets forth the capitalization of General Motors and its consolidated subsidiaries at March 31, 1997, and as adjusted to reflect consummation of the Offers, assuming that all of the Depositary Shares sought to be tendered pursuant to the Offers are validly tendered and accepted by General Motors and the Trusts in exchange for the Preferred Securities. See "The Offers--Purpose of the Offers." Thus, the following table reflects the exchange of 5,462,917 Series D 7.92% Depositary Shares and 9,071,910 Series G 9.12% Depositary Shares, in each case for an equal number of the related series of Preferred Securities offered hereby. The following should be read in conjunction with General Motors' Consolidated Financial Statements (including the notes thereto) and Management's Discussion and Analysis in General Motors' 1996 Form 10-K, which is incorporated herein by reference, including the information with respect to Hughes in Exhibit 99 thereto.

                                                                   MARCH 31, 1997
                                                                --------------------
                                                                 ACTUAL     ADJUSTED
                                                                 ------     --------
                                                                   (IN MILLIONS)
Notes and loans payable.....................................    $ 88,111    $ 88,111
                                                                --------    --------
General Motors--obligated mandatorily redeemable preferred
  securities of Subsidiary Trust holding solely Junior
  Subordinated Debentures of General Motors--Series D.......          --         143
General Motors--obligated mandatorily redeemable preferred
  securities of Subsidiary Trust holding solely Junior
  Subordinated Debentures of General Motors--Series G.......          --         257
STOCKHOLDERS' EQUITY(a)
  Preference Stocks.........................................           1          (b)
  Common stocks
     $1 2/3 Common Stock(c).................................       1,216       1,216
     Class H Common Stock...................................          10          10
  Capital surplus (principally additional paid-in
     capital)(c)............................................      17,689      17,338
  Retained earnings.........................................       7,511       7,463
                                                                --------    --------
     Subtotal...............................................      26,427      26,027
  Minimum pension liability adjustment......................      (3,490)     (3,490)
  Accumulated foreign currency translation adjustments......        (475)       (475)
  Net realized gains on investments in certain debt and
     equity securities......................................         343         343
                                                                --------    --------
     Total stockholders' equity.............................      22,805      22,405
                                                                --------    --------
     Total capitalization...................................    $110,916    $110,916
                                                                ========    ========

-------------------------
(a) General Motors is evaluating the accounting for the Hughes Transactions and whether the distribution of the Hughes defense business would be recorded at historical cost, with no gain recognized, or at fair value, with a related gain. Regardless of whether the Hughes transactions are recorded at historical cost or fair value, it is anticipated that there would be a reduction to General Motors' stockholders' equity of between $0.6 billion and $1.6 billion, depending on several variables, the largest of which is the level of debt incurred by the Hughes defense business prior to the spin-off. For a description of the Hughes Transactions, see "General Motors Corporation."

(b) Less than $1 million.

(c) During the first quarter of 1997, General Motors used approximately $1.6 billion to acquire more than 27 million shares of its $1 2/3 Common Stock under a $2.5 billion stock repurchase program announced in January 1997. General Motors also used approximately $200 million to repurchase shares of its $1 2/3 Common Stock for certain employee benefit plans.

                              ACCOUNTING TREATMENT


     The refinancings of the Preference Stocks with the Preferred Securities will decrease General Motors' stockholders' equity and may increase or decrease earnings applicable to common stockholders depending upon the difference between the carrying value of the Preference Stocks represented by the Depositary Shares accepted in the exchange and the fair market value of the Preferred Securities at the time of the exchange. Each Subsidiary Trust will be included in General Motors' consolidated financial statements as currently shown in the "Capitalization Table" on page 37. The notes to the General Motors consolidated financial statements will also reflect that the sole assets of the Series D Trust will be the principal amount of the Series D Junior Subordinated Debentures and that the sole assets of the Series G Trust will be the principal amount of the Series G Junior Subordinated Debentures.

                                   THE TRUSTS

     Each of the Series D Trust and the Series G Trust is a statutory business trust, in each case formed under Delaware law pursuant to (i) a declaration of trust, dated as of April 11, 1997, executed by General Motors, as Sponsor, and the Trustees of such Trust and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on April 11, 1997. The declaration relating to each Trust will be amended and restated in its entirety (with respect to each Trust, as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Declaration will be qualified as an indenture under the Trust Indenture Act. Upon issuance by a Trust of its Preferred Securities, the purchasers thereof will own all of such Preferred Securities. See "Description of the Preferred Securities--Book-Entry; Delivery and Form." General Motors will directly or indirectly acquire all of the Common Securities of each Trust, in each case in an aggregate liquidation amount equal to at least 3% of the total capital of such Trust.

     Pursuant to each Declaration, the number of Trustees for each Trust will initially be five. Three of the Trustees (with respect to each Trust, the "Regular Trustees") will be persons who are employees or officers of, or who are affiliated with, General Motors. The fourth trustee for each Trust will be a financial institution that is unaffiliated with General Motors, which trustee will serve as the Institutional Trustee of such Trust. Initially, Wilmington Trust Company will be the Institutional Trustee under each of the Series D Trust and the Series G Trust, in each case until removed or replaced by the holder of the Common Securities of the applicable Trust. For purposes of compliance with the provisions of the Trust Indenture Act, Wilmington Trust Company will act as the Guarantee Trustee for each of the Series D Trust and the Series G Trust, in each case under the applicable Preferred Securities Guarantee, and as Debt Trustee of each of the Series D Trust and the Series G Trust, in each case under the Indenture. The fifth trustee for each Trust will be the Delaware Trustee. Initially, Wilmington Trust Company will act as Delaware Trustee for each of the Series D Trust and the Series G Trust. See "Description of the Preferred Securities Guarantees" and "Description of the Preferred Securities--Voting Rights" herein.

     The Institutional Trustee of a Trust will hold title to the Junior Subordinated Debentures purchased by such Trust for the benefit of the holders of the Trust Securities of such Trust and will have the power to exercise all rights, powers and privileges under the Indenture as the holder of such Junior Subordinated Debentures. In addition, the Institutional Trustee of such Trust will maintain exclusive control of the Property Account of such Trust to hold all payments made in respect of the Junior Subordinated Debentures held by such Trust for the benefit of the holders of the Trust Securities of such Trust. The Institutional Trustee of a Trust will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities of such Trust out of funds from the Property Account of such Trust. The Guarantee Trustee of a Trust will hold the Preferred Securities Guarantee relating to such Trust for the benefit of the holders of the Preferred Securities to which such Preferred Securities Guarantee relates. General Motors, as the direct or indirect holder of all the Common Securities of each Trust, will have the right to appoint, remove or replace any Trustee for such Trust and to increase or decrease the number of Trustees for such Trust. General Motors will pay all fees and expenses related to each Trust and the offering of the Trust Securities of such Trust. See "Description of the Junior Subordinated Debentures--Miscellaneous."

     The rights of the holders of the Preferred Securities of a Trust, including economic rights, rights to information and voting rights, are set forth in the Declaration relating to such Trust, the Business Trust Act and the Trust Indenture Act. See "Description of the Preferred Securities."

     Each of the Trusts exists for the sole purpose of (i) issuing (a) its Preferred Securities in exchange for Depositary Shares validly tendered in its Offer and delivering such Depositary Shares to General Motors in consideration of the deposit by General Motors as trust assets of the related Junior Subordinated Debentures having an aggregate stated principal amount equal to the aggregate stated liquidation amount of its Preferred Securities, and (b) its Common Securities to General Motors in exchange for cash and investing the proceeds thereof in an equal aggregate stated principal amount of such Junior Subordinated Debentures and (ii) engaging in those other activities as are necessary or incidental thereto.

     Under the applicable Declaration, a Trust shall not, and the Trustees (including the Institutional Trustee) of such Trust shall cause such Trust not to, engage in any activity other than in connection with the purposes of such Trust or other than as required or authorized by such Declaration. In particular, a Trust shall not and the Trustees (including the Institutional Trustee) of such Trust shall not (i) invest any proceeds received by such Trust from holding the Junior Subordinated Debentures purchased by such Trust but shall promptly distribute all such proceeds to holders of its Trust Securities pursuant to the terms of the applicable Declaration and of such Trust Securities; (ii) acquire any assets other than as expressly provided in the applicable Declaration; (iii) possess Trust property for other than a Trust purpose; (iv) make any investments, other than investments represented by the Junior Subordinated Debentures purchased by such Trust; (v) possess any power or otherwise act in such a way as to vary trust assets or the terms of its Trust Securities in any way whatsoever; (vi) issue any securities or other evidences of beneficial ownership of, or beneficial interests in, such Trust other than its Trust Securities; (vii) incur any indebtedness for borrowed money or (viii)
(a) direct the time, method and place of exercising any trust or power conferred upon the Debt Trustee of such Trust with respect to the Junior Subordinated Debentures held by such Trust, (b) waive any past default that is waivable under
Section 5.7 of the Indenture, (c) exercise any right to rescind or annul any declaration that the principal of all of the Junior Subordinated Debentures held by such Trust shall be due and payable or (d) consent to any amendment, modification or termination of the Indenture as it relates to such Trust or the Junior Subordinated Debentures held by such Trust or the applicable Declaration, in each case where such consent shall be required, if such action would cause such Trust to be classified for United States federal income tax purposes as other than a grantor trust or would cause such Trust to be deemed an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

     Each Declaration may be modified and amended if approved by the Regular Trustees (and in certain circumstances the Institutional Trustee and the Delaware Trustee) of the applicable Trust, provided that, if any proposed amendment provides for, or such Regular Trustees otherwise propose to effect,
(i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities of such Trust, whether by way of amendment to the applicable Declaration or otherwise or (ii) the dissolution, winding-up or termination of such Trust other than pursuant to the terms of applicable Declaration, then the holders of Trust Securities of such Trust voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities of such Trust affected thereby; provided, that, if any amendment or proposal referred to in clause (i) above would adversely affect only the Preferred Securities or the Common Securities of such Trust, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Securities.

     Each Declaration may also be amended without the consent of the holders of the Trust Securities of the applicable Trust to (i) cure any ambiguity; (ii) correct or supplement any provision in the applicable Declaration that may be defective or inconsistent with any other provision of such Declaration; (iii) add to the covenants, restrictions or obligations of General Motors, as sponsor of the applicable Trust; (iv) conform to any change in Rule 3a-5 under the 1940 Act or written change in interpretation or application of Rule 3a-5 which amendment does not have a material adverse effect on the rights, preferences or privileges of the holders of the Trust Securities of the applicable Trust; (v) preserve the status of the applicable Trust as a grantor trust for federal income tax purposes; and (vi) make any other change that does not adversely affect the rights of the holders of the Trust Securities of the applicable Trust.

     It shall not be necessary for the consent of the holders of Trust Securities of the applicable Trust under the applicable Declaration to approve the particular form of any proposed amendment to such Declaration, but it shall be sufficient if such consent shall approve the substance thereof.

     The books and records of a Trust will be maintained at its principal office and will be open for inspection by a holder of the Preferred Securities of such Trust or the duly authorized representative of such holder for any purpose reasonably related to its interest in such Trust during normal business hours. Each Trust anticipates that it will not be required to file with the Commission or distribute to holders of its Preferred Securities periodic reports regarding each Trust.

     Each Declaration provides that the Trustees of the applicable Trust may treat the person in whose name a Preferred Security of such Trust is registered on the books and records of such Trust as the sole holder thereof and of the Preferred Securities represented thereby for purposes of receiving distributions and for all other purposes and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such certificate or in the Preferred Securities represented thereby on the part of any person, whether or not such Trust shall have actual or other notice thereof. The Preferred Securities of each Trust will be issued in fully registered form. Investors may elect to hold their Preferred Securities directly or, subject to the rules and procedures of The Depository Trust Company or The Philadelphia Depository Trust Company (each, a "Depository Institution"), as applicable, described under "Description of the Preferred Securities--Book-Entry; Delivery and Form," hold interests in a global certificate registered on the books and records of the applicable Trust in the name of a Depository Institution or its nominee. Under each Declaration:

          (i) the applicable Trust and its Trustees shall be entitled to deal with a Depository Institution (or any successor depositary) for all purposes, including the payment of distributions and receiving approvals, or consents under such Declaration, and except as set forth in the applicable Declaration, shall have no obligation to persons owning its Preferred Securities (with respect to such Trust, "Preferred Security Beneficial Owners") registered in the name of and held by a Depository Institution or its nominee; and

          (ii) the rights of Preferred Security Beneficial Owners shall be exercised only through a Depository Institution (or any successor depository) and shall be limited to those established by law and agreements between such Preferred Security Beneficial Owners and a Depository Institution and/or its participants. See "Description of the Preferred Securities--Book-Entry; Delivery and Form." With respect to Preferred Securities registered in the name of and held by a Depository Institution or its nominee, all notices and other communications required under the applicable Declaration shall be given to, and all distributions on such Preferred Securities shall be given or made to, a Depository Institution (or its successor).

     THE FOREGOING SUMMARY OF CERTAIN PROVISIONS OF EACH OF THE DECLARATIONS IS A DISCUSSION OF ALL MATERIAL TERMS OF SUCH DECLARATIONS, BUT DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DECLARATIONS WHICH HAVE BEEN FILED AS EXHIBITS TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART.

     The business address of the Series D Trust is c/o General Motors Corporation, 100 Renaissance Center, Detroit, Michigan 48243-7301, telephone number (313) 556-5000.

     The business address of the Series G Trust is c/o General Motors Corporation, 100 Renaissance Center, Detroit, Michigan 48243-7301, telephone number (313) 556-5000.

                                   THE OFFERS

PURPOSE OF THE OFFERS

     The purpose of the Offers is to refinance the Depositary Shares with the Preferred Securities to restructure a portion of General Motors' outstanding equity while achieving competitive financing and certain tax efficiencies. The refinancings effected pursuant to the Offers will permit General Motors to deduct interest payable on the Junior Subordinated Debentures for United States federal income tax purposes.

GENERAL

     PARTICIPATION IN AN OFFER IS VOLUNTARY AND HOLDERS OF DEPOSITARY SHARES SHOULD CAREFULLY CONSIDER WHETHER TO ACCEPT AN OFFER. NONE OF GENERAL MOTORS, THE BOARD OF DIRECTORS OF GENERAL MOTORS, THE TRUSTEES OF THE SERIES D TRUST, THE SERIES D TRUST, THE TRUSTEES OF THE SERIES G TRUST NOR THE SERIES G TRUST MAKES ANY RECOMMENDATION TO HOLDERS AS TO WHETHER TO EXCHANGE OR REFRAIN FROM EXCHANGING THEIR DEPOSITARY SHARES IN ANY OFFER. HOLDERS OF DEPOSITARY SHARES ARE URGED TO CONSULT THEIR FINANCIAL AND TAX ADVISORS IN MAKING THEIR DECISIONS ON WHAT ACTION TO TAKE IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES. SEE "PRICE RANGE OF DEPOSITARY SHARES."

     Unless the context requires otherwise, the term "Holder" means, with respect to an Offer, (i) any person in whose name any Depositary Shares subject to such Offer are registered on the books of General Motors or (ii) any other person who has obtained a properly completed stock power from the registered holder, or (iii) any person whose Depositary Shares subject to such Offer are held of record by a Depository Institution.

TERMS OF THE OFFERS

     Series D Offer. Upon the terms and subject to the conditions set forth herein and in the Letter of Transmittal relating to the Series D 7.92% Depositary Shares, the Series D Trust will exchange Series D Preferred Securities for up to 5,462,917 of the outstanding Series D 7.92% Depositary Shares not owned by General Motors. The Series D Offer will be effected on a basis of one Series D Preferred Security for each Series D 7.92% Depositary Share validly tendered and accepted for exchange, as applicable. See "--Procedures for Tendering." Upon the terms and subject to the conditions set forth herein and in the Letter of Transmittal relating to the Series D 7.92% Depositary Shares, the Series D Trust will accept Series D 7.92% Depositary Shares validly tendered and not withdrawn prior to the Series D Expiration Date and, unless the Series D Offer has been withdrawn or terminated, will deliver Series D Preferred Securities in exchange therefor to tendering holders of Series D 7.92% Depositary Shares as promptly as practicable following the Series D Expiration Date. The Series D Trust expressly reserves the right, in its sole discretion, to delay acceptance for exchange of Series D 7.92% Depositary Shares tendered under the Series D Offer and the delivery of the Series D Preferred Securities with respect to the Series D 7.92% Depositary Shares accepted for exchange (subject to Rules 13e-4 and 14e-1 under the Exchange Act, which require that General Motors and the Trust consummate the Series D Offer or return the Series D 7.92% Depositary Shares deposited by or on behalf of the holders thereof promptly after the termination or withdrawal of the Series D Offer), or to amend, withdraw or terminate the Series D Offer, at any time prior to the Series D Expiration Date for any of the reasons set forth in "--Conditions to the Offers" and "--Expiration Dates; Extensions; Amendments; Termination."

     Series G Offer. Upon the terms and subject to the conditions set forth herein and in the Letter of Transmittal relating to the Series G 9.12% Depositary Shares, the Series G Trust will exchange Series G Preferred Securities for up to 9,071,910 of the outstanding Series G 9.12% Depositary Shares not owned by General Motors. The Series G Offer will be effected on a basis of one Series G Preferred Security for each Series G 9.12% Depositary Share validly tendered and accepted for exchange, as applicable. See "--Procedures for Tendering." Upon the terms and subject to the conditions set forth herein and in the Letter of

Transmittal relating to the Series G 9.12% Depositary Shares, the Series G Trust will accept Series G 9.12% Depositary Shares validly tendered and not withdrawn prior to the Series G Expiration Date and, unless the Series G Offer has been withdrawn or terminated, will deliver Series G Preferred Securities in exchange therefor to tendering holders of Series G 9.12% Depositary Shares as promptly as practicable following the Series G Expiration Date. The Series G Trust expressly reserves the right, in its sole discretion, to delay acceptance for exchange of Series G 9.12% Depositary Shares tendered under the Series G Offer and the delivery of the Series G Preferred Securities with respect to the Series G 9.12% Depositary Shares accepted for exchange (subject to Rules 13e-4 and 14e-1 under the Exchange Act, which require that General Motors and the Trust consummate the Series G Offer or return the Series G 9.12% Depositary Shares deposited by or on behalf of the holders thereof promptly after the termination or withdrawal of the Series G Offer), or to amend, withdraw or terminate the Series G Offer, at any time prior to the Series G Expiration Date for any of the reasons set forth in "--Conditions to the Offers" and "--Expiration Dates; Extensions; Amendments; Termination."

     If more than the maximum number of Depositary Shares of either series are validly tendered to a Trust pursuant to its Offer and are not withdrawn, the applicable Trust will, upon the terms and subject to the conditions of its Offer, accept such Depositary Shares for exchange on a pro rata basis, with adjustments to avoid distributions of fractional Preferred Securities. Such proration shall be based on the quotient of (i) the maximum number of such related Depositary Shares for such Offer divided by (ii) the total number of such related Depositary Shares validly tendered pursuant to such Offer and not withdrawn. All questions as to such proration will be determined in good faith by the applicable Trust, whose determination will be final and binding. Delivery of Preferred Securities in exchange for Depositary Shares validly tendered and accepted in an Offer will be made on a date determined by General Motors after the results of the final proration in respect of the Offer have been announced, in each case as promptly as practicable after the expiration of such Offer.

     If proration of tendered Depositary Shares is required in an Offer, because of the difficulty in determining the number of Depositary Shares validly tendered (including shares tendered by the guaranteed delivery procedures described below in "--Procedures for Tendering"), each Trust expects that it would not be able to announce the final proration factor to commence the exchange for any Depositary Shares of the applicable series until following a Proration Period of approximately five Business Days after the applicable Expiration Date. Preliminary results of the proration required in an Offer (if any) will be announced by press release as promptly as practicable after the applicable Expiration Date. Holders of Depositary Shares may also obtain such preliminary information from the Dealer Managers, the Information Agent or the Exchange Agent and may also be able to obtain such information from their brokers. If proration is required in an Offer, until the final proration factors regarding such Offer are known, the applicable Trust will not issue any Preferred Securities in exchange for Depositary Shares accepted for exchange in its Offer or return Depositary Shares delivered to the Exchange Agent but not tendered or return Depositary Shares tendered but not accepted for exchange because of proration. Such Trust will issue its Preferred Securities in exchange for Depositary Shares accepted for exchange in its Offer and return Depositary Shares delivered to the Exchange Agent but not tendered and return Depositary Shares tendered but not accepted for exchange because of proration as soon as practicable following the Proration Period.

     EACH OFFER IS INDEPENDENT FROM THE OTHER OFFER. FURTHERMORE, EACH OF THE OFFERS IS SUBJECT TO CERTAIN CONDITIONS, AS DESCRIBED HEREIN.

     In all cases, except to the extent waived by the applicable Trust, delivery of Preferred Securities issued with respect to the Depositary Shares accepted for exchange pursuant to the Offers will be made only after timely receipt by the Exchange Agent of such Depositary Shares (or confirmation of book-entry transfer thereof), a properly completed and duly executed Letter of Transmittal relating to such Depositary Shares and any other documents required thereby.


     As of the date of this Prospectus, there are outstanding 6,069,909 Series D 7.92% Depositary Shares not owned by General Motors. As of the date of this Prospectus, there are outstanding 10,079,899 Series G 9.12% Depositary Shares not owned by General Motors.

     This Prospectus, together with the applicable Letter of Transmittal (or Letters of Transmittal), is being sent to all registered holders of Depositary Shares on or about the date of this Prospectus. A Trust shall be deemed to have accepted validly tendered Depositary Shares (or defectively tendered Depositary Shares with respect to which such Trust has waived such defect) when, as and if such Trust has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving Depositary Shares from, and remitting Preferred Securities to, tendering holders who are participating in an Offer. Upon the terms and subject to the conditions of each Offer, delivery of the Preferred Securities to tendering holders in each Offer will be made as promptly as practicable following the applicable Expiration Date.

     If any tendered shares of Depositary Shares are not accepted for exchange because of an invalid tender with respect to an Offer, proration, the occurrence of certain other events set forth herein, unless otherwise requested by the Holder thereof under "Special Delivery Instructions" in the applicable Letter of Transmittal, such Depositary Shares will be returned, without expense, to the tendering Holder thereof, as promptly as practicable after the applicable Expiration Date or the Proration Period (if applicable) or the withdrawal or termination of such Offer.

     Holders of Depositary Shares will not have any appraisal or dissenters' rights under the Delaware General Corporation Law in connection with either Offer. General Motors and each Trust intend to conduct each Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

     Holders who tender Depositary Shares in an Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the applicable Letter of Transmittal, transfer taxes with respect to the exchange of Depositary Shares pursuant to such Offer. See "Fees and Expenses; Transfer Taxes."

     With respect to each Offer, holders tendering Depositary Shares held in global form shall receive Preferred Securities in global form and holders tendering Depositary Shares held directly in certificated form shall receive Preferred Securities in certificated form, in each case unless otherwise specified in the applicable Letter of Transmittal.

CONDITIONS TO THE OFFERS


     Notwithstanding any other provisions of its Offer, or any extension of its Offer, a Trust will not be required to deliver its Preferred Securities in respect of any properly tendered Depositary Shares in its Offer and may terminate its Offer by oral or written notice to the Exchange Agent and the holders of the Depositary Shares tendered in its Offer, or, at its option, may modify or otherwise amend its Offer (except that a Trust cannot waive the Minimum Distribution Condition with respect to its Offer) with respect to such Depositary Shares if the condition in clause (a) below is not satisfied at or prior to the applicable Expiration Date or if any of the events specified in clauses (b) through (d) occurs at or prior to the applicable Expiration Date:


          (a) tenders by a sufficient number of holders of Depositary Shares to satisfy the Minimum Distribution Condition for its Offer;

          (b) any action has been taken or threatened, or any statute, rule, regulation, judgment, order, stay, decree or injunction has been promulgated, enacted, entered, enforced or deemed applicable to its Offer, by or before any court or governmental regulatory or administrative agency or authority or tribunal, domestic or foreign, which (i) challenges the making of its Offer, or might directly or indirectly prohibit, prevent, restrict or delay consummation of such Offer, or otherwise and adversely affects in any material manner its Offer or (ii) could materially adversely affect the business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects of General Motors and its subsidiaries, taken as a whole, or materially impair the contemplated benefits of its Offer to General Motors, including any such action, statute, rule, regulation, judgment, order, stay, decree or injunction which would constitute a Tax Event with respect to such Trust if it occurred after the applicable Expiration Date;

          (c) any event has occurred or is likely to occur affecting the business or financial affairs of General Motors that would or might prohibit, prevent, restrict or delay consummation of its Offer or that will, or is reasonably likely to, materially impair the contemplated benefits of its Offer or might be material to holders of Depositary Shares in deciding whether to accept its Offer; and

          (d) any of the following events shall have occurred (i) any general suspension of or limitation on trading in securities on the NYSE or in the over-the-counter market (whether or not mandatory), (ii) any significant adverse change in the price of the Depositary Shares subject to such Offer or in the United States securities or financial markets, (iii) a material impairment in the trading market for debt or equity securities on the NYSE or in the over-the-counter market (whether or not mandatory), (iv) a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States (whether or not mandatory), (v) a commencement of a war, armed hostilities or other national or international crisis directly or indirectly relating to the United States, (vi) any limitation (whether or not mandatory) by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States, or (vii) any significant adverse change in U.S. securities or financial markets generally or in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof.

     The foregoing conditions are for the sole benefit of the applicable Trust and General Motors in connection with the applicable Offer and, except for the Minimum Distribution Condition, may be waived by such Trust and General Motors, in whole or in part, in their sole discretion. Any determination made by General Motors or the applicable Trust concerning an event, development or circumstance described or referred to above will be final and binding on all parties with respect to its Offer.

EXPIRATION DATES; EXTENSIONS; AMENDMENTS; TERMINATION

     Each Offer will expire on the applicable Expiration Date, which, as required by applicable law, will be at least twenty (20) Business Days after the commencement of such Offer. Each Trust expressly reserves the right, as to its Offer, in its sole discretion, subject to applicable law, to (i) terminate its Offer, and not accept for exchange any Depositary Shares tendered in its Offer and promptly return such Depositary Shares upon the failure of any of the conditions specified above in "--Conditions to the Offers," (ii) waive any condition to its Offer (other than the Minimum Distribution Condition) and accept all Depositary Shares previously tendered pursuant to its Offer, (iii) extend the Expiration Date of its Offer and retain all Depositary Shares tendered pursuant to its Offer until the applicable Expiration Date, subject, however, to all withdrawal rights of holders, see "--Withdrawal of Tenders,"
(iv) amend the terms of its Offer, (v) modify the form of the consideration to be paid pursuant to its Offer, or (vi) not accept for exchange the Depositary Shares tendered pursuant to its Offer at any time on or prior to the Expiration Date for its Offer as a result of an invalid tender, proration, withdrawal prior to the applicable Expiration Date or the occurrence of certain other events as set forth herein. Any amendment applicable to an Offer will apply to all Depositary Shares tendered pursuant to such Offer. During any extension of an Offer, all Depositary Shares previously tendered pursuant to such Offer and not withdrawn will remain subject to such Offer.

     If a Trust makes a material change in the terms of its Offer, such Trust will extend its Offer. The minimum period for which a Offer must remain open following material changes in the terms of such Offer or the information concerning such Offer, other than a change in the amount of Depositary Shares sought for exchange in such Offer or an increase or decrease in the consideration offered to holders of Depositary Shares pursuant to such Offer, will depend upon the facts and circumstances, including the relative materiality of the change or information. With respect to a decrease in the number of Depositary Shares sought in an Offer or an increase or decrease in the consideration offered to holders of the Depositary Shares pursuant to such Offer, if required, such Offer will remain open for a minimum of ten (10) Business Days following public announcement of such change. In the case of any amendment, withdrawal or termination of an Offer, a public announcement will be issued no later than 9:00 a.m., Eastern time, on the next business day after the previously scheduled Expiration Date of such Offer. If any Trust withdraws or terminates its Offer, it will give immediate notice to the Exchange Agent, and the Depositary Shares theretofore tendered pursuant to its Offer will be returned promptly to the tendering holders thereof. See "--Withdrawal of Tenders." In order to satisfy the NYSE listing requirements, acceptance of Depositary Shares validly tendered in each Offer is subject to the Minimum Distribution Condition, which condition may not be waived.

PROCEDURES FOR TENDERING

     With respect to an Offer, the tender of Depositary Shares by a Holder thereof pursuant to one of the procedures set forth below will constitute an agreement between such Holder and the applicable Trust in accordance with the terms and subject to the conditions set forth herein and in the applicable Letter of Transmittal and such Trust's right to terminate its Offer as described herein and such Holder's right to withdraw tendered Depositary Shares as described herein.

     EACH HOLDER OF DEPOSITARY SHARES WISHING TO PARTICIPATE IN AN OFFER MUST
(I) PROPERLY COMPLETE AND SIGN THE LETTER OF TRANSMITTAL RELATING TO THE SERIES OF DEPOSITARY SHARES SUBJECT TO SUCH OFFER IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED HEREIN AND IN SUCH LETTER OF TRANSMITTAL (EXCEPT WHEN AN AGENT'S MESSAGE IS APPROPRIATE AND UTILIZED), TOGETHER WITH ANY REQUIRED SIGNATURE GUARANTEES, AND DELIVER THE SAME TO THE EXCHANGE AGENT AT ONE OF ITS ADDRESSES SET FORTH ON THE BACK COVER PAGE HEREOF PRIOR TO THE EXPIRATION DATE WITH RESPECT TO SUCH OFFER AND EITHER (A) CERTIFICATES FOR THE DEPOSITARY SHARES BEING TENDERED IN SUCH OFFER MUST BE RECEIVED BY THE EXCHANGE AGENT AT SUCH ADDRESS OR (B) SUCH DEPOSITARY SHARES MUST BE TRANSFERRED PURSUANT TO THE PROCEDURES FOR BOOK-ENTRY TRANSFER DESCRIBED BELOW AND A CONFIRMATION OF SUCH BOOK-ENTRY TRANSFER MUST BE RECEIVED BY THE EXCHANGE AGENT, IN EACH CASE PRIOR TO THE APPLICABLE EXPIRATION DATE, OR (II) COMPLY WITH THE GUARANTEED DELIVERY PROCEDURES DESCRIBED BELOW. LETTERS OF TRANSMITTAL, DEPOSITARY SHARES AND ANY OTHER REQUIRED DOCUMENTS SHOULD BE SENT ONLY TO THE EXCHANGE AGENT, NOT TO ANY TRUST, GENERAL MOTORS, ANY DEALER MANAGER OR THE INFORMATION AGENT.

     Special Procedure for Beneficial Owners. Any beneficial owner whose shares of Depositary Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Depositary Shares in an Offer should contact such registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on its own behalf, such owner must, prior to completing and executing the Letter of Transmittal relating to the series of Depositary Shares subject to such Offer and delivering its Depositary Shares, either make appropriate arrangements to register ownership of such Depositary Shares in such owner's name or obtain a properly completed stock power from the registered Holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the applicable Expiration Date.

     THE METHOD OF DELIVERY OF DEPOSITARY SHARES AND ALL OTHER DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SENT BY MAIL, IT IS RECOMMENDED THAT (1) REGISTERED MAIL, RETURN RECEIPT REQUEST, BE USED, (2) INSURANCE BE OBTAINED, AND
(3) THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE APPLICABLE EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT ON OR BEFORE SUCH EXPIRATION DATE.

     Signature Guarantees. If Depositary Shares tendered in an Offer are registered in the name of the signer of the accompanying Letter of Transmittal and the Preferred Securities to be issued in exchange therefor are to be issued (and any untendered Depositary Shares are to be reissued) in the name of the registered Holder, the signature of such signer need not be guaranteed. If the Depositary Shares tendered in an Offer are registered in the name of someone other than the signer of the accompanying Letter of Transmittal, or if Preferred Securities issued in exchange therefor are to be issued in the name of any person other than the signer of the accompanying Letter of Transmittal, such tendered Depositary Shares must be endorsed or accompanied by written instructions of transfer in form satisfactory to the applicable Trust and duly executed by the registered Holder, and the signature on the endorsement or instrument of transfer must be guaranteed by a financial institution (including most banks, savings and loans associations and brokerage houses) that is a participant in the Security Transfer Agents Medallion Program or the Stock Exchange Medallion Program (any of the foregoing hereinafter referred to as an "Eligible Institution"). If the Preferred Securities and/or the shares of Depositary Shares are not exchanged pursuant to an Offer or are to be delivered to an address other than that of the registered Holder appearing on the register for such Depositary Shares, the signature in the accompanying Letter of Transmittal must be guaranteed by an Eligible Institution.


     Book-Entry Transfer. Each Trust understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Depositary Shares tendered in its Offer at a Depository Institution for the purpose of facilitating such Offer, and subject to the establishment thereof, any financial institution that is a participant in a Depository Institution's system may make book-entry delivery of Depositary Shares in such Offer by causing the Depository Institution to transfer such Depositary Shares into the Exchange Agent's account with respect to such Depositary Shares in accordance with such Depository Institution's Automated Tender Offer Program ("ATOP") procedures, if applicable, for such book-entry transfers. However, the exchange for the Depositary Shares so tendered in an Offer will only be made after timely confirmation (a "Book-Entry Confirmation") of such Book-Entry Transfer of Depositary Shares into the Exchange Agent's account with respect to such Offer, and timely receipt by the Exchange Agent of an Agent's Message (as such term is defined in the next paragraph) and any other documents required by the applicable Letter of Transmittal.


     The term "Agent's Message" means a message, transmitted by a Depository Institution and received by the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that such Depository Institution has received an express acknowledgment from such participant tendering Depositary Shares that is the subject to such Book-Entry Confirmation, that such participant has received and agrees to be bound by the terms of the applicable Letter of Transmittal, and that the applicable Trust may enforce such agreement against such participant.


     Guaranteed Delivery. If a Holder desires to participate in an Offer and time will not permit the applicable Letter of Transmittal or Depositary Shares to reach the Exchange Agent before the applicable Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at one of its addresses on the back cover page hereof prior to the applicable Expiration Date, a letter, telegram or facsimile transmission from an Eligible Institution setting forth the name and address of the tendering Holder, the name(s) in which the shares of Depositary Shares are registered and, if the shares of Depositary Shares are held in certificated form, the certificate numbers of the Depositary Shares to be tendered in such Offer, and stating that the tender is being made thereby and guaranteeing that within three NYSE trading days after the date of execution of such letter, telegram or facsimile transmission by the Eligible Institution, such Depositary Shares in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal relating to the series of Depositary Shares subject to such Offer (and any other required documents), or, in the case of a Depository Institution, an Agent's Message, will be delivered by such Eligible Institution. Unless the Depositary Shares being tendered by the above-described method are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal relating to the series of Depositary Shares subject to such Offer and any other required documents) or, in the case of a Depository Institution, in accordance with such Depository Institution's ATOP procedures, if applicable (along with an applicable Letter of Transmittal or an Agent's Message) is received, the offering Trust may, at its option, reject the tender. In addition to the copy being transmitted herewith, copies of the applicable Notice of Guaranteed Delivery which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent and the Information Agent.


     Miscellaneous. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Depositary Shares in connection with an Offer will be determined by the applicable Trust, whose determination will be final and binding. Each Trust reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of such Trust's counsel, be unlawful. Each Trust also reserves the absolute right to waive any defect or irregularity in the tender of any Depositary Shares in its Offer, and each Trust's interpretation of the terms and conditions of its Offer (including the instructions in the applicable Letter of Transmittal) will be final and binding. None of the Series D Trust, the Series G Trust, General Motors, the Exchange Agent, the Dealer Managers, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

     Tenders of Depositary Shares involving any irregularities will not be deemed to have been made until such irregularities have been cured or waived. Depositary Shares received by the Exchange Agent in connection with an Offer that are not validly tendered and as to which the irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holder (or in the case of Depositary Shares tendered by book-entry transfer into the Exchange Agent's account at a Depository Institution, such Depositary Shares will be credited to an account maintained at the Depository Institution designated by the participant therein who so delivered such Depositary Shares), unless otherwise requested by the Holder in the accompanying Letter of Transmittal, as promptly as practicable after the applicable Expiration Date or the withdrawal or termination of the applicable Offer.

LETTERS OF TRANSMITTAL

     The Letter of Transmittal relating to each series of Depositary Shares contains, among other things, the following terms and conditions, which are part of the applicable Offer. The party tendering the Depositary Shares for exchange pursuant to an Offer (the "Transferor") exchanges, assigns and transfers the Depositary Shares to the applicable Trust, and irrevocably constitutes and appoints the Exchange Agent as the Transferor's agent and attorney-in-fact to cause such Depositary Shares to be assigned, transferred and exchanged in such Offer. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer such Depositary Shares and to acquire the Preferred Securities issuable upon the exchange of such tendered Depositary Shares and that, when such Transferor's shares of Depositary Shares are accepted for exchange, the applicable Trust will acquire good and unencumbered title to such tendered Depositary Shares, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by such Trust to be necessary or desirable to complete the exchange, assignment and transfer of tendered Depositary Shares or transfer ownership of such Depositary Shares on the account books maintained by the Depository Institution. All authority conferred by the Transferor will survive the death, bankruptcy or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such Transferor.

     THERE IS A SEPARATE LETTER OF TRANSMITTAL FOR EACH OFFER.

WITHDRAWAL OF TENDERS

     Tenders of Depositary Shares pursuant to an Offer may be withdrawn at any time prior to the applicable Expiration Date and, unless accepted for exchange by the offering Trust, may be withdrawn at any time after 40 Business Days after the date of this Prospectus.

     To be effective, a written notice of withdrawal with respect to an Offer delivered by mail, hand delivery or facsimile transmission must be timely received by the Exchange Agent at one of its addresses set forth on the back cover page hereof. The method of notification is at the risk and election of the Holder.

     Any such notice of withdrawal must specify (i) the Holder named in the applicable Letter of Transmittal as having tendered Depositary Shares to be withdrawn in such Offer, (ii) if the shares of Depositary Shares are held in certificated form, the certificate numbers of the Depositary Shares to be withdrawn, (iii) that such Holder is withdrawing his election to have such Depositary Shares exchanged, (iv) the name of the registered Holder of such Depositary Shares and (v) the series of Depositary Shares tendered. In addition, the notice of withdrawal must be signed by the Holder in the same manner as the original signature on the accompanying Letter of Transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to the applicable Trust that the person withdrawing the tender has succeeded to the beneficial ownership of the Depositary Shares being withdrawn. The Exchange Agent will return the properly withdrawn

Depositary Shares promptly following receipt of notice of withdrawal. If shares of Depositary Shares have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at a Depository Institution to be credited with the withdrawn Depositary Shares and otherwise comply with such Depository Institution procedures. All questions as to the validity of notice of withdrawal, including time of receipt, will be determined by the applicable Trust, and such determination will be final and binding on all parties.

     Withdrawals of tenders of Depositary Shares may not be rescinded and any Depositary Shares withdrawn will thereafter be deemed not validly tendered for purposes of any Offer. Properly withdrawn Depositary Shares, however, may be retendered by following the procedures therefor described elsewhere herein at any time prior to the applicable Expiration Date. See "--Procedures for Tendering."

     Upon the terms and subject to the conditions of its Offer, including the Minimum Distribution Condition, each Trust will accept for exchange any and all Depositary Shares that have been validly tendered in its Offer, and not withdrawn prior to the Expiration Date for its Offer.

     Each Trust expressly reserves the right, in its sole discretion, to delay acceptance for exchange of Depositary Shares tendered under its Offer and the delivery of its Preferred Securities with respect to the Depositary Shares accepted for exchange in its Offer (subject to Rules 13e-4 and 14e-1 under the Exchange Act, which require that General Motors and the applicable Trust consummate such Offer or return the Depositary Shares deposited by or on behalf of the holders thereof promptly after the termination or withdrawal of such Offer), or to amend, withdraw or terminate its Offer, at any time prior to the applicable Expiration Date for any of the reasons set forth in "--Conditions to the Offers" and "--Expiration Dates; Extensions; Amendments; Termination."

     If a Trust decides, in its sole discretion, to decrease the number of shares of Depositary Shares sought in its Offer or to increase or decrease the consideration offered to holders of Depositary Shares in its Offer, and if such Offer is scheduled to expire less than ten (10) Business Days from and including the date that notice of such increase or decrease is first published, sent or given in the manner specified in "--Expiration Dates; Extensions; Amendments; Termination," then such Offer will be extended for a minimum of ten (10) Business Days from and including the date of such notice.

     All Depositary Shares not accepted pursuant to an Offer will be returned to the tendering holders at the offering Trust's expense as promptly as practicable following the applicable Expiration Date.

EXCHANGE AGENT AND INFORMATION AGENT

     The First National Bank of Boston has been appointed as Exchange Agent for each of the Offers.

                             The Exchange Agent is:

                       THE FIRST NATIONAL BANK OF BOSTON

           If delivered by Facsimile, to:                            If delivered by Hand, to:
          (For Eligible Institutions Only)                              Securities Transfer
          The First National Bank of Boston                            & Reporting Services
                   (617) 575-2233                                    55 Broadway, Third Floor
   (Confirm Receipt by Telephone: (800) 331-9922)                    New York, New York 10006
              If delivered by Mail, to:                       If delivered by Overnight Courier, to:
          The First National Bank of Boston                      The First National Bank of Boston
            Shareholder Services Division                          Shareholder Services Division
                    P.O. Box 9360                                       Mail Stop 45-02-53
                 Mail Stop 45-02-53                                      150 Royall Street
          Boston, Massachusetts 02205-9360                          Canton, Massachusetts 02021

     Georgeson & Company Inc. has been retained as the Information Agent to assist in connection with each of the Offers. Questions and requests for assistance regarding the Offers, requests for additional copies of this Prospectus, the Letters of Transmittal and requests for Notices of Guaranteed Delivery may be directed to the Information Agent.

                           The Information Agent is:

                         GEORGESON & COMPANY INC. LOGO
                               Wall Street Plaza
                            New York, New York 10005
                 Banks and Brokers Call Collect: (212) 440-9800
                   All Others Call Toll-Free: (800) 223-2064

     In connection with each Offer, General Motors will pay the Exchange Agent and Information Agent reasonable and customary fees for their services and will reimburse them for all their reasonable out-of-pocket expenses in connection therewith.

DEALER MANAGERS; SOLICITING DEALERS

     Merrill Lynch, Pierce, Fenner & Smith Incorporated, Smith Barney Inc., Morgan Stanley & Co. Incorporated, PaineWebber Incorporated and Prudential Securities Incorporated, as Dealer Managers for the Offers, have agreed to solicit exchanges of Depositary Shares for Preferred Securities. The fee payable by General Motors to the Dealer Managers is, in the aggregate, $0.125 per Depositary Share validly tendered and accepted for exchange pursuant to the Offers plus any amount that the Dealer Managers may be entitled to pursuant to the next paragraph. General Motors will also reimburse the Dealer Managers for certain reasonable out-of-pocket expenses in connection with the Offers and General Motors and the Trusts will indemnify the Dealer Managers against certain liabilities, including liabilities under the Securities Act. The Dealer Managers engage in transactions with, and from time to time have performed services for, General Motors. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated and PaineWebber Incorporated each acted as underwriter for the issuance of each series of the Depositary Shares and Prudential Securities Incorporated acted as underwriter for the issuance of the Series G 9.12% Depositary Shares.

     General Motors will pay to a Soliciting Dealer a solicitation fee for all Depositary Shares validly tendered and accepted pursuant to the Offers of $0.50 per Depositary Share (except that in the case of transactions equal to or exceeding 10,000 Depositary Shares of any given series, General Motors will pay a solicitation fee of $0.25 per Depositary Share), in each case subject to certain conditions. As used in this Prospectus, "Soliciting Dealer" includes (i) any broker or dealer in securities, including each Dealer Manager in its capacity as a broker or dealer, who is a member of any national securities exchange or of the National Association of Securities Dealers, Inc. (the "NASD"), (ii) any foreign broker or dealer not eligible for membership in the NASD who agrees to conform to the NASD's Rules of Fair Practice in soliciting tenders outside the United States to the same extent as though it were an NASD member, or (iii) any bank or trust company, any one of whom has solicited and obtained a tender pursuant to the Offers. No solicitation fee shall be payable to a Soliciting Dealer with respect to the tender of shares of Depositary Shares by the Holder unless the Letter of Transmittal accompanying such tender designates such Soliciting Dealer as such in the box captioned "Solicited Tenders."

     Soliciting Dealers will include any of the organizations described in clauses (i), (ii) and (iii) above even when the activities of such organizations in connection with an Offer consist solely of forwarding to clients materials relating to such Offer, including this Prospectus and the applicable Letter of Transmittal, and tendering Depositary Shares as directed by beneficial owners thereof; provided that under no circumstances shall any fee be paid to Soliciting Dealers more than once with respect to any Depositary Share. No Soliciting Dealer is required to make any recommendation to holders of Depositary Shares as to whether to tender or refrain from tendering in an Offer. No assumption is made, in making payment to any Soliciting Dealer, that its activities in connection with an Offer included any activities other than those described above, and for all purposes noted in all materials relating to an Offer, the term "solicit" shall be deemed to mean no more than

"processing Depositary Receipts for Depositary Shares tendered" or "forwarding to customers materials regarding an Offer."

     If tendered shares of Depositary Shares are being delivered by book-entry transfer made to an account maintained by the Exchange Agent with Depository Institutions, the Soliciting Dealer must return a Notice of Solicited Tenders (included in the materials provided to brokers and dealers) to the Exchange Agent within three trading days after the applicable Expiration Date in order to receive a solicitation fee. No solicitation fee shall be payable to a Soliciting Dealer in respect of shares of Depositary Shares (i) beneficially owned by such Soliciting Dealer or (ii) registered in the name of such Soliciting Dealer unless such shares of Depositary Shares are being held by such Soliciting Dealer as nominee and such shares of Depositary Shares are being tendered for the benefit of one or more beneficial owners identified on the accompanying Letter of Transmittal or the Notice of Solicited Tenders. No solicitation fee shall be payable to the Soliciting Dealer with respect to the tender of Depositary Shares by the Holder of record, for the benefit of the beneficial owner, unless the beneficial owner has designated such Soliciting Dealer.

     No solicitation fee shall be payable to a Soliciting Dealer if such Soliciting Dealer is required for any reason to transfer any portion of such fee to a tendering Holder (other than itself). No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of General Motors, the Series D Trust, the Series G Trust, the Trustees, the Exchange Agent, the Information Agent or the Dealer Managers for purposes of the Offers.

     Other than as described above, General Motors will not pay any solicitation fees to any broker, dealer, bank, trust company or other person for any Depositary Shares exchanged in connection with the Offers. General Motors will reimburse such persons for customary handling and mailing expenses incurred in connection with the Offers.

     Additional solicitations may be made by telephone, in person or otherwise by officers and regular employees of General Motors and its affiliates. No additional compensation will be paid to any such officers and employees who engage in soliciting tenders.

       LISTING AND TRADING OF PREFERRED SECURITIES AND DEPOSITARY SHARES

     Each of the Series D Preferred Securities and the Series G Preferred Securities constitutes a new issue of securities of the applicable Trust with no established trading market. While application will be made to list each series of the Preferred Securities on the NYSE, there can be no assurance that an active market for either series of the Preferred Securities will develop or be sustained in the future on such exchange. Although the Dealer Managers have indicated to each Trust that they intend to make a market in its Preferred Securities following the applicable Expiration Date as permitted by applicable laws and regulations prior to the commencement of trading on the NYSE, they are not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, either series of the Preferred Securities. In order to satisfy the NYSE listing requirements, acceptance of Depositary Shares validly tendered in each Offer is subject to the Minimum Distribution Condition, which condition may not be waived.

     Following each applicable Expiration Date, and in accordance with and subject to applicable law, General Motors may from time to time acquire Depositary Shares of the series tendered in the applicable Offer in the open market, by tender offer, subsequent exchange offer or otherwise. To the extent that any such acquisition of Depositary Shares causes the number of outstanding Depositary Shares for any series of Preference Stock to be less than 100,000, the NYSE may delist such Depositary Shares from the NYSE and the trading market for such outstanding Depositary Shares could be adversely affected. General Motors' decision to make such acquisitions is dependent on many factors, including market conditions in effect at the time of any contemplated acquisition. Accordingly, General Motors cannot predict whether and to what extent it may acquire any additional Depositary Shares and the consideration to be paid therefor. In addition, if an Offer is substantially subscribed, there would be a significant risk that round lot holdings of Depositary Shares outstanding following such Offer would be limited. See "Risk Factors and Special Considerations Relating to the Offers--Potential Risks to Exchanging Holders--Lack of Established Trading Market for Preferred Securities" and "--Potential Risks to Non-Exchanging Holders--Reduced Trading Market for Depositary Shares."

              TRANSACTIONS AND ARRANGEMENTS CONCERNING THE OFFERS

     Except as described herein, there are no contracts, arrangements, understandings or relationships in connection with either Offer between General Motors or any of its directors or executive officers, the offering Trust or its Trustees and any person with respect to any securities of General Motors or such Trust, including the Junior Subordinated Debentures to be purchased by such Trust, the Depositary Shares subject to such Offer and the Preferred Securities to be issued by such Trust.

                       FEES AND EXPENSES; TRANSFER TAXES

     The expenses of soliciting tenders of the Depositary Shares in each Offer will be borne by General Motors. For information regarding compensation to be paid to the Dealer Managers and Soliciting Dealers, see "The Offer--Dealer Managers; Soliciting Dealers." The total cash expenditures to be incurred in connection with the Series D Offer, other than fees payable to the Dealer Managers and Soliciting Dealers, but including the expenses of the Dealer Managers, printing, accounting and legal fees, and the fees and expenses of the Exchange Agent, the Information Agent, the Institutional Trustee, the Guarantee Trustee and the Delaware Trustee, in each case with respect to the Series D Offer, are estimated to be approximately $350,000. The total cash expenditures to be incurred in connection with the Series G Offer, other than fees payable to the Dealer Managers and Soliciting Dealers, but including the expenses of the Dealer Managers, printing, accounting and legal fees, and the fees and expenses of the Exchange Agent, the Information Agent, the Institutional Trustee, the Guarantee Trustee and the Delaware Trustee, in each case with respect to the Series G Offer, are estimated to be approximately $585,000. General Motors will pay all transfer taxes, if any, applicable to the exchange of Depositary Shares pursuant to each Offer. If, however, certificates representing Preferred Securities or Depositary Shares not tendered or accepted for exchange in an Offer are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Depositary Shares tendered or if a transfer tax is imposed for any reason other than the exchange of Depositary Shares pursuant to such Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the applicable Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

                       PRICE RANGES OF DEPOSITARY SHARES

     The Depositary Shares are listed and principally traded on the NYSE. The following tables set forth, for each period shown, the high and low sales prices of the Depositary Shares as reported on the NYSE Composite Tape. The Series D 7.92% Preference Stock underlying the Series D 7.92% Depositary Shares was issued on July 15, 1992, and the Series G 9.12% Preference Stock underlying the Series G 9.12% Depositary Shares was issued on December 9, 1991. For recent closing prices of the Depositary Shares, see the cover page of this Prospectus.

                                                                   SERIES D 7.92% DEPOSITARY SHARES
                                                                --------------------------------------
                                                                                         DIVIDENDS
                                                                                        DECLARED PER
                                                                 HIGH        LOW      DEPOSITARY SHARE
                                                                 ----        ---      ----------------
1996
  1st Quarter...............................................    27.000      26.000         $0.495
  2nd Quarter...............................................    26.250      25.375          0.495
  3rd Quarter...............................................    26.500      25.375          0.495
  4th Quarter...............................................    26.625      25.750          0.495
1997
  1st Quarter...............................................    27.000      25.875          0.495
  2nd Quarter (through May 28, 1997)........................    26.410      25.750          0.495

                                                                   SERIES G 9.12% DEPOSITARY SHARES
                                                                --------------------------------------
                                                                                         DIVIDENDS
                                                                                        DECLARED PER
                                                                 HIGH        LOW      DEPOSITARY SHARE
                                                                ------      ------    ----------------
1996
  1st Quarter...............................................    28.875      27.875         $ 0.57
  2nd Quarter...............................................    28.750      27.250           0.57
  3rd Quarter...............................................    28.250      27.375           0.57
  4th Quarter...............................................    28.875      27.375           0.57
1997
  1st Quarter...............................................    28.875      27.750           0.57
  2nd Quarter (through May 28, 1997)........................    28.625      27.625           0.57

                    DESCRIPTION OF THE PREFERRED SECURITIES

     The Preferred Securities of a Trust will be issued pursuant to the terms of the Declaration relating to such Trust. Each Declaration will be qualified as an indenture under the Trust Indenture Act. The Institutional Trustee of both Trusts, Wilmington Trust Company will act as indenture trustee for the Preferred Securities of each Trust under the applicable Declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of each series of the Preferred Securities will include those stated in the applicable Declaration and those made part of such Declaration by the Trust Indenture Act. The following summary of the material terms and provisions of each series of the Preferred Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the applicable Declaration, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part, the Business Trust Act and the Trust Indenture Act.

GENERAL

     The Declaration relating to a Trust authorizes the Regular Trustees of such Trust to issue on behalf of such Trust its Trust Securities, which represent undivided beneficial interests in the assets of such Trust. All of the Common Securities of each Trust will be owned, directly or indirectly, by General Motors. The Common Securities of a Trust rank pari passu, and payments will be made thereon on a pro rata basis, with the Preferred Securities of such Trust, except that upon the occurrence and during the continuance of a Declaration Event of Default in respect of such Trust, the rights of the holders of such Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of such Preferred Securities. The Declaration relating to each Trust does not permit the issuance by such Trust of any securities other than its Trust Securities or the incurrence of any indebtedness by such Trust. Pursuant to each Declaration, the Institutional Trustee of each Trust will own the Junior Subordinated Debentures purchased by such Trust for the benefit of the holders of the Trust Securities of such Trust. The payment of distributions out of money held by each Trust, and payments upon redemption of its Preferred Securities or liquidation of such Trust, are guaranteed by General Motors to the extent described under "Description of the Preferred Securities Guarantees". The Preferred Securities Guarantees relating to both Trusts will be held by Wilmington Trust Company, the Guarantee Trustee for each Trust, in each case for the benefit of the holders of the Preferred Securities of the applicable Trust. The Preferred Securities Guarantees do not cover payment of distributions when a Trust does not have sufficient available funds to pay such distributions. In such event, the remedy of a holder of a Trust's Preferred Securities is to vote to direct the applicable Institutional Trustee to enforce such Institutional Trustee's rights under the Junior Subordinated Debentures held by such Trust except in the circumstances in which there is a default in the payment of distributions, including when such Trust does not have sufficient available funds to pay such distribution, in which case the holder may take Direct Action. See "--Voting Rights" and "--Declaration Events of Default."

DISTRIBUTIONS

     Series D Preferred Securities. Distributions on the Series D Preferred
Securities will be fixed at a rate per annum of    % of the stated liquidation
amount of $25 per Series D Preferred Security. Distributions in arrears for more
than one quarter will bear interest thereon at the rate per annum of    %,
compounded quarterly. The term "distribution" as used herein includes any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

     In addition, holders of Series D Preferred Securities will be entitled to an additional cash distribution at the rate of 7.92% per annum of the liquidation amount thereof from April 1, 1997 through and including the Series D Expiration Date in lieu of dividends accumulating and unpaid from April 1, 1997 on their Series D 7.92% Depositary Shares accepted for exchange in the Series D Offer, such additional distribution to be made on August 1, 1997 to holders of the Series D Preferred Securities on the record date for such distribution.

     Distributions on the Series D Preferred Securities will be cumulative, will accrue from and including the Series D Accrual Date, and, except as otherwise described below, will be payable quarterly on February 1, May 1, August 1 and November 1 of each year, commencing August 1, 1997, when, as and if available for payment.

     Series G Preferred Securities. Distributions on the Series G Preferred
Securities will be fixed at a rate per annum of    % of the stated liquidation
amount of $25 per Series G Preferred Security. Distributions in arrears for more
than one quarter will bear interest thereon at the rate per annum of    %,
compounded quarterly. The term "distribution" as used herein includes any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

     In addition, holders of Series G Preferred Securities will be entitled to an additional cash distribution at the rate of 9.12% per annum of the liquidation amount thereof from April 1, 1997 through and including the Series G Expiration Date in lieu of dividends accumulating and unpaid from April 1, 1997 on their Series G 9.12% Depositary Shares accepted for exchange in the Series G Offer, such additional distribution to be made on August 1, 1997 to holders of the Series G Preferred Securities on the record date for such distribution.

     Distributions on the Series G Preferred Securities will be cumulative, will accrue from and including the Series G Accrual Date, and, except as otherwise described below, will be payable quarterly on February 1, May 1, August 1 and November 1 of each year, commencing August 1, 1997, when, as and if available for payment.

     General Motors has the right under the Indenture as it relates to a Trust to defer payments of interest on the Junior Subordinated Debentures held by such Trust by extending the interest payment period from time to time on such Junior Subordinated Debentures, which, if exercised, would defer quarterly distributions on the related Preferred Securities (though such distributions would continue to accrue with interest since interest would continue to accrue on such Junior Subordinated Debentures) during any such Extension Period. Such right to extend the interest payment period for such Junior Subordinated Debentures is limited to a period not exceeding 20 consecutive quarters and such period may not extend beyond the Stated Maturity of such Junior Subordinated Debentures. In the event that General Motors exercises this right, then (i) General Motors shall not declare or pay any dividend on, make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (a) purchases or acquisitions of shares of General Motors Common Stock in connection with the satisfaction by General Motors of its obligations under any employee benefit plans or any other contractual obligation of General Motors (other than a contractual obligation ranking pari passu with or junior to the Junior Subordinated Debentures), (b) the issuance of capital stock in connection with a recapitalization or reclassification of General Motors capital stock or the exchange or conversion of one class or series of General Motors' capital stock for another class or series of General Motors capital stock, in each case by merger or otherwise, or (c) the purchase of fractional interests in shares of General Motors' capital stock pursuant to the conversion or exchange provisions of such General Motors capital stock or the security being converted or exchanged), (ii) General Motors shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by General Motors that rank pari passu with or junior to such Junior Subordinated Debentures (including the other series of Junior Subordinated Debentures) and (iii) General Motors shall not make any guarantee payments with respect to the foregoing (other than pursuant to the applicable Preferred Securities Guarantee). Since the Series D Junior Subordinated Debentures and the Series G Junior Subordinated Debentures rank pari passu with each other, if General Motors elects to extend the interest payment period on one series of Junior Subordinated Debentures it will not be permitted to make payments on the other series. Prior to the termination of any such Extension Period, General Motors may further extend the interest payment period; provided, that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the Stated Maturity of such series of Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, General Motors may select a new Extension Period, subject to the above requirements. See "Description of the Junior Subordinated Debentures--Interest" and "--Options to Extend Interest Payment Periods." If distributions are deferred with respect to any series of Preferred Securities, the deferred distributions and accrued interest thereon shall be paid to holders of record of such Preferred Securities as they appear on the books and records of the applicable Trust on the record date next following the termination of such Extension Period.

     Distributions on the Preferred Securities of a Trust must be paid on the dates payable to the extent that such Trust has funds available for the payment of such distributions in its Property Account. Each Trust's funds available for distribution to the holders of its Preferred Securities will be limited to payments received from General Motors on the underlying Junior Subordinated Debentures held by such Trust. See "Description of the Junior Subordinated Debentures." The payment of distributions out of moneys held by each Trust is guaranteed by General Motors to the extent set forth under "Description of the Preferred Securities Guarantees."

     Distributions on the Preferred Securities of a Trust will be made to the holders thereof as they appear on the books and records of such Trust on the relevant record dates, which in each case will be the 15th day of the month immediately preceding the month which includes the relevant distribution date. The Declaration relating to each Trust provides that the payment dates or record dates for the Preferred Securities of a Trust shall be the same as the payment dates and record dates for the Junior Subordinated Debentures held by such Trust. Distributions payable on any Preferred Securities that are not punctually paid on any distribution date as a result of General Motors having failed to make the corresponding interest payment on the applicable series of Junior Subordinated Debentures will forthwith cease to be payable to the person in whose name such Preferred Security is registered on the relevant record date, and such defaulted distribution will instead be payable to the person in whose name such Preferred Security is registered on the special record date established by the Regular Trustees of such Trust, which record date shall correspond to the special record date or other specified date determined in accordance with the Indenture; provided, however, that distributions shall not be considered payable on any distribution payment date falling within an Extension Period unless General Motors has elected to make a full or partial payment of interest accrued on such Junior Subordinated Debentures on such distribution payment date. Distributions on the Preferred Securities of each Trust will be paid by such Trust. All distributions paid with respect to the Trust Securities of each Trust shall be paid on a pro rata basis to the holders thereof entitled thereto. If any date on which distributions are to be made on the Preferred Securities is not a Business Day, then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in New York, New York or Wilmington, Delaware are permitted or required by any applicable law to close.

MANDATORY REDEMPTION


     Series D Junior Subordinated Debentures. The Series D Junior Subordinated
Debentures will mature on           , 2012, which date may be shortened as
provided herein. Upon the repayment of the Series D Junior Subordinated Debentures at maturity, the proceeds from such repayment shall simultaneously be applied to redeem Series D Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Series D Junior Subordinated Debentures so repaid at a redemption price of $25 per Series D Trust Security, plus accrued and unpaid distributions thereon. Moreover, the Series D Junior Subordinated Debentures are redeemable, in whole or in part, at any time on or after August 1, 1999, at the Series D Optional Prepayment Price or in whole but not in part, prior to August 1, 1999, upon the occurrence of a Tax Event, at the Series D Tax Event Prepayment Price. See "Description of the Junior Subordinated Debentures." Upon the repayment of the Series D Junior Subordinated Debentures prior to the Series D Stated Maturity, the proceeds from such repayment or payment shall simultaneously be applied to redeem Series D Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Series D Junior Subordinated Debentures so redeemed at the applicable Redemption Price (as defined herein); provided, that holders of Series D Trust Securities shall be given not less than 30 nor more than 60 days notice of such redemption. Such notice can be given either before or after repayment of the Series D

Junior Subordinated Debentures. The Series D Redemption Price and the Series G Redemption Price are each a "Redemption Price." See "Description of the Junior Subordinated Debentures--Optional Redemptions." In the event that fewer than all of the outstanding Series D Preferred Securities are to be redeemed, the Series D Preferred Securities will be redeemed pro rata.


     Series G Junior Subordinated Debentures. The Series G Junior Subordinated
Debentures will mature on           , 2012, which date may be shortened as
provided herein. Upon the repayment of the Series G Junior Subordinated Debentures at maturity, the proceeds from such repayment shall simultaneously be applied to redeem Series G Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Series G Junior Subordinated Debentures so repaid at a redemption price of $25 per Series G Trust Security, plus accrued and unpaid distributions thereon. Moreover, the Series G Junior Subordinated Debentures are redeemable, in whole or in part, at any time on or after January 1, 2001, at the Series G Optional Prepayment Price or in whole but not in part, prior to January 1, 2001, upon the occurrence of a Tax Event, at the Series G Tax Event Prepayment Price. See "Description of the Junior Subordinated Debentures." Upon the repayment of the Series G Junior Subordinated Debentures prior to the Series G Stated Maturity, the proceeds from such repayment or payment shall simultaneously be applied to redeem Series G Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Series G Junior Subordinated Debentures so redeemed at the applicable Redemption Price; provided, that holders of Series G Trust Securities shall be given not less than 30 nor more than 60 days notice of such redemption. Such notice can be given either before or after repayment of the Series G Junior Subordinated Debentures. See "Description of the Junior Subordinated Debentures--Optional Redemptions." In the event that fewer than all of the outstanding Series G Preferred Securities are to be redeemed, the Series G Preferred Securities will be redeemed pro rata.

TAX EVENT REDEMPTIONS

     Series D Tax Event. If, prior to August 1, 1999, a Tax Event in respect of the Series D Trust shall occur and be continuing, General Motors shall have the right, upon not less than 30 and no more than 60 days notice to holders of the Series D Junior Subordinated Debentures, at its option, to redeem the Series D Junior Subordinated Debentures, in whole (but not in part), for cash within 90 days following the occurrence of such Tax Event at a prepayment price (the
"Series D Tax Event Prepayment Price") equal to (i)   % of the principal amount
of the Series D Junior Subordinated Debentures if such Series D Junior Subordinated Debentures are prepaid during the period commencing on the Series D Accrual Date through and including July 31, 1997 and (ii) the percentage of the principal amount of the Junior Subordinated Debentures specified below, if such Series D Junior Subordinated Debentures are prepaid during the 12-month period beginning August 1 of the years indicated below plus, in each case, accrued and unpaid interest thereon to the date of prepayment:

YEAR                                                            PERCENTAGE
----                                                            ----------
1997........................................................          %
1998........................................................
1999 and thereafter.........................................       100

     Following such redemption, all Series D Trust Securities shall be redeemed by the Series D Trust at a redemption price equal to the Series D Tax Event Prepayment Price (the "Series D Tax Event Redemption Price").

     Series G Tax Event. If, prior to January 1, 2001, a Tax Event in respect of the Series G Trust shall occur and be continuing, General Motors shall have the right, upon not less than 30 and no more than 60 days notice to holders of the Series G Junior Subordinated Debentures, at its option, to redeem the Series G Junior Subordinated Debentures, in whole (but not in part), for cash within 90 days following the occurrence of such Tax Event at a prepayment price (the
"Series G Tax Event Prepayment Price") equal to (i)   % of the principal amount
of the Series G Junior Subordinated Debentures if such Series G Junior Subordinated Debentures are prepaid during the period commencing on the Series G Accrual Date through and including December 31, 1997 and (ii) the percentage of the principal amount of the Junior Subordinated Debentures specified below, if such Series G Junior Subordinated Debentures are prepaid during the 12-month period beginning January 1 of the years indicated below plus, in each case, accrued and unpaid interest thereon to the date of prepayment:

                            YEAR                                PERCENTAGE
                            ----                                ----------
1998........................................................          %
1999........................................................
2000........................................................
2001 and thereafter.........................................       100

     Following such redemption, all Series G Trust Securities shall be redeemed by the Series G Trust at a redemption price equal to the Series G Tax Event Prepayment Price (the "Series G Tax Event Redemption Price").

     A "Tax Event" means, with respect to a Trust, that the Regular Trustees of such Trust shall have received an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of original issuance of the Junior Subordinated Debentures held by such Trust, there is more than an insubstantial risk that (i) such Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on such Junior Subordinated Debentures, (ii) interest payable by General Motors on such Junior Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by General Motors, in whole or in part, for United States federal income tax purposes, or
(iii) such Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

DISTRIBUTIONS OF THE JUNIOR SUBORDINATED DEBENTURES

     General Motors will have the right at any time to dissolve and liquidate each Trust and cause the Junior Subordinated Debentures held by such Trust to be distributed to the holders of the Trust Securities of such Trust. If such Junior Subordinated Debentures are distributed to the holders of such Preferred Securities, General Motors will use its best efforts to cause such Junior Subordinated Debentures to be listed on the NYSE or on such other exchange as the related Preferred Securities are then listed.

     On the date for any distribution of Junior Subordinated Debentures held by a Trust upon dissolution of such Trust, (i) its Preferred Securities will no longer be deemed to be outstanding, (ii) the Depository Institution (as defined herein) for such Trust or its nominee, as the record holder of its Trust Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution, and (iii) any certificates representing its Trust Securities not held by such Depository Institution or its nominee will be deemed to represent Junior Subordinated Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, such Preferred Securities until such certificates are presented to General Motors or its agent for transfer or reissuance.

     There can be no assurance as to the market prices for either the Preferred Securities or the Junior Subordinated Debentures that may be distributed in exchange for the Preferred Securities if a dissolution and liquidation of a Trust were to occur. Accordingly, the Preferred Securities or the Junior Subordinated Debentures may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

REDEMPTION PROCEDURES

     A Trust may not redeem fewer than all of its outstanding Preferred Securities unless all accrued and unpaid distributions have been paid on all of its Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

     If a Trust gives a notice of redemption in respect of its Preferred Securities (which notice will be irrevocable), then immediately prior to the close of business on the redemption date, provided that General Motors has paid to such Trust a sufficient amount of cash in connection with the related redemption or maturity of the underlying Junior Subordinated Debentures held by such Trust, distributions will cease to accrue on its Preferred Securities called for redemption, such Preferred Securities shall no longer be deemed to be outstanding and all rights of holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the applicable Redemption Price, but without interest on such Redemption Price. Neither such Trust nor its Trustees shall be required to register or cause to be registered the transfer of any Preferred Securities which have been so called for redemption. If any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If General Motors fails to repay Junior Subordinated Debentures held by such Trust on maturity or on the date fixed for a redemption or if payment of the Redemption Price in respect of the related Preferred Securities is improperly withheld or refused and not paid by such Trust or by General Motors pursuant to the applicable Preferred Securities Guarantee described under "Description of the Preferred Securities Guarantee," distributions on such Preferred Securities will continue to accrue from the original redemption date of such Preferred Securities to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating such Redemption Price.

     Neither Trust shall be required to (i) issue, or register the transfer or exchange of, any Trust Securities during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of its Trust Securities and ending at the close of business on the day of the mailing of the relevant notice of redemption and (ii) register the transfer or exchange of its Trust Securities so selected for redemption, in whole or in part, except the unredeemed portion of any Trust Securities being redeemed in part.

     In the event that fewer than all of the outstanding Preferred Securities of any Trust are to be redeemed, such Preferred Securities will be redeemed pro rata with the Common Securities of such Trust.

     Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), General Motors or its subsidiaries may at any time, and from time to time, purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTIONS UPON DISSOLUTION

     General Motors will have the right at any time to dissolve and liquidate each Trust and cause the Junior Subordinated Debentures held by such Trust to be distributed to the holders of its Trust Securities. General Motors has no present intention to take such action with respect to either Trust. If such Junior Subordinated Debentures are distributed to the holders of the Preferred Securities of such Trust, General Motors will use its best efforts to cause such Junior Subordinated Debentures to be listed on the NYSE or on such other exchange as such Preferred Securities are then listed.

     In the event of any other voluntary or involuntary liquidation, dissolution, winding-up or termination of a Trust (each, a "Liquidation" with respect to the applicable Trust), the then holders of the Trust Securities of such Trust will be entitled to receive out of the assets of such Trust, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $25 per Trust Security plus accrued and unpaid distributions thereon to the date of payment (with respect to such Trust, the "Liquidation Distribution"), unless, in connection with such Liquidation, Junior Subordinated Debentures in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Trust Securities of such Trust have been distributed on a pro rata basis to the holders of its Trust Securities. If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because such Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the Preferred Securities of such Trust shall have a preference over its Common Securities with regard to such distributions.

     Pursuant to the Series D Declaration, the Series D Trust shall dissolve (i) on April 11, 2052, the expiration of the term of the Series D Trust, (ii) upon the bankruptcy of General Motors or the Series D Trust, (iii) upon the filing of a certificate of dissolution or its equivalent with respect to General Motors, the filing of a certificate of cancellation with respect to the Series D Trust after obtaining the consent of the holders of at least a majority in liquidation amount of its Trust Securities affected thereby, voting together as a single class to file such certificate of cancellation, or the revocation of the charter of General Motors and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) upon the distribution of Series D Junior Subordinated Debentures to the holders of the Series D Preferred Securities, (v) upon the entry of a decree of a judicial dissolution of General Motors or the Series D Trust, or (vi) upon the redemption of all its Trust Securities.

     Pursuant to the Series G Declaration, the Series G Trust shall dissolve (i) on April 11, 2052, the expiration of the term of the Series G Trust, (ii) upon the bankruptcy of General Motors or the Series G Trust, (iii) upon the filing of a certificate of dissolution or its equivalent with respect to General Motors, the filing of a certificate of cancellation with respect to the Series G Trust after obtaining the consent of the holders of at least a majority in liquidation amount of its Trust Securities affected thereby, voting together as a single class to file such certificate of cancellation, or the revocation of the charter of General Motors and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) upon the distribution of Series G Junior Subordinated Debentures to the holders of the Series G Preferred Securities, (v) upon the entry of a decree of a judicial dissolution of General Motors or the Series G Trust, or (vi) upon the redemption of all its Trust Securities.

DECLARATION EVENTS OF DEFAULT

     An event of default under the Indenture with respect to a series of Junior Subordinated Debentures (each, an "Indenture Event of Default" with respect to such Junior Subordinated Debentures) constitutes an event of default under the applicable Declaration with respect to the Trust Securities of the applicable Trust (each, a "Declaration Event of Default" with respect to the applicable Trust); provided, that pursuant to each Declaration, the holder of the Common Securities of such Trust will be deemed to have waived any Declaration Event of Default with respect to such Common Securities until all Declaration Events of Default with respect to the related Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to such Preferred Securities have been so cured, waived or otherwise eliminated, the Institutional Trustee of such Trust will be deemed to be acting solely on behalf of the holders of its Preferred Securities and only the holders of the Preferred Securities will have the right to direct such Institutional Trustee with respect to certain matters under such Declaration, and therefore under the Indenture. If a Declaration Event of Default with respect to such Preferred Securities is waived by holders of such Preferred Securities, such waiver will also constitute the waiver of such Declaration Event of Default with respect to the related Common Securities for all purposes under such Declaration, without any further act, vote or consent of the holders of such Common Securities. If such Institutional Trustee fails to enforce its rights under the applicable series of Junior Subordinated Debentures after a holder of the related Preferred Securities has made a written request, such holder of record of Preferred Securities may institute a legal proceeding against General Motors to enforce such Institutional Trustee's rights under such Junior Subordinated Debentures without first instituting any legal proceeding against such Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of General Motors to pay interest or principal on the applicable series of Junior Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a holder of the related series of Preferred Securities may institute a Direct Action for enforcement of payment to such holder directly of the principal of, or interest on, Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in such Junior Subordinated Debentures. In connection with any such Direct Action, General Motors will be subrogated to the rights of such holder of Preferred Securities under the applicable Declaration to the extent of any payment made by General Motors to such holder of Preferred Securities in such Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures.

     Upon the occurrence of a Declaration Event of Default with respect to a Trust, the Institutional Trustee of such Trust, as the sole holder of the Junior Subordinated Debentures purchased by such Trust, will have the right under the Indenture to declare the principal of and interest on such Junior Subordinated Debentures to be immediately due and payable. General Motors and each Trust are each required to file annually with the Institutional Trustee of such Trust an officer's certificate as to its compliance with all conditions and covenants under the applicable Declaration.

VOTING RIGHTS

     Except as described herein, under the Business Trust Act, the Trust Indenture Act and under "Description of the Preferred Securities
Guarantees--Modification of the Preferred Securities Guarantee; Assignment," and as otherwise required by law and the applicable Declaration, the holders of Preferred Securities will have no voting rights.

     Subject to the requirement of the Institutional Trustee of each Trust obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Preferred Securities of each Trust, voting separately as a class, have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee for such Trust, or direct the exercise of any trust or power conferred upon such Institutional Trustee under the applicable Declaration, including the right to direct such Institutional Trustee, as holder of the Junior Subordinated Debentures purchased by such Trust, to (i) exercise the remedies available to it under the Indenture as a holder of such Junior Subordinated Debentures, (ii) waive any past Indenture Event of Default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all such Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or such Junior Subordinated Debentures where such consent shall be required; provided, however, that, where a consent or action under the Indenture would require the consent or act of holders of more than a majority in principal amount of such series of Junior Subordinated Debentures (a "Super-Majority") affected thereby, only the holders of at least such Super-Majority in aggregate liquidation amount of the related Preferred Securities may direct such Institutional Trustee to give such consent or take such action; and provided, further, that where a consent or action under the Indenture is only effective against each holder of Junior Subordinated Debentures of a series who has consented thereto, such consent or action will only be effective against a holder of Preferred Securities who directs such Institutional Trustee to give such consent or take such action. If such Institutional Trustee fails to enforce its rights under such Junior Subordinated Debentures after a holder of record of the related Preferred Securities has made a written request, such holder of record of Preferred Securities may institute a legal proceeding directly against General Motors to enforce such Institutional Trustee's rights under such Junior Subordinated Debentures without first instituting any legal proceeding against such Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing with respect to any Trust and such event is attributable to the failure of General Motors to pay interest or principal on the Junior Subordinated Debentures held by such Trust on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities of such Trust may institute a Direct Action for enforcement of payment to such holder of the principal of, or interest on, such Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in such Junior Subordinated Debentures. The Institutional Trustee of each Trust shall notify all holders of the Preferred

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

Securities of such Trust of any notice of default received from the Debt Trustee with respect to the Junior Subordinated Debentures held by such Trust. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Institutional Trustee of such Trust shall not take any of the actions described in clauses (i), (ii) or
(iii) above unless such Institutional Trustee has obtained an opinion of a nationally recognized tax counsel experienced in such matters to the effect that, as a result of such action, such Trust will not fail to be classified as a grantor trust for United States federal income tax purposes.

     In the event the consent of the Institutional Trustee of a Trust, as the holder of the Junior Subordinated Debentures purchased by such Trust, is required under the Indenture with respect to any amendment, modification or termination of such Indenture, such Institutional Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities of such Trust voting together as a single class; provided, however, that where a consent under the Indenture would require the consent of a Super-Majority, such Institutional Trustee may only give such consent at the direction of the holders of at least the proportion in liquidation amount of the Trust Securities of such Trust which the relevant Super-Majority represents of the aggregate principal amount of the applicable series of Junior Subordinated Debentures outstanding; and provided, further, that where a consent or action under the Indenture is only effective against each holder of Junior Subordinated Debentures who has consented thereto, such consent or action will only be effective against a holder of Preferred Securities who directs such Institutional Trustee to give such consent or take such action. Such Institutional Trustee shall not take any such action in accordance with the directions of the holders of the Trust Securities of such Trust unless such Institutional Trustee has obtained an opinion of a nationally recognized tax counsel experienced in such matters to the effect that for the purposes of United States federal income tax, such Trust will not be classified as other than a grantor trust.

     A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

     Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees of each Trust will cause a notice of any meeting at which holders of Preferred Securities of such Trust are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of such Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Preferred Securities will be required for a Trust to redeem and cancel its Preferred Securities or distribute Junior Subordinated Debentures held by such Trust in accordance with the applicable Declaration.

     Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned at such time by General Motors or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, General Motors, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Preferred Securities were not outstanding.

     The procedures by which holders of Preferred Securities may exercise their voting rights are described below. See "--Book-Entry; Delivery and Form."

     Holders of the Preferred Securities of a Trust will have no rights to appoint or remove the Regular Trustees of such Trust, who may be appointed, removed or replaced solely by General Motors as the holder of all of the Common Securities of such Trust.

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

MODIFICATION OF THE DECLARATIONS

     Each Declaration may be modified and amended if approved by the Regular Trustees (and in certain circumstances the Institutional Trustee and the Delaware Trustee) of the applicable Trust, provided that, if any proposed amendment provides for, or such Regular Trustees otherwise propose to effect,
(i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities of such Trust, whether by way of amendment to such Declaration or otherwise or (ii) the dissolution, winding-up or termination of such Trust other than pursuant to the terms of such Declaration, then such holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities affected thereby; provided, that, if any amendment or proposal referred to in clause (i) above would adversely affect only the Preferred Securities or the Common Securities of such Trust, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Trust Securities.

     Each Declaration may also be amended without the consent of the holders of the Trust Securities of the applicable Trust to (i) cure any ambiguity; (ii) correct or supplement any provision in the applicable Declaration that may be defective or inconsistent with any other provision of such Declaration; (iii) add to the covenants, restrictions or obligations of General Motors, as sponsor of the applicable Trust; (iv) conform to any change in Rule 3a-5 under the 1940 Act or written change in interpretation or application of Rule 3a-5 which amendment does not have a material adverse effect on the rights, preferences or privileges of the holders of the Trust Securities of the applicable Trust; (v) preserve the status of the applicable Trust as a grantor trust for federal income tax purposes; and (vi) make any other change that does not adversely affect the rights of the holders of the Trust Securities of the applicable Trust.

     It shall not be necessary for the consent of the holders of Trust Securities of the applicable Trust under the applicable Declaration to approve the particular form of any proposed amendment to such Declaration, but it shall be sufficient if such consent shall approve the substance thereof.

     Notwithstanding the foregoing, no amendment or modification may be made to any Declaration if such amendment or modification would (i) cause the applicable Trust to be classified for purposes of United States federal income taxation as other than a grantor trust, (ii) reduce or otherwise adversely affect the powers of the Institutional Trustee of such Trust or (iii) cause such Trust to be deemed an "investment company" which is required to be registered under the 1940 Act.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

     Neither Trust may consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body, except as described below. A Trust may, with the consent of its Regular Trustees and without the consent of the holders of its Trust Securities, its Institutional Trustee or its Delaware Trustee, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State of the United States; provided, that (i) if such Trust is not the survivor, such successor entity either (a) expressly assumes all of the obligations of such Trust under its Trust Securities or (b) substitutes for its Preferred Securities other securities having substantially the same terms as its Trust Securities (the "Successor Securities"), so long as the Successor Securities rank the same as its Trust Securities rank with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) General Motors expressly acknowledges a trustee of such successor entity possessing the same powers and duties as its Institutional Trustee as the holder of the Junior Subordinated Debentures purchased by such Trust, (iii) its Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which its Preferred Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause its Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and

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

privileges of the holders of its Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (vi) such successor entity has a purpose identical to that of such Trust, (vii) prior to such merger, consolidation, amalgamation or replacement, General Motors has received an opinion of a nationally recognized independent counsel to such Trust experienced in such matters to the effect that, (a) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of its Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), and (b) following such merger, consolidation, amalgamation or replacement, neither such Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (viii) General Motors guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the applicable Preferred Securities Guarantee and the applicable Common Securities Guarantee (as defined herein). Notwithstanding the foregoing, neither Trust shall, except with the consent of holders of 100 percent in liquidation amount of its Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause such Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

BOOK-ENTRY; DELIVERY AND FORM

     Preferred Securities will be issued in fully registered form. Investors may elect to hold their Preferred Securities directly or, subject to the rules and procedures of a Depository Institution described below, hold their interest in a global certificate (with respect to each series of Preferred Securities, a "Preferred Securities Global Certificate") registered in the name of a Depository Institution or its nominee. However, tendering holders of Depositary Shares held in global form shall initially receive an interest in a Preferred Securities Global Certificate and tendering holders of Depositary Shares held directly in certificated form shall initially receive Preferred Securities in certificated form, in each case unless otherwise specified in the accompanying Letter of Transmittal. See "The Offers--Procedures for Tendering."

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interest in a global Preferred Security.


     A Depository Institution holds securities that its participants ("Participants") deposit with the Depository Institution. Certain of the Depository Institutions also facilitate the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations ("Direct Participants"). A Depository Institution is owned by a number of its Direct Participants and by the NYSE, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to a Depository Institution's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to a Depository Institution and its Participants are on file with the Commission.


     Upon issuance of a Preferred Securities Global Certificate, a Depository Institution will credit on its book-entry registration and transfer system the number of Preferred Securities represented by such Preferred Securities Global Certificate to the accounts of institutions that have accounts with such Depository Institution. Ownership of beneficial interests in a Preferred Securities Global Certificate will be limited to Participants or persons that may hold interests through Participants. The ownership interest of each actual purchaser of each Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from a Depository Institution of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership

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

interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners.

     A Depository Institution has no knowledge of the actual Beneficial Owners of the Preferred Securities; a Depository Institution's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers. So long as a Depository Institution, or its nominee, is the owner of a Preferred Securities Global Certificate, a Depository Institution or such nominee, as the case may be, will be considered the sole owner and holder of record of the Preferred Securities represented by such Preferred Securities Global Certificate for all purposes.

     Conveyance of notices and other communications by a Depository Institution to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices shall be sent to the Depository Institution. If less than all of the applicable series of the Preferred Securities are being redeemed, the Depository Institution will reduce pro rata (subject to adjustment to eliminate fractional Preferred Securities) the amount of interest of each Direct Participant in such Preferred Securities to be redeemed.

     Although voting with respect to the Preferred Securities is limited, in those instances in which a vote is required, a Depository Institution will not consent or vote with respect to Preferred Securities. Under its usual procedures, such Depository Institution would mail an Omnibus Proxy to the applicable Trust as soon as possible after the record date. The Omnibus Proxy assigns a Depository Institution's consenting or voting rights to those Direct Participants to whose accounts such Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Distribution payments on Preferred Securities represented by a Preferred Securities Global Certificate will be made by the applicable Trust to the applicable Depository Institution. A Depository Institution's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on a Depository Institution's records unless such Depository Institution has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participants and not of a Depository Institution, the applicable Trust or General Motors, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to a Depository Institution is the responsibility of the applicable Trust, disbursement of such payments to Direct Participants is the responsibility of the applicable Depository Institution, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     A Depository Institution may discontinue providing its services as securities depository with respect to Preferred Securities at any time by giving reasonable notice to the applicable Trust. Under such circumstances, if a successor securities depository is not obtained, Preferred Security certificates will be required to be printed and delivered. Additionally, such Trust may decide to discontinue use of the system of book-entry transfers through the Depository Institution (or a successor depository). In that event, certificates for such Preferred Securities will be printed and delivered.

     The information in this section concerning the Depository Institution and the Depository Institution's book-entry system has been obtained from sources that each Trust and General Motors believe to be reliable.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

     The Institutional Trustee of each Trust, prior to the occurrence of a default with respect to the Trust Securities of such Trust and after the curing of any defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the applicable Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to

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

such provisions, such Institutional Trustee is under no obligation to exercise any of the powers vested in it by the applicable Declaration at the request of any holder of Preferred Securities of such Trust, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of such Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct such Institutional Trustee to take any action it is empowered to take under the applicable Declaration following a Declaration Event of Default with respect to such Trust. Each Institutional Trustee also serves as trustee under the applicable Preferred Securities Guarantee and the Indenture.

     General Motors or its affiliates conduct certain banking transactions with the Institutional Trustee and its affiliates in the ordinary course of their business.

GOVERNING LAW

     Each Declaration and the related Preferred Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

     The Regular Trustees of each Trust are authorized and directed to operate such Trust in such a way so that such Trust will not be required to register as an "investment company" under the 1940 Act or characterized as other than a grantor trust for United States federal income tax purposes. General Motors is authorized and directed to conduct its affairs so that the Junior Subordinated Debentures will be treated as indebtedness of General Motors for United States federal income tax purposes. In this connection, General Motors and the Regular Trustees of each Trust are authorized to take any action, not inconsistent with applicable law, the certificate of trust of such Trust or the articles of incorporation of General Motors, that each of General Motors and such Regular Trustees determine in their discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the Preferred Securities of such Trust or vary the terms thereof.

     Holders of the Preferred Securities have no preemptive rights.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES

     Set forth below is a summary of information concerning the Preferred Securities Guarantees, each of which will be executed and delivered by General Motors to the applicable Trust for the benefit of the holders from time to time of the Preferred Securities of such Trust. Each Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company will act as the Guarantee Trustee under each Preferred Securities Guarantee for purposes of the Trust Indenture Act. The terms of each Preferred Securities Guarantee will be those set forth in such Preferred Securities Guarantee and those made part of such Preferred Securities Guarantee by the Trust Indenture Act. The summary of the material terms of the Preferred Securities Guarantees does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the forms of the Preferred Securities Guarantees, which are filed as exhibits to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Each Preferred Securities Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Preferred Securities of the applicable Trust.

GENERAL

     Pursuant to each Preferred Securities Guarantee, General Motors will agree, to the extent set forth therein, to pay in full to the holders of the Preferred Securities issued by the applicable Trust, the Guarantee Payments (as defined herein) (except to the extent paid by such Trust), as and when due, regardless of any defense, right of set-off or counterclaim which such Trust may have or assert. The following payments with respect to Preferred Securities issued by a Trust, to the extent not paid by such Trust (with respect to each Trust, the "Guarantee Payments"), will be subject to the Preferred Securities Guarantee thereon (without

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

duplication): (i) any accrued and unpaid distributions which are required to be paid on such Preferred Securities, to the extent such Trust shall have funds available therefor; (ii) the applicable Redemption Price, to the extent such Trust has funds available therefor with respect to any Preferred Securities called for redemption by such Trust; and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of such Trust (other than in connection with the distribution of Junior Subordinated Debentures held by such Trust to the holders of its Preferred Securities or the redemption of all of its Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on its Preferred Securities to the date of payment, to the extent such Trust has funds available therefor and (b) the amount of assets of such Trust remaining available for distribution to holders of such Preferred Securities in liquidation of such Trust. General Motors' obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by General Motors to the holders of the applicable Preferred Securities or by causing such Trust to pay such amounts to such holders.

     The Preferred Securities Guarantees will not apply to any payment of distributions except to the extent the applicable Trust shall have funds available therefor. If General Motors does not make interest payments on the Junior Subordinated Debentures held by a Trust, such Trust will not pay distributions on the Preferred Securities issued by such Trust and will not have funds available therefor.

     With respect to each Trust, the applicable Preferred Securities Guarantee, when taken together with General Motors' obligations under the related Junior Subordinated Debentures, the Indenture and the related Declaration, including its obligations to pay costs, expenses, debts and liabilities of each Trust (other than with respect to the Trust Securities of such Trust), provides a full and unconditional guarantee on a subordinated basis by General Motors of payments due on the Preferred Securities of such Trust.

     General Motors has also agreed separately to irrevocably and unconditionally guarantee the obligations of each Trust with respect to its Common Securities (with respect to each Trust, the "Common Securities Guarantee") to the same extent as the Preferred Securities Guarantee relating to such Trust, except that upon an event of default under the Indenture, holders of Preferred Securities of such Trust shall have priority over holders of Common Securities of such Trust with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF GENERAL MOTORS

     In each Preferred Securities Guarantee, General Motors will covenant that, so long as any Preferred Securities issued by the applicable Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under such Preferred Securities Guarantee or the Indenture, or if General Motors has exercised its option to defer interest payments on the applicable Junior Subordinated Debentures by extending the interest payment period and such period or extension thereof shall be continuing, then (i) General Motors shall not declare or pay any dividend on, make a distribution with respect to, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock (other than (a) purchases or acquisitions of shares of General Motors Common Stock in connection with the satisfaction by General Motors of its obligations under any employee benefit plans or any other contractual obligation of General Motors (other than a contractual obligation running pari passu with or junior to the Junior Subordinated Debentures), (b) the issuance of capital stock in connection with a recapitalization or reclassification of General Motors capital stock or the exchange or conversion of one class or series of General Motors capital stock for another class or series of General Motors capital stock, in each case by merger or otherwise, or (c) the purchase of fractional interests in shares of General Motors capital stock pursuant to the conversion or exchange provisions of such General Motors capital stock or the security being converted or exchanged), (ii) General Motors shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by General Motors which rank pari passu with or junior to such Junior Subordinated Debentures (including the other series of Junior Subordinated Debentures) and (iii) General Motors shall not make any guarantee payments with respect to the foregoing (other than pursuant to the applicable Preferred Securities Guarantee). Since the Series D Junior Subordinated Debentures and the Series G Junior Subordinated Debentures rank pari passu with each other, if General

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

Motors elects to extend the interest payment period on one series of Junior Subordinated Debentures it will not be permitted to make payments on the other series.

MODIFICATION OF THE PREFERRED SECURITIES GUARANTEES; ASSIGNMENT

     Except with respect to any changes which do not adversely affect the rights of holders of the related Preferred Securities (in which case no vote will be required), a Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Preferred Securities issued by the applicable Trust. All guarantees and agreements contained in such Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of General Motors and shall inure to the benefit of the holders of the Preferred Securities of such Trust then outstanding. Except in connection with any merger or consolidation of General Motors with or into another entity or any sale, transfer or lease of General Motors' assets to another entity, each as permitted by the Indenture, General Motors may not assign its rights or delegate its obligations under such Preferred Securities Guarantee without the prior approval of the holders of at least a majority in liquidation amount of the outstanding Preferred Securities issued by the applicable Trust.

TERMINATION

     Each Preferred Securities Guarantee will terminate as to the Preferred Securities issued by the applicable Trust (a) upon full payment of the Redemption Price of all Preferred Securities of such Trust, (b) upon distribution of the Junior Subordinated Debentures held by such Trust to the holders of the Trust Securities of such Trust or (c) upon full payment of the amounts payable in accordance with the applicable Declaration upon liquidation of such Trust. Notwithstanding the foregoing, such Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities issued by the applicable Trust must restore payment of any sums paid under such Preferred Securities or such Preferred Securities Guarantee.

EVENTS OF DEFAULT

     An event of default under each Preferred Securities Guarantee will occur upon the failure of General Motors to perform any of its payment obligations thereunder.

     The holders of a majority in liquidation amount of the Preferred Securities to which each Preferred Securities Guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Preferred Securities Guarantee or to direct the exercise of any trust or power conferred upon such Guarantee Trustee under such Preferred Securities. Any holder of such Preferred Securities may institute a legal proceeding directly against General Motors to enforce applicable Guarantee Trustee's rights under such Preferred Securities Guarantee, without first instituting a legal proceeding against the applicable Trust, the applicable Guarantee Trustee or any other person or entity.

STATUS OF THE PREFERRED SECURITIES GUARANTEES

     Each Preferred Securities Guarantee will constitute an unsecured obligation of General Motors and will rank (i) subordinate and junior in right of payment to all other liabilities of General Motors, except those made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by General Motors and with any guarantee now or hereafter entered into by General Motors in respect of any preferred or preference stock of any affiliate of General Motors, and (iii) senior to General Motors Common Stock. The terms of the Preferred Securities provide that each holder of Preferred Securities issued by either Trust by acceptance thereof agrees to the subordination provisions and other terms of the applicable Preferred Securities Guarantee.

     Each Preferred Securities Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under such Preferred Securities Guarantee without instituting a legal proceeding against any other person or entity).

INFORMATION CONCERNING THE GUARANTEE TRUSTEES

     The Guarantee Trustee with respect to each Preferred Securities Guarantee, prior to the occurrence of a default with respect to such Preferred Securities Guarantee, undertakes to perform only such duties as are specifically set forth in such Preferred Securities Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, such Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the applicable Preferred Securities Guarantee at the request of any holder of Preferred Securities to which such Preferred Securities Guarantee relates, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.

     General Motors or its affiliates conduct certain banking transactions with the Guarantee Trustee and its affiliates in the ordinary course of business.

GOVERNING LAW

     Each Preferred Securities Guarantee will be governed by and construed in accordance with the internal laws of the State of New York.

               DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

     Set forth below is a description of the specific terms of each series of the Junior Subordinated Debentures which will be deposited in the applicable Trust as trust assets. The following description of the material terms of the
Indenture, dated as of               , 1997 (as supplemented with respect to the
Series D Junior Subordinated Debentures and the Series G Subordinated Debentures pursuant to the Series D Supplement and the Series G Supplement, respectively, the "Indenture"), between General Motors and Wilmington Trust Company as Trustee (the "Debt Trustee"), does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description in the Indenture, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Certain capitalized terms used herein are defined in the Indenture.

     The Indenture provides for the issuance of debentures, notes (including the applicable series of the Junior Subordinated Debentures) or other evidences of indebtedness by General Motors in an unlimited amount from time to time. Each series of the Junior Subordinated Debentures constitutes a separate series under the Indenture. The Series D Junior Subordinated Debentures are issued pursuant to the Indenture, as supplemented by the Series D Supplement. The Series G Junior Subordinated Debentures are issued pursuant to the Indenture, as supplemented by the Series G Supplement.

     General Motors will have the right at any time to dissolve and liquidate each Trust and cause the Junior Subordinated Debentures held by such Trust to be distributed to the holders of the Trust Securities of such Trust. General Motors has no present intention to take such action with respect to either Trust. If such Junior Subordinated Debentures are distributed to the holders of the Preferred Securities of such Trust, General Motors will use its best efforts to have such Junior Subordinated Debentures listed on the NYSE or on such other national securities exchange or similar organization on which such Preferred Securities are then listed or quoted.

GENERAL

     Each of the Series D Junior Subordinated Debentures and the Series G Junior Subordinated Debentures constitutes unsecured, subordinated obligations of General Motors, limited in aggregate principal amount to the aggregate liquidation preference of (i) the Preferred Securities issued by the applicable Trust in its Offer and (ii) the amount of proceeds received by such Trust from the sale of its Common Securities to General Motors.

     The Junior Subordinated Debentures are not subject to any sinking fund provision.

     Series D Junior Subordinated Debentures. The entire principal amount of the Series D Junior Subordinated Debentures will mature and become due and payable, together with any accrued and unpaid interest
thereon, if any, on           , 2012, subject to the right of General Motors to
shorten the maturity date to a date no earlier than August 1, 1999, subject to certain conditions.

     If Series D Junior Subordinated Debentures are distributed to holders of Series D Preferred Securities in liquidation of such holders' interests in the Series D Trust, such Series D Junior Subordinated Debentures will be so issued in fully registered certificated form in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

     Series G Junior Subordinated Debentures. The entire principal amount of the Series G Junior Subordinated Debentures will mature and become due and payable,
together with any accrued and unpaid interest thereon, if any, on        , 2012,
subject to the right of General Motors to shorten the maturity date to a date no earlier than January 1, 2001, subject to certain conditions.

     If Series G Junior Subordinated Debentures are distributed to holders of Series G Preferred Securities in liquidation of such holders' interests in the Series G Trust, such Series G Junior Subordinated Debentures will be so issued in fully registered certificated form in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

     With respect to each series of Junior Subordinated Debentures, payments of principal and interest on the Junior Subordinated Debentures will be payable, the transfer of the Junior Subordinated Debentures will be registrable, and Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other denominations of a like aggregate principal amount, at the corporate trust office of the Institutional Trustee of the applicable Trust in Wilmington, Delaware; provided, that payment of interest may be made at the option of General Motors by check mailed to the address of the holder entitled thereto or by wire transfer to an account appropriately designated by the holder entitled thereto. Notwithstanding the foregoing, so long as the holder of any Junior Subordinated Debentures is the Institutional Trustee for the applicable Trust, the payment of principal and interest on the Junior Subordinated Debentures held by such Institutional Trustee will be made at such place and to such account as may be designated by such Institutional Trustee.

     The Indenture does not limit the aggregate principal amount of securities which may be issued thereunder and do not contain provisions that afford holders of either series of Junior Subordinated Debentures protection in the event of a highly leveraged transaction or other similar transaction involving General Motors that may adversely affect such holders.

SUBORDINATION

     The Indenture provides that the Junior Subordinated Debentures are subordinated and junior in right of payment to all present and future Senior Indebtedness and Other Financial Obligations of General Motors, which aggregated approximately $92.5 billion at March 31, 1997, and rank pari passu with and are equivalent to creditor obligations of those holding general unsecured claims not entitled to statutory priority under the United States Bankruptcy Code or otherwise. In addition, no payment may be made of the principal of, premium, if any, or interest on the Junior Subordinated Debentures, or in respect of any redemption, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures, at any time when (i) there is a default in the payment of the principal of, premium, if any, interest on or otherwise in respect of any Senior Indebtedness, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, or (ii) any event of default with respect to any Senior Indebtedness has occurred and is continuing pursuant to which the holders of such Senior Indebtedness (or a trustee on behalf of the holders thereof) have accelerated the maturity thereof. Upon any distribution of assets of General Motors to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, the payment of the principal of, and interest on, the Junior Subordinated Debentures will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full of all Senior Indebtedness and Other Financial Obligations of General Motors. Upon any payment or distribution of assets of General Motors to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency or similar proceedings of General Motors, the holders of all Senior Indebtedness and the holders of Other Financial Obligations will first be entitled to receive payment in full of all amounts due or to become due thereon before the holders of the Junior Subordinated Debentures will be entitled to receive and retain any payment in respect of the principal of, or interest on, the Junior Subordinated Debentures.

     The term "Senior Indebtedness" means, with respect to General Motors, (i) the principal, premium, if any, and interest in respect of (a) indebtedness of General Motors for money borrowed and (b) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by General Motors, (ii) all capital lease obligations of General Motors, (iii) all obligations of General Motors issued or assumed as the deferred purchased price of property, all conditional sale obligations of General Motors and all obligations of General Motors under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (iv) all obligations of General Motors for the reimbursement of any letter of credit, banker's acceptance, security purchase facility or similar credit transaction, (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons for the payment of which General Motors is responsible or liable as obligor, guarantor or otherwise and (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of General Motors (whether or not such obligation is assumed by General Motors), except that Senior Indebtedness shall not include (i) the Junior Subordinated Debentures and any such indebtedness that is by its terms subordinated to or ranks pari passu with the Junior Subordinated Debentures and
(ii) any indebtedness between and among General Motors or its affiliates, including all other debt securities and guarantees in respect to those debt securities, issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with General Motors that is a financing vehicle of General Motors (a "financing entity") in connection with the issuance by such financing entity of preferred securities or other securities that rank pari passu with, or junior to, the Preferred Securities.

     The term "Other Financial Obligations" means all obligations of General Motors to make payment pursuant to the terms of financial instruments, such as
(i) securities contracts and foreign currency exchange contracts, (ii) derivative instruments, such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts and (iii) in the case of both (i) and (ii) above, similar financial instruments, other than (a) obligations on account of Senior Indebtedness and (b) obligations on account of indebtedness for money borrowed ranking pari passu with or subordinate to the Junior Subordinated Debentures.

     Upon satisfaction of all claims of all Senior Indebtedness and Other Financial Obligations then outstanding, the rights of the holders of the Junior Subordinated Debentures will be subrogated to the rights of the holders of Senior Indebtedness and Other Financial Obligations of General Motors to receive payments or distributions applicable to Senior Indebtedness and Other Financial Obligations until all amounts owing on the Junior Subordinated Debentures are paid in full. Such Senior Indebtedness and Other Financial Obligations shall continue to be Senior Indebtedness and Other Financial Obligations and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness or Other Financial Obligations.

     The Indenture does not limit the aggregate amount of Senior Indebtedness or Other Financial Obligations that may be issued or entered into by General Motors.

OPTIONAL REDEMPTION

     Series D Junior Subordinated Debentures. General Motors shall have the right to redeem the Series D Junior Subordinated Debentures, (i) in whole or in part, from time to time, on or after August 1, 1999, at a prepayment price (the "Series D Optional Prepayment Price") equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the redemption date or (ii) in whole but not in part, prior to August 1, 1999, upon the occurrence of a Tax Event, at the Series D Tax Event Prepayment Price specified below; in either case, upon not less than 30 nor more than 60 days notice to holders of the Series D Junior Subordinated Debentures. Notwithstanding anything to the contrary contained herein, General Motors may not redeem fewer than all of the Series D Junior Subordinated Debentures unless all accrued and unpaid interest on all of the Series D Junior Subordinated Debentures has been paid for all quarterly periods terminating on or prior to the date of redemption.

     If, prior to August 1, 1999, a Tax Event shall occur and be continuing, General Motors shall have the right, upon not less than 30 and no more than 60 days notice to holders of the Series D Junior Subordinated Debentures, at its option to redeem the Series D Junior Subordinated Debentures, in whole (but not in part), for cash within 90 days following the occurrence of such Tax Event at
a prepayment price (the "Series D Tax Event Prepayment Price") equal to (i)    %
of the principal amount of the Series D Junior Subordinated Debentures if prepaid during the period commencing on the Series D Accrual Date through and including July 31, 1997 and (ii) the percentage of the principal amount of the Series D Junior Subordinated Debentures specified below, if prepaid during the 12-month period beginning August 1 of the years indicated below plus, in each case, accrued and unpaid interest thereon to the date of prepayment:

                            YEAR                                PERCENTAGE
                            ----                                ----------
1997........................................................          %
1998........................................................
1999 and thereafter.........................................       100

     Series G Junior Subordinated Debentures. General Motors shall have the right to redeem the Series G Junior Subordinated Debentures, (i) in whole or in part, from time to time, on or after January 1, 2001, at a prepayment price (the "Series G Optional Prepayment Price") equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the redemption date or (ii) in whole but not in part, prior to January 1, 2001, upon the occurrence of a Tax Event, at the Series G Tax Event Prepayment Price specified below; in either case, upon not less than 30 nor more than 60 days notice to holders of the Series G Junior Subordinated Debentures. Notwithstanding anything to the contrary contained herein, General Motors may not redeem fewer than all of the Series G Junior Subordinated Debentures unless all accrued and unpaid interest on all of the Series G Junior Subordinated Debentures has been paid for all quarterly periods terminating on or prior to the date of redemption.

     If, prior to January 1, 2001, a Tax Event shall occur and be continuing, General Motors shall have the right, upon not less than 30 and no more than 60 days notice to holders of the Series G Junior Subordinated Debentures, at its option to redeem the Series G Junior Subordinated Debentures, in whole (but not in part), for cash within 90 days following the occurrence of such Tax Event at
a prepayment price (the "Series G Tax Event Prepayment Price") equal to (i)    %
of the principal amount of the Series G Junior Subordinated Debentures if prepaid during the period commencing on the Series G Accrual Date through and including December 31, 1997 and (ii) the percentage of the principal amount of the Series G Junior Subordinated Debentures specified below, if prepaid during the 12-month period beginning January 1 of the years indicated below plus, in each case, accrued and unpaid interest thereon to the date of prepayment:

                            YEAR                                PERCENTAGE
                            ----                                ----------
1998........................................................          %
1999........................................................
2000........................................................
2001 and thereafter.........................................       100

     A "Tax Event" means, with respect to a Trust, that the Regular Trustees of such Trust shall have received an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of original issuance of the Junior Subordinated Debentures purchased by such Trust, there is more than an insubstantial risk that (i) such Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on such Junior Subordinated Debentures,
(ii) interest payable by General Motors on such Junior Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by General Motors, in whole or in part, for United States federal income tax purposes, or (iii) such Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

OPTIONS TO CHANGE MATURITY DATES

     Series D Junior Subordinated Debentures. General Motors will have the right at any time to shorten the maturity of the Series D Junior Subordinated Debentures to a date not earlier than August 1, 1999.

     Series G Junior Subordinated Debentures. General Motors will have the right at any time to shorten the maturity of the Series G Junior Subordinated Debentures to a date not earlier than January 1, 2001.

INTEREST

     Series D Junior Subordinated Debentures. The Series D Junior Subordinated
Debentures shall bear interest at the rate of    % per annum from and including
the Series D Accrual Date, payable quarterly on February 1, May 1, August 1 and November 1 of each year (each, a "Series D Interest Payment Date"), commencing August 1, 1997, to the person in whose name such Series D Junior Subordinated Debentures is registered on the 15th day of January, April, July and October prior to the applicable Series D Interest Payment Date.

     The Series D Junior Subordinated Debentures will also accrue interest at the rate of 7.92% per annum of the principal amount thereof from April 1, 1997 through and including the Series D Expiration Date, payable on August 1, 1997 to holders of the Series D Junior Subordinated Debentures on the record date for such distribution. No deferral of interest will be permitted with respect to interest accruing from April 1, 1997 through the Series D Expiration Date.

     Series G Junior Subordinated Debentures. The Series G Junior Subordinated
Debentures shall bear interest at the rate of    % per annum from and including
the Series G Accrual Date, payable quarterly on February 1, May 1, August 1 and November 1 of each year (each, a "Series G Interest Payment Date"), commencing August 1, 1997, to the person in whose name such Series G Junior Subordinated Debentures is registered on the 15th day of January, April, July and October prior to the applicable Series G Interest Payment Date. The Series D Interest Payment Date and the Series G Interest Payment Date are each an "Interest Payment Date" and together constitute the "Interest Payment Dates."

     The Series G Junior Subordinated Debentures will also accrue interest at the rate of 9.12% per annum of the principal amount thereof from April 1, 1997 through and including the Series G Expiration Date, payable on August 1, 1997 to holders of the Series G Junior Subordinated Debentures on the record date for such distribution. No deferral of interest will be permitted with respect to interest accruing from April 1, 1997 through the Series G Expiration Date.

     General. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on any Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTIONS TO EXTEND INTEREST PAYMENT PERIODS

     So long as General Motors shall not be in default in the payment of interest on a series of Junior Subordinated Debentures, General Motors shall have the right at any time, and from time to time, during the term of such Junior Subordinated Debentures to defer payments of interest by extending the interest payment period for a period not exceeding 20 consecutive quarters or extending beyond the Stated Maturity of such

Junior Subordinated Debentures, at the end of which Extension Period, General Motors shall pay all interest then accrued and unpaid together with interest thereon compounded quarterly at the rate specified for such Junior Subordinated Debentures to the extent permitted by applicable law; provided, that during any such Extension Period, General Motors shall not (i) declare or pay any dividend on, make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock (other than (a) purchases or acquisitions of shares of General Motors Common Stock in connection with the satisfaction by General Motors of its obligations under any employee benefit plans or any other contractual obligation of General Motors (other than a contractual obligation ranking pari passu with or junior to the Junior Subordinated Debentures), (b) the issuance of capital stock in connection with a recapitalization or reclassification of General Motors capital stock or the exchange or conversion of one class or series of General Motors' capital stock for another class or series of General Motors capital stock, in each case by merger or otherwise, or (c) the purchase of fractional interests in shares of General Motors' capital stock pursuant to the conversion or exchange provisions of such General Motors capital stock or the security being converted or exchanged), (ii) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by General Motors that rank pari passu with or junior to such Junior Subordinated Debentures (including the other series of Junior Subordinated Debentures) and (iii) make any guarantee payments with respect to the foregoing (other than pursuant to the applicable Preferred Securities Guarantee). Since the Series D Junior Subordinated Debentures and the Series G Junior Subordinated Debentures rank pari passu with each other, if General Motors elects to extend the interest payment period on one series of Junior Subordinated Debentures it will not be permitted to make payments on the other series. Prior to the termination of any such Extension Period, General Motors may further defer payments of interest by extending the interest payment period; provided, however, that, such Extension Period, including all such previous and further extensions, may not exceed 20 consecutive quarters or beyond the Stated Maturity of such Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, General Motors may commence a new Extension Period with respect to such Junior Subordinated Debentures, subject to the terms set forth in this section. No interest during an Extension Period, except at the end thereof, shall be due and payable. General Motors has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures. If the applicable Institutional Trustee shall be the sole holder of the Junior Subordinated Debentures, General Motors shall give the Regular Trustees of the applicable Trust and such Institutional Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date distributions on the applicable Preferred Securities are payable or (ii) the date such Regular Trustees are required to give notice to the NYSE (or other applicable self-regulatory organization) or to holders of such Preferred Securities of the record date or the date such distribution is payable. Such Institutional Trustee shall give notice of General Motors' selection of such Extension Period to the holders of the applicable Preferred Securities. If the applicable Institutional Trustee shall not be the sole holder of such Junior Subordinated Debentures, General Motors shall give the holders of such Junior Subordinated Debentures notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the applicable Interest Payment Date or (ii) the date upon which General Motors is required to give notice to the NYSE (or other applicable self-regulatory organization) or to holders of such Junior Subordinated Debentures of the record or payment date of such related interest payment.

ADDITIONAL INTEREST

     If, at any time while the Institutional Trustee of a Trust is the holder of any of the Junior Subordinated Debentures purchased by such Trust, such Trust or such Institutional Trustee shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, General Motors will pay as additional interest on the applicable series of Junior Subordinated Debentures such additional amounts as shall be required so that the net amounts received and retained by such Trust and by such Institutional Trustee after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts such Trust and such Institutional Trustee would have received had no such taxes, duties, assessments or other governmental charges been imposed.

PROPOSED TAX LEGISLATION

     On February 6, 1997, as part of President Clinton's Fiscal 1998 Budget Proposal, the United States Treasury Department proposed legislation that would, among other things, deny an issuer a deduction for United States federal income tax purposes for the payment of interest on instruments with characteristics similar to the Junior Subordinated Debentures. If the proposed legislation were enacted in its current form, it is not expected to apply to the Junior Subordinated Debentures since the proposed effective date for this provision is the date of first committee action. There can be no assurances, however, that the proposed legislation, if enacted, or similar legislation enacted after the date hereof would not adversely affect the tax treatment of the Junior Subordinated Debentures, resulting in a Tax Event in respect of either or both Trusts, which would permit General Motors to cause a redemption of the Preferred Securities at the applicable Tax Event Redemption Price by electing to prepay the Junior Subordinated Debentures at the applicable Tax Event Prepayment Price. See "Description of the Preferred Securities--Tax Event Redemptions."

INDENTURE EVENTS OF DEFAULT

     If an Indenture Event of Default shall occur and be continuing, the applicable Institutional Trustee, as the holder of the Junior Subordinated Debentures purchased by the applicable Trust, will have the right to declare the principal of and the interest on such Junior Subordinated Debentures and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Junior Subordinated Debentures.

     The Indenture provides that any one or more of the following described events which has occurred and is continuing constitutes an "Indenture Event of Default" with respect to a series of the Junior Subordinated Debentures to which the Indenture relates:

          (a) default for 30 days in payment of any installment of interest on such Junior Subordinated Debentures when due; provided, however, that a valid extension of the interest payment period by General Motors shall not constitute a default in the payment of interest for this purpose; or

          (b) default in payment of principal and premium, if any, on such Junior Subordinated Debentures when due either at maturity, upon redemption, by declaration or otherwise; or

          (c) default by General Motors in the performance of any other of the covenants or agreements with respect to such Junior Subordinated Debentures in such Indenture which shall not have been remedied for a period of 90 days after notice; or

          (d) certain events of bankruptcy, insolvency or reorganization of General Motors; or

          (e) the voluntary or involuntary dissolution, winding-up or termination of the applicable Trust, except in connection with the distribution of such Junior Subordinated Debentures to the holders of such Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of such Trust, or certain mergers, consolidations or amalgamations, each as permitted by the applicable Declaration.

     The Indenture provides that, if an Indenture Event of Default shall have occurred and be continuing with respect to a series of Junior Subordinated Debentures, either the Debt Trustee or the holders of not less than 25 percent in aggregate principal amount of the applicable series of Junior Subordinated Debentures then outstanding may declare the principal of all Junior Subordinated Debentures of such series to be due and payable immediately. The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debentures of such series may annul such declaration and waive the default if the default (other than the non-payment of the principal of Junior Subordinated Debentures of such series which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the applicable Debt Trustee.

     With respect to each Trust, an Indenture Event of Default also constitutes a Declaration Event of Default. The holders of Preferred Securities in certain circumstances have the right to direct the applicable Institutional Trustee to exercise its rights as the holder of the related Junior Subordinated Debentures. See "Description of the Preferred Securities--Declaration Events of Default" and "--Voting Rights." If such

Institutional Trustee fails to enforce its rights under such Junior Subordinated Debentures after a holder of record of Preferred Securities has made a written request, such holder of record of such Preferred Securities may institute a legal proceeding directly against General Motors to enforce such Institutional Trustee's rights under such Junior Subordinated Debentures without first instituting any legal proceeding against such Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of General Motors to pay interest or principal on such Junior Subordinated Debentures on the date such interest or principal is otherwise payable, General Motors acknowledges that a holder of the related Preferred Securities may then institute a Direct Action for payment on or after the respective due date specified in such Junior Subordinated Debentures. Notwithstanding any payments made to such holder of Preferred Securities by General Motors in connection with a Direct Action, General Motors shall remain obligated to pay the principal of or interest on such Junior Subordinated Debentures held by the applicable Trust or the Institutional Trustee of such Trust, and General Motors shall be subrogated to the rights of the holder of such Preferred Securities with respect to payments on such Preferred Securities to the extent of any payments made by General Motors to such holder in any Direct Action. Except as provided in the preceding sentence and in the Preferred Securities Guarantee, the holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of such Junior Subordinated Debentures.

CERTAIN COVENANTS OF GENERAL MOTORS

     If (i) there shall have occurred any event that would constitute an Indenture Event of Default under the Indenture with respect to a series of the Junior Subordinated Debentures or (ii) General Motors shall be in default with respect to its payment of any obligations under the applicable Preferred Securities Guarantee or the applicable Common Securities Guarantee or (iii) General Motors shall have given notice of its election to defer payments of interest on the applicable series of the Junior Subordinated Debentures by extending the interest payment period and such period, or any extension thereof, shall be continuing, then (a) General Motors shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (x) purchases or acquisitions or shares of General Motors Common Stock in connection with the satisfaction by General Motors of its obligations under any employee benefit plans or any other contractual obligation of General Motors (other than a contractual obligation ranking pari passu with or junior to such Junior Subordinated Debentures, such as the other series of Junior Subordinated Debentures), (y) issuance of capital stock in connection with a recapitalization or reclassification of General Motors capital stock or the exchange or conversion of one class or series of General Motors capital stock for another class or series of General Motors capital stock, in each case by merger or otherwise, or (z) the purchase of fractional interests in shares of General Motors capital stock pursuant to the conversion or exchange provisions of such General Motors capital stock or the security being converted or exchanged), (b) General Motors shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by General Motors which rank pari passu with or junior to such Junior Subordinated Debentures (including the other series of Junior Subordinated Debentures) and (c) General Motors shall not make any guarantee payments with respect to the foregoing (other than pursuant to the applicable Preferred Securities Guarantee).

     For so long as any such Trust Securities remain outstanding, General Motors will covenant (i) to directly or indirectly maintain 100 percent ownership of the Common Securities of the applicable Trust; provided, however, that any permitted successor of General Motors under the Indenture may succeed to General Motors' ownership of such Common Securities, (ii) to use its reasonable efforts to cause such Trust (a) to remain a statutory business trust, except in connection with the distribution of the related Junior Subordinated Debentures to the holders of such Trust Securities in liquidation of such Trust, the redemption of all of such Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration relating to such Trust, and (b) to otherwise continue not to be treated as an association taxable as a corporation or a partnership for United States federal income tax purposes and (iii) to use its reasonable efforts to cause each holder of such Trust Securities to be treated as owning an undivided beneficial interest in such Junior Subordinated Debentures.

BOOK-ENTRY AND SETTLEMENT

     If any Junior Subordinated Debentures are distributed to holders of Trust Securities (see "Description of the Preferred Securities"), such Junior Subordinated Debentures will be issued in fully registered form. In such event, investors may elect to hold their Junior Subordinated Debentures directly or, subject to the rules and procedures of a Depository Institution, hold interests in a global certificate registered in the name of a Depository Institution or its nominee.

     For a description of a Depository Institution and a Depository Institution's book-entry system, see "Description of the Preferred Securities--Book-Entry; Delivery and Form." As of the date of this Prospectus, the description herein of a Depository Institution's book-entry system and Depository Institution's practices as they relate to purchases, transfers, notices and payments with respect to the Preferred Securities apply in all material respects to any Junior Subordinated Debentures registered in the name of and held by a Depository Institution or its nominee.

MODIFICATION OF THE INDENTURE

     The Indenture contains provisions permitting General Motors and the Debt Trustee, with the consent of the holders of not less than a majority in principal amount of the securities of all series affected by such modification at the time outstanding, and, in the case of the Junior Subordinated Debentures, the holders of a majority in aggregate liquidation amount of the related Preferred Securities, to modify the Indenture; provided that no such modification shall, without the consent of the holders of each Junior Subordinated Debenture affected thereby and each related Preferred Security, (i) extend the fixed maturity of such Junior Subordinated Debentures, or reduce the principal amount thereof or any premium thereon, or reduce any amount payable on redemption thereof, or reduce the rate or extend the time of payment of interest thereon, or make the principal of, or interest or premium on, such Junior Subordinated Debentures payable in any coin or currency other than that provided in such Junior Subordinated Debentures, or impair or affect the right of any holder of the applicable series of Junior Subordinated Debentures to institute suit for the payment thereof or the right of prepayment, if any, at the option of the holder or (ii) reduce the aforesaid percentage of Junior Subordinated Debentures the consent of the holders of which is required for any such modification.

     The Indenture also contains provisions permitting General Motors and the Debt Trustee to enter into one or more indentures supplemental to the Indenture, without the consent of the holders of the applicable series of Junior Subordinated Debentures, for one or more of the following purposes: (i) to evidence the succession of another corporation to General Motors and the assumption by such successor corporation of the covenants, agreements and obligations of General Motors as permitted under the Indenture; (ii) to add to the covenants, restrictions or obligations of General Motors, as described in the Indenture; (iii) to provide for the issuance of such series of Junior Subordinated Debentures in coupon form and to provide for exhangeability of such Junior Subordinated Debentures for the applicable series of Junior Subordinated Debentures issued under the Indenture; (iv) to cure any ambiguity or to correct or supplement any provision of the Indenture which may be defective or inconsistent with any other provision of the Indenture; (v) to evidence and provide for the acceptance of appointment under the Indenture by a successor trustee and to make appropriate additions and changes to the provisions of the Indenture to provide for the administration of the trusts thereunder by more than one trustee, as described in the Indenture; (vi) to make any change that does not adversely affect the rights of any holder of the applicable series of Junior Subordinated Debentures in any material respect; or (vii) to provide for the issuance of and establish the form and terms and conditions of any series of securities to be issued under the Indenture, to establish the form of any certifications required to be furnished pursuant to the Indenture or any series of securities, or to add to the rights of the holders of any series of securities issued under the Indenture.

     A supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of securities, or which modifies the rights of securityholders of such series with respect to such covenant or provision, shall be deemed not to affect the rights under the Indenture or the securityholders of any other series.

     It shall not be necessary for the consent of the holders under the Indenture to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

MERGERS, CONSOLIDATIONS, CONVEYANCES AND TRANSFERS

     The provisions of the Indenture permit the consolidation or merger of General Motors with or into one or more other corporations (whether or not affiliated with General Motors), and successive consolidations or mergers in which General Motors (or its successor or successors) shall be a party or parties, and the sale, conveyance, transfer or other disposition of the property of General Motors (or its successor or successors) to any other corporation (whether or not affiliated with General Motors or its successor or successors) authorized to acquire and operate the same; provided, however, that, upon any such consolidation, merger, sale, conveyance, transfer or other disposition, the due and punctual payment by General Motors of the principal of and premium (if any) and interest on all of the Junior Subordinated Debentures of all series in accordance with the terms of each series, and the due and punctual performance and observance of all the covenants and conditions of the Indenture with respect to each series or established with respect to such series to be kept or performed by General Motors, as the case may be, shall be expressly assumed, by supplemental indenture executed and delivered to the Debt Trustee, by the entity formed by such consolidation, or into which General Motors shall have merged, or by the entity which shall have acquired such property; provided, further, that after giving effect to such supplemental indenture, no default shall have occurred and be continuing under the Indenture. In case of any such consolidation, merger, conveyance or transfer and upon the assumption by the successor corporation of the due and punctual payment of the principal of and premium (if any) and interest on all of such Junior Subordinated Debentures and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by General Motors, such successor corporation shall succeed to and be substituted for General Motors, with the same effect as if it had been named as the party of the Indenture, and General Motors shall be relieved of any further liability or obligation under the Indenture or upon such Junior Subordinated Debentures. Such successor corporation may issue any or all of the Junior Subordinated Debentures issuable under the Indenture; and, upon the order of such successor corporation, the Debt Trustee (or the authenticating agent) shall authenticate and deliver any such Junior Subordinated Debentures, as described in the Indenture. The Indenture further provides that all Junior Subordinated Debentures so issued shall in all respects have the same legal rank and benefit under the Indenture as the Junior Subordinated Debentures theretofore or thereafter issued in accordance with the terms of the Indenture as though all of such Junior Subordinated Debentures had been issued at the date of the execution of the Indenture.

DEFEASANCE AND DISCHARGE

     The Indenture provides that General Motors, at General Motors' option: (i) will be discharged from any and all obligations in respect of a series of the Junior Subordinated Debentures (except for certain obligations to register the transfer or exchange of such Junior Subordinated Debentures, replace stolen, lost or mutilated Junior Subordinated Debentures, maintain paying agencies and hold moneys for payment in trust) or (ii) need not comply with certain restrictive covenants of the Indenture with respect to such Junior Subordinated Debentures (including those described herein under "Certain Covenants of General Motors"), in each case if General Motors deposits, in trust with the Debt Trustee or a defeasance agent, money or United States government obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal of, and interest and premium, if any, on, such Junior Subordinated Debentures on the dates such payments are due in accordance with the terms of such Junior Subordinated Debentures. To exercise any such option, General Motors is required to deliver to the Debt Trustee and the applicable defeasance agent, if any, an opinion of counsel to the effect that (a) the deposit and related defeasance would not cause the holders of such Junior Subordinated Debentures to recognize income, gain or loss for United States federal income tax purposes and, in the case of a discharge pursuant to clause
(i), such opinion shall be accompanied by a private letter ruling to that effect received by General Motors from the United States Internal Revenue Service or a revenue ruling

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

pertaining to a comparable form of transaction to that effect published by the United States Internal Revenue Service, and (b) if listed on any national securities exchange, such Junior Subordinated Debentures would not be delisted from such exchange as a result of the exercise of such option.

GOVERNING LAW

     The Indenture and each series of the Junior Subordinated Debentures issued thereby will be governed by, and construed in accordance with, the internal laws of the State of New York.

MISCELLANEOUS

     The Indenture will provide that General Motors will pay all fees and expenses related to (i) the offering of the Trust Securities and the Junior Subordinated Debentures, (ii) the organization, maintenance and dissolution of the Trusts, (iii) the retention of the Regular Trustees of such Trust and (iv) the enforcement by the Institutional Trustee of such Trust of the rights of the holders of such Trust's Preferred Securities.

     General Motors will have the right at all times to assign any of its respective rights or obligations under the Indenture to a direct or indirect wholly owned subsidiary of General Motors; provided that, in the event of any such assignment, General Motors will remain liable for all of their respective obligations. Subject to the foregoing, the Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Indenture provides that it may not otherwise be assigned by the parties thereto.

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

           DESCRIPTION OF THE PREFERENCE STOCKS AND DEPOSITARY SHARES

     Set forth below is a summary of the material terms of the Preference Stocks and the Depositary Shares. Such summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of General Motors' Restated Certificate of Incorporation, as amended (the "General Motors Certificate of Incorporation"), and the Certificate of Designation for each series of Preference Stock and the Deposit Agreement for each series of Depositary Shares. Whenever defined terms in the applicable Deposit Agreement are referred to in this "Description of the Preference Stocks and Depositary Shares," such defined terms are incorporated by reference herein.

PREFERENCE STOCKS

     General Motors currently has outstanding three series of preference stock (collectively, "General Motors Preference Stock"): Series B 9 1/8% Preference Stock ("Series B 9 1/8% Preference Stock"), Series D 7.92% Preference Stock and Series G 9.12% Preference Stock. Each series of the General Motors Preference Stock ranks junior to General Motors' preferred stock ("General Motors Preferred Stock"), if any were outstanding, and ranks senior to General Motors Common Stock with respect to payment of dividends and distributions in liquidation.

     Interests in each of such series of General Motors Preference Stock are held by the public in the form of depositary shares, each of which represents a fractional interest in one share of such General Motors Preference Stock. The fractional interest which a single depositary share represents in relation to outstanding shares of the corresponding series of General Motors Preference Stock is as follows: each Series B 9 1/8% Depositary Share, $25.00 per share stated value, represents a one-fourth (0.25) interest in one share of Series B 9 1/8% Preference Stock, $100.00 per share stated value; each Series D 7.92% Depositary Share, $25.00 per share stated value, represents a one-fourth (0.25) interest in one share of Series D 7.92% Preference Stock, $100.00 per share stated value; and each Series G 9.12% Depositary Share, $25.00 per share stated value, represents a one-fourth (0.25) interest in one share of Series G 9.12% Preference Stock, $100.00 per share stated value.

     THE OFFERS BEING MADE HEREBY RELATE ONLY TO THE SERIES D 7.92% DEPOSITARY SHARES AND THE SERIES G 9.12% DEPOSITARY SHARES. NO OFFER IS BEING MADE FOR ANY SERIES B 9 1/8% DEPOSITARY SHARES.


     As of the date of this Prospectus, the following shares of the Preference Stocks were outstanding: 1,517,477 shares of Series D 7.92% Preference Stock, represented by 6,069,909 Series D 7.92% Depositary Shares, and 2,519,974 shares of Series G 9.12% Preference Stock, represented by 10,079,899 Series G 9.12% Depositary Shares.


     The following discussion of the Series D 7.92% Preference Stock and the Series G 9.12% Preference Stock is based on shares of General Motors Preference Stock rather than the corresponding Depositary Shares.

     Series D 7.92% Preference Stock

     Dividends. Subject to the rights of the holders of General Motors Preferred Stock (if any), dividends will be paid on the outstanding shares of Series D 7.92% Preference Stock when, as and if declared by the General Motors Board out of General Motors' assets legally available therefor. Dividends may be subject to restrictions contained in any future debt agreements of General Motors and to limitations contained in future series or classes of General Motors Preferred Stock or General Motors Preference Stock.

     Holders of shares of Series D 7.92% Preference Stock will be entitled to receive cumulative cash dividends, at the annual rate of 7.92% of the per share stated value (equivalent to $7.92 per annum per share of Series D 7.92% Preference Stock), payable quarterly for each of the quarters ending March, June, September and December of each year, payable in arrears on the first day that is not a legal holiday of each succeeding May, August, November and February, respectively. Each such dividend will be paid to holders of record on each record date, which shall be not less than 10 nor more than 50 days preceding the payment date, as fixed by the General Motors Board. Dividends on the shares of Series D 7.92% Preference Stock, whether

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

or not declared, will be cumulative from the date of original issue of the shares of Series D 7.92% Preference Stock. The amount of dividends payable for any period shorter than a full quarterly dividend period will be determined on the basis of a 360-day year consisting of twelve 30-day months. Accrued but unpaid dividends will not bear interest.

     Preferential dividends will accrue whether or not General Motors has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Dividends accumulate to the extent they are not paid on the dividend payment date following the calendar quarter for which they accrue. Accumulated preferential dividends will not bear interest. Dividends will not be paid on any class of General Motors Common Stock or other stock ranking junior to the shares of Series D 7.92% Preference Stock (other than a dividend payable in shares of any class of General Motors Common Stock) and General Motors will not redeem, repurchase or otherwise acquire any shares of General Motors Common Stock or other stock ranking junior to the shares of Series D 7.92% Preference Stock (other than a redemption or purchase of shares of General Motors Common Stock made in connection with employee incentive or benefit plans of General Motors or its subsidiaries), unless the full preferential dividends accumulated on all outstanding shares of Series D 7.92% Preference Stock have been paid. Dividends will not be declared on any series of General Motors Preference Stock for any prior dividend payment period unless there shall have been declared on all outstanding shares of General Motors Preference Stock ranking on a parity with such series, in respect of all dividend payment periods of such parity stock terminating with or before such prior dividend payment period, like proportionate dividends determined ratably in proportion to the respective preferential dividends accumulated to date on such series and the dividends accumulated on all such outstanding parity General Motors Preference Stock.

     Conversion. The shares of Series D 7.92% Preference Stock are not convertible into shares of any other class of capital stock of General Motors.

     Redemption. The shares of Series D 7.92% Preference Stock may not be redeemed prior to August 1, 1999. On or after August 1, 1999, General Motors may, at its option, on not less than 35 nor more than 60 days notice, redeem the shares of Series D 7.92% Preference Stock, as a whole or in part, at any time or from time to time, for cash in an amount equal to $100 per share of Series D 7.92% Preference Stock, plus an amount equal to all dividends accrued and unpaid thereon to the date fixed for redemption. If less than all outstanding shares of Series D 7.92% Preference Stock are to be redeemed, shares to be redeemed will be selected by General Motors by lot or pro rata or by any other method determined by General Motors in its sole discretion to be equitable. Holders of shares of Series D 7.92% Preference Stock have no right to require redemption of such shares.

     Liquidation Preference. In the event of the liquidation, dissolution or winding up of the business of General Motors, whether voluntary or involuntary, the holders of shares of Series D 7.92% Preference Stock will be entitled to the liquidation preference described below, after the holders of General Motors Preferred Stock (if any), receive the full preferential amounts to which they are entitled and before any distribution to holders of General Motors Common Stock. The holders of the shares of Series D 7.92% Preference Stock will be entitled to receive for each share $100 plus an amount equal to all dividends accrued and unpaid thereon to the date of final distribution to such holders (subject to the right of the holders of record of any shares of Series D 7.92% Preference Stock on a record date for payment of dividends thereon to receive a dividend payable on the date of final distribution), but such holders shall not be entitled to any further payment. If there are insufficient assets to permit full payment to holders of the shares of Series D 7.92% Preference Stock and the holders of any other series of General Motors Preference Stock which is on parity with the shares of Series D 7.92% Preference Stock as to liquidation rights, then the holders of the shares of Series D 7.92% Preference Stock and such other shares shall be paid ratably in proportion to the full distributable amounts to which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

     Voting. The shares of Series D 7.92% Preference Stock do not entitle holders thereof to voting rights, except (i) with respect to any amendment or alteration of any provision of the General Motors Certificate of Incorporation which would adversely affect the powers, preferences or special rights of the shares of Series D

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

7.92% Preference Stock, which requires the prior approval of the holders of at least two-thirds of the outstanding shares of Series D 7.92% Preference Stock, and (ii) in the event General Motors fails to pay accumulated preferential dividends on the shares of Series D 7.92% Preference Stock in full for any six quarterly dividend payment periods, whether or not consecutive, and all such dividends remain unpaid (a "Preferential Dividend Default"), or as required by law. In the event of a Preferential Dividend Default, the number of directors of General Motors will be increased by two and the holders of the outstanding shares of Series D 7.92% Preference Stock, voting together as a class with all other series of General Motors Preference Stock ranking junior to or on a parity with the shares of Series D 7.92% Preference Stock and then entitled to vote on the election of such directors, will be entitled to elect such two additional directors until the full dividends accumulated on all outstanding shares of Series D 7.92% Preference Stock have been paid.

     Series G 9.12% Preference Stock

     Dividends. Subject to the rights of the holders of General Motors Preferred Stock (if any), dividends will be paid on the outstanding shares of Series G 9.12% Preference Stock when, as and if declared by the General Motors Board out of General Motors' assets legally available therefor. Dividends may be subject to restrictions contained in any future debt agreements of General Motors and to limitations contained in future series or classes of General Motors Preferred Stock or General Motors Preference Stock.

     Holders of shares of Series G 9.12% Preference Stock will be entitled to receive cumulative cash dividends, at the annual rate of 9.12% of the per share stated value (equivalent to $9.12 per annum per share of Series G 9.12% Preference Stock), payable quarterly for each of the quarters ending March, June, September, and December of each year, payable in arrears on the first day that is not a legal holiday of each succeeding May, August, November and February, respectively. Each such dividend will be paid to holders of record on each record date, which shall be not less than 10 nor more than 50 days preceding the payment date, as fixed by the General Motors Board. Dividends on the shares of Series G 9.12% Preference Stock, whether or not declared, will be cumulative from the date of original issue of the shares of Series G 9.12% Preference Stock. The amount of dividends payable for any period shorter than a full quarterly dividend period will be determined on the basis of a 360-day year consisting of twelve 30-day months. Accrued but unpaid dividends will not bear interest.

     Preferential dividends will accrue whether or not General Motors has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Dividends accumulate to the extent they are not paid on the dividend payment date following the calendar quarter for which they accrue. Accumulated preferential dividends will not bear interest. Dividends will not be paid on any class of General Motors Common Stock or other stock ranking junior to the shares of Series G 9.12% Preference Stock (other than a dividend payable in shares of any class of General Motors Common Stock) and General Motors will not redeem, repurchase or otherwise acquire any shares of General Motors Common Stock or other stock ranking junior to the shares of Series G 9.12% Preference Stock (other than a redemption or purchase of shares of General Motors Common Stock made in connection with employee incentive or benefit plans of General Motors or its subsidiaries), unless the full preferential dividends accumulated on all outstanding shares of Series G 9.12% Preference Stock have been paid. Dividends will not be declared on any series of General Motors Preference Stock for any prior dividend payment period unless there shall have been declared on all outstanding shares of General Motors Preference Stock ranking on a parity with such series, in respect of all dividend payment periods of such parity stock terminating with or before such prior dividend payment period, like proportionate dividends determined ratably in proportion to the respective preferential dividends accumulated to date on such series and the dividends accumulated on all such outstanding parity General Motors Preference Stock.

     Conversion. The shares of Series G 9.12% Preference Stock are not convertible into shares of any other class of capital stock of General Motors.

     Redemption. The shares of Series G 9.12% Preference Stock may not be redeemed prior to January 1, 2001. On or after January 1, 2001, General Motors may, at its option, on not less than 35 nor more than 60 days notice, redeem the shares of Series G 9.12% Preference Stock, as a whole or in part, at any time or from time to time, for cash in an amount equal to $100 per share of Series G 9.12% Preference Stock, plus an amount equal to all dividends accrued and unpaid thereon to the date fixed for redemption. If less than all outstanding shares of Series G 9.12% Preference Stock are to be redeemed, shares to be redeemed will be selected by General Motors by lot or pro rata or by any other method determined by General Motors in its sole discretion to be equitable. Holders of shares of Series G 9.12% Preference Stock have no right to require redemption of such shares.

     Liquidation Preference. In the event of the liquidation, dissolution or winding up of the business of General Motors, whether voluntary or involuntary, the holders of shares of Series G 9.12% Preference Stock will be entitled to the liquidation preference described below, after the holders of General Motors Preferred Stock (if any), receive the full preferential amounts to which they are entitled and before any distribution to holders of General Motors Common Stock. The holders of the shares of Series G 9.12% Preference Stock will be entitled to receive for each share $100 plus an amount equal to all dividends accrued and unpaid thereon to the date of final distribution to such holders (subject to the right of the holders of record of any Series G 9.12% Preference Share on a record date for payment of dividends thereon to receive a dividend payable on the date of final distribution), but such holders shall not be entitled to any further payment. If there are insufficient assets to permit full payment to holders of the shares of Series G 9.12% Preference Stock and the holders of any other series of General Motors Preference Stock which is on parity with the shares of Series G 9.12% Preference Stock as to liquidation rights, then the holders of the shares of Series G 9.12% Preference Stock and such other shares shall be paid ratably in proportion to the full distributable amounts to which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

     Voting. The shares of Series G 9.12% Preference Stock do not entitle holders thereof to voting rights, except (i) with respect to any amendment or alteration of any provision of the General Motors Certificate of Incorporation which would adversely affect the powers, preferences or special rights of the shares of Series G 9.12% Preference Stock, which requires the prior approval of the holders of at least two-thirds of the outstanding shares of Series G 9.12% Preference Stock, and (ii) in the event General Motors fails to pay accumulated preferential dividends on the shares of Series G 9.12% Preference Stock in full for any six quarterly dividend payment periods, whether or not consecutive, and all such dividends remain unpaid (a "Preferential Dividend Default"), or as required by law. In the event of a Preferential Dividend Default, the number of directors of General Motors will be increased by two and the holders of the outstanding shares of Series G 9.12% Preference Stock, voting together as a class with all other series of General Motors Preference Stock ranking junior to or on a parity with the shares of Series G 9.12% Preference Stock and then entitled to vote on the election of such directors, will be entitled to elect such two additional directors until the full dividends accumulated on all outstanding shares of Series G 9.12% Preference Stock have been paid.

Transfer Agent, Registrar, Dividend Disbursing Agent and Redemption Agent

     The transfer agent, registrar, dividend agent and redemption agent for all shares of General Motors Preference Stock is The First National Bank of Boston (the "Transfer Agent"). The First National Bank of Boston acts as the Depositary (the "Depositary") for the Depositary Shares.

DEPOSITARY SHARES

     The Series D 9.12% Depositary Shares are issued under a Deposit Agreement, as amended (the "Series D Deposit Agreement"), between General Motors, Boston EquiServe, as the Series D Depositary, and the holders from time to time of the related depositary receipts evidencing the Series D 7.92% Depositary Shares (the "Series D Deposit Receipts"). The Series G 9.12% Depositary Shares are issued under a Deposit Agreement, as amended (the "Series G Deposit Agreement"), between General Motors, The First National Bank of Boston, as the Series G Depositary, and the holders from time to time of the related depositary receipts evidencing the Series G 9.12% Depositary Shares (the Series G Deposit Receipts"). The Series D Deposit Agreement and the Series G Deposit Agreement are each a "Deposit Agreement" and together constitute the "Deposit Agreements."

General

     Each Series D 7.92% Depositary Share represents one-fourth of a share of the Series D 7.92% Preference Stock (the equivalent of $25 liquidation preference of Series D 7.92% Preference Stock). Each Series G 9.12% Depository Share represents one-fourth of a share of the Series G 9.12% Preference Stock (the equivalent of $25 liquidation preference of Series G 9.12% Preference Stock.

     Subject to the terms of the applicable Deposit Agreement, each owner of a Depositary Share is entitled, in proportion to the one-fourth of a share of the Preference Stock represented by such Depositary Share, to all the rights and preferences of the shares of the Preference Stock represented thereby (including dividend, voting, redemption and liquidation rights).

     The Series D 7.92% Depositary Shares are listed on the NYSE under the symbol "GM Pr D" and the Series G 9.12% Depository Shares are listed and traded on the NYSE under the symbol "GM Pr G".

Dividends and Other Distributions

     Each Depositary distributes all cash dividends or other cash distributions received in respect of applicable shares of such Preference Stock to the record holders of Depositary Shares relating to the Preference Stock in proportion to the number of such Depositary Shares owned by such holders.

     In the event of a distribution other than in cash, each Depositary will distribute property received by it to the record holders of the applicable Depositary Shares in an equitable manner in proportion to the number of such Depositary Shares owned by such holders, unless such Depositary determines that it is not feasible to make such distribution, in which case such Depositary may sell such property and distribute the net proceeds from such sale to such holders.

Redemptions of Depositary Shares

     If the shares of either series of the Preference Stock are redeemed, the related Depositary Shares will be redeemed from the proceeds received by the applicable Depositary resulting from the redemption, in whole or in part, of such shares of the applicable Preference Stock held by such Depositary. With respect to both series of the Depository Shares, the redemption price per Depositary Share will be equal to one-fourth of the redemption price per share payable with respect to the applicable Preference Stock. Whenever General Motors redeems shares of any Preference Stock held by the applicable Depositary, such Depositary will redeem as of the same redemption date the number of Depositary Shares representing shares of the Preference Stock so redeemed. If fewer than all of the Depositary Shares of either series are to be redeemed, the Depositary Shares to be redeemed will be selected by lot, pro rata or by any other equitable method as may be determined by the applicable Depositary.

Voting the Shares of the Preference Stocks

     Upon receipt of notice of any meeting at which the holders of a series of the Preference Stocks are entitled to vote, the Depositary for the related Depository Shares will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such shares of the related Preference Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the shares of the related Preference Stock) is entitled to instruct such Depositary as to the exercise of the voting rights pertaining to the fraction of the shares of the Preference Stock represented by such holder's Depositary Shares. Such Depositary will endeavor, insofar as practicable, to vote the number of shares of the Preference Stock represented by such Depositary Shares in accordance with such instructions, and General Motors will agree to take all reasonable action that may be deemed necessary by the such Depositary in order to enable the such Depositary to do so. Such Depositary will abstain from voting such shares of the Preference Stock to the extent it does not receive specific instructions from the holder of Depositary Shares representing such shares of the Preference Stock.

Amendment and Termination of the Deposit Agreements

     The forms of Depositary Receipts evidencing each series of the Depositary Shares and any provision of the applicable Deposit Agreement may at any time be amended by agreement between General Motors and the applicable Depositary. However, any amendment that materially and adversely alters the rights of the holders of Depositary Shares will not be effective unless the holders of at least a majority of the applicable series of Depositary Shares then outstanding approve such amendment. Each Deposit Agreement will only terminate if (i) all outstanding Depositary Shares of the applicable series have been redeemed or
(ii) there has been a final distribution in respect of the shares of the Preference Stock represented by such Depositary Shares in connection with any liquidation, dissolution or winding up of General Motors and such distribution has been distributed to the holders of such Depositary Shares.

Charges of Depositaries

     General Motors is required to pay all transfer and other taxes and governmental charges arising solely from the existence of each of the depositary arrangements. General Motors paid charges of each Depositary in connection with the initial deposit of the applicable shares of the Preference Stock and the issuance of the related Depositary Shares, and is required to pay charges of each Depositary in connection with all withdrawals of shares of the applicable Preference Stock by owners of the related Depositary Shares and any redemption of the shares of such Preference Stock. Holders of Depositary Shares are required to pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the applicable Deposit Agreement to be for their accounts.

Resignation and Removal of Depositaries

     Each Depositary may resign at any time by delivering to General Motors notice of its election to do so. General Motors may at any time remove the Depositary. Any such resignation or removal shall take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Each successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

     Each Depositary is required to forward all reports and communications from General Motors that are delivered to such Depositary and that General Motors is required or otherwise determines to furnish to the holders of the shares of the applicable series of Preference Stock.

     Neither Depositary nor General Motors is liable under the applicable Deposit Agreement to holders of Depositary Receipts issued by the applicable Depositary other than for negligence, bad faith or willful misconduct. Neither Depositary nor General Motors is obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preference Stock unless satisfactory indemnity is furnished. General Motors and each Depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting shares of the applicable Series of Preference Stock for deposit, holders of the applicable Depositary Receipts or other persons believed to be competent and on documents believed to be genuine.

            RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE JUNIOR SUBORDINATED DEBENTURES AND THE PREFERRED SECURITIES GUARANTEES

     As set forth in the applicable Declaration, each Trust exists for the purpose of (i) issuing (a) its Preferred Securities in exchange for Depositary Shares validly tendered in its Offer and delivering such Depositary Shares to General Motors in consideration of the deposit by General Motors as trust assets of the applicable series of Junior Subordinated Debentures having an aggregate stated principal amount equal to the aggregate stated liquidation amount of such Trust's Preferred Securities, and (b) its Common Securities to General Motors in exchange for cash and investing the proceeds thereof in an equivalent amount of the applicable series of the Junior Subordinated Debentures.

     As long as payments of interest and other payments are made when due on each series of the Junior Subordinated Debentures, such payments will be sufficient to cover distributions and payments due on the Trust Securities of each Trust because of the following factors: (i) the aggregate principal amount of Junior Subordinated Debentures held by each Trust will be equal to the sum of the aggregate stated liquidation amount of its Trust Securities; (ii) the interest rate and the interest and other payment dates on such Junior Subordinated Debentures will match the distribution rate and distribution and other payment dates for such Preferred Securities; (iii) General Motors shall pay all, and no Trust shall not obligated to pay, directly or indirectly, any costs, expenses, debts, and obligations of such Trust (other than with respect to its Trust Securities); and (iv) the applicable Declaration further provides that the Regular Trustees of such Trust shall not take or cause or permit such Trust to, among other things, engage in any activity that is not consistent with the purposes of such Trust.

     Payments of distributions (to the extent funds therefor are available) and other payments due on each series of the Preferred Securities (to the extent funds therefor are available) are guaranteed by General Motors as and to the extent set forth under "Description of the Preferred Securities Guarantees." If General Motors does not make interest payments on the Junior Subordinated Debentures purchased by each Trust, such Trust will not have sufficient funds to pay distributions on its Preferred Securities. Each Preferred Securities Guarantee does not apply to any payment of distributions unless and until the applicable Trust has sufficient funds for the payment of such distributions. Each Preferred Securities Guarantee covers the payment of distributions and other payments on applicable Preferred Securities only if and to the extent that General Motors has made a payment of interest or principal on the Junior Subordinated Debentures held by such Trust as its sole asset. Each Preferred Securities Guarantee, when taken together with General Motors' obligations under the applicable Junior Subordinated Debentures and the Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of such Trust (other than with respect to its Trust Securities), provide a full and unconditional guarantee of amounts on such Trust's Preferred Securities.

     If General Motors fails to make interest or other payments on Junior Subordinated Debentures when due (taking account of any Extension Period), the Declaration relating to each Trust provides a mechanism whereby the holders of the Preferred Securities of such Trust, using the procedures described in "Description of the Preferred Securities--Book-Entry; Delivery and Form" and "--Voting Rights," may direct the Institutional Trustee of such Trust to enforce its rights under such Junior Subordinated Debentures. If such Institutional Trustee fails to enforce its rights under such Junior Subordinated Debentures, a holder of the related Preferred Securities may institute a legal proceeding against General Motors to enforce such Institutional Trustee's rights under such Junior Subordinated Debentures without first instituting any legal proceeding against such Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default with respect to a Trust has occurred and is continuing and such event is attributable to the failure of General Motors to pay interest or principal on the Junior Subordinated Debentures held by such Trust on the date such interest or principal is otherwise payable (or in the case of redemption on the redemption date), then a holder of the related Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in such Junior Subordinated Debentures. In connection with such Direct Action, General Motors will be subrogated to the rights of such holder of Preferred Securities under applicable Declaration to the extent of any payment made by General Motors to such holder of Preferred Securities in such Direct Action. General Motors, under the applicable Preferred

Securities Guarantee, acknowledges that the Guarantee Trustee for such Preferred Securities Guarantee shall enforce such Preferred Securities Guarantee on behalf of the holders of the Preferred Securities to which such Preferred Securities Guarantee relates. If General Motors fails to make payments under any Preferred Securities Guarantee, any holder of Preferred Securities to which such Preferred Securities Guarantee relates may institute a Direct Action against General Motors to enforce the applicable Guarantee Trustee's rights and the obligations of General Motors under such Preferred Securities Guarantee without first instituting a legal proceeding against applicable Trust, such Guarantee Trustee, or any other person or entity.

                     UNITED STATES FEDERAL INCOME TAXATION

     The following is a general summary of the material United States federal income tax consequences of the issuance of Preferred Securities in exchange for the Depositary Shares pursuant to the Offers, and of the ownership and disposition of Preferred Securities. To the extent it relates to matters of law or legal conclusions, this summary constitutes the opinion of Robert N. Deitz, Esq. Tax Staff of General Motors, counsel to General Motors and each Trust (Mr. Deitz, in his capacity as tax counsel to General Motors and each Trust, is referred to herein as "Tax Counsel"). Unless otherwise stated, this summary deals only with Preferred Securities held as capital assets by a holder who receives such Preferred Securities pursuant to an Offer (an "Initial Holder") and who holds the Depositary Shares tendered in such Offer as capital assets. This summary does not discuss all the tax consequences that may be relevant to a particular Initial Holder in light of the Initial Holder's particular circumstances and it is not intended to be applicable in all respects to all categories of Initial Holders, some of whom (such as insurance companies, tax-exempt persons, financial institutions, regulated investment companies, dealers in securities or currencies, persons that hold Depositary Shares or Preferred Securities received in the exchange as a position in a "straddle," as part of a "synthetic security," "hedge," "conversion transaction" or other integrated investment or persons whose functional currency is other than United States dollars) may be subject to different rules not discussed below. In addition, this summary does not address any state, local or foreign tax considerations that may be relevant to an Initial Holder's decision to exchange Depositary Shares for Preferred Securities pursuant to the Offers. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change (possibly on retroactive basis). However, such summary and the opinion rendered by Tax Counsel have no binding effect on the Internal Revenue Service ("IRS") or on the courts.

     ALL HOLDERS OF DEPOSITARY SHARES ARE ADVISED TO CONSULT THEIR TAX ADVISORS AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OF DEPOSITARY SHARES FOR PREFERRED SECURITIES PURSUANT TO AN OFFER AND OF THE OWNERSHIP AND DISPOSITION OF PREFERRED SECURITIES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR OTHER TAX LAWS.

EXCHANGE OF DEPOSITARY SHARES FOR PREFERRED SECURITIES IN THE OFFERS

     The exchange of Depositary Shares for Preferred Securities pursuant to an Offer will be a taxable transaction. Holders who participate in the exchange and who actually or constructively own solely Depositary Shares, or who actually or constructively own Depository Shares and a minimal percentage of any other class of General Motors capital stock, and who do not exercise any control over the affairs of General Motors, will recognize gain or loss in an amount equal to the difference between the fair market value of the Preferred Securities received, measured on the applicable Exchange Date, and the exchanging holder's tax basis in the Depositary Shares exchanged therefor. Such amount will be long-term capital gain or loss if such Depositary Shares have been held for more than one year as of such date. General Motors will provide information, prior to January 31, 1998, concerning such fair market value to the Exchange Agent, which will provide such information to holders of record who exchange Depositary Shares for Preferred Securities other than holders who demonstrate that they are not U.S. persons (as described under "--United States Alien Holders"), on a Form 1099-B reporting such information. It is anticipated that persons who hold such Depositary Shares as nominees for beneficial holders will provide such information to such beneficial holders. A holder's aggregate tax basis (and such holder's issue price) in his or her pro rata share of the underlying Junior Subordinated Debentures will be equal to the fair market value of the Preferred Securities received pursuant to an Offer on the applicable Exchange Date.

     Holders who actually or constructively own more than a minimal percentage of any other class of General Motors stock are advised to consult their tax advisors as to the income tax consequences of exchanging Depositary Shares in either or both of the Offers.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

     In connection with the issuance of the Junior Subordinated Debentures, Tax Counsel will confirm his earlier opinion generally to the effect that under then current law and assuming full compliance with the terms of the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, each series of the Junior Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of General Motors.

CLASSIFICATION OF THE TRUSTS

     In connection with the issuance of the Preferred Securities, Tax Counsel will confirm his earlier opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration relating to each Trust and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, each Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Preferred Securities generally will be considered the owner of an undivided interest in the underlying Junior Subordinated Debentures, and each holder will be required to include in its gross income any interest (or OID accrued) with respect to its allocable share of those Junior Subordinated Debentures.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     Under recently issued Treasury regulations (the "Regulations") applicable to debt instruments issued on or after August 13, 1996, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. General Motors believes that the likelihood of its exercising its option to defer payments of interest on either series of Junior Subordinated Debentures is "remote" since exercising either such option would prevent General Motors from declaring dividends on any class of its equity securities. Accordingly, General Motors intends to take the position, based on the advice of Tax Counsel, that the Junior Subordinated Debentures will not be considered to be issued with OID and, accordingly, stated interest on the Junior Subordinated Debentures generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with such holder's method of accounting.

     Moreover, if the issue price of Preferred Securities received by a holder exceeds the liquidation amount of such Preferred Securities, such excess will be treated as "amortizable bond premium." A holder which receives Preferred Securities with amortizable bond premium may elect to deduct such amortizable bond premium and such deduction shall be applied against (and operate to reduce) the amount of interest taxable as ordinary income on the Preferred Securities. A holder receiving Preferred Securities with amortizable bond premium should consult its tax advisor with respect to the manner of making such election.

     Under the Regulations, if General Motors were to exercise its option to defer payments of interest with respect to any series of Junior Subordinated Debentures, such Junior Subordinated Debentures would at that time be treated as issued with OID, and all stated interest on such Junior Subordinated Debentures would thereafter be treated as OID as long as such Junior Subordinated Debentures remain outstanding. In such event, all of a holder's taxable interest income with respect to such Junior Subordinated Debentures would thereafter be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of Preferred Securities would be required to include in gross income OID even though General Motors would not make actual cash payments during any applicable Extension Period.

     The Regulations have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to Tax Counsel's interpretation herein.

     Because distributions on the Preferred Securities will constitute interest or OID, corporate holders of the Preferred Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to such Preferred Securities.

RECEIPT OF JUNIOR SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF THE TRUSTS

     General Motors will have the right at any time to dissolve and liquidate each Trust and cause the Junior Subordinated Debentures held by such Trust to be distributed to the holders of its Trust Securities. General Motors has no present intention to take such action with respect to either Trust. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in such Junior Subordinated Debentures equal to such holder's aggregate tax basis in its Preferred Securities. A holder's holding period in the Junior Subordinated Debentures so received in liquidation of the Trust would include the period during which such Preferred Securities were held by such holder.

     Under certain circumstances described herein (see "Description of the Preferred Securities"), the Junior Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their related Preferred Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Preferred Securities, and such holder could recognize gain or loss as if it sold such redeemed Preferred Securities for cash. See "--Sales of Preferred Securities."

SALES OF PREFERRED SECURITIES

     A holder that sells Preferred Securities (including pursuant to any redemption of such Preferred Securities by General Motors) will recognize gain or loss equal to the difference between its adjusted tax basis in such Preferred Securities and the amount realized on the sale of such Preferred Securities (other than with respect to accrued and unpaid interest which has not yet been included in income, which will be treated as ordinary income). A holder's adjusted tax basis in its Preferred Securities generally will, if such Preferred Securities are received in exchange for Depositary Shares pursuant to an Offer, be equal to the fair market value of such securities on the applicable Exchange Date, increased by OID (if any) previously includable in such holder's gross income to the date of disposition and decreased by (i) payments of OID (if any) received on such Preferred Securities and (ii) amounts deducted by the holder as amortizable bond premium. Such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Preferred Securities have been held for more than one year, which holding period will not include the period such holder held the Depositary Shares.

     The Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the applicable Junior Subordinated Debentures are deemed to have been issued with OID) and who disposes of his Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on such Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to his adjusted tax basis in his pro rata share of such underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest) a holder will recognize a capital loss. Capital losses generally may be used by a corporate taxpayer only to offset capital gains and may be used by an individual taxpayer only to offset capital gains plus $3,000 of other income.

UNITED STATES ALIEN HOLDERS

     For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is, as to the United States, a foreign corporation, a non-resident alien individual, a foreign partnership, or a non-resident fiduciary of a foreign estate or trust.

     Under present United States federal income tax law: (i) payments by a Trust or any of its paying agents to any holder of a Preferred Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax; provided that, (a) the beneficial owner of such Preferred Security does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of General Motors entitled to vote, (b) the beneficial owner of such Preferred Security is not a controlled foreign corporation that is related to General Motors through stock ownership, and (c) either (A) the beneficial owner of such Preferred Security certifies to the applicable Trust or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds such Preferred Security in such capacity, certifies to the applicable Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes such Trust or its agent with a copy thereof; and (ii) a United States Alien Holder of a Preferred Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Preferred Security.

PROPOSED TAX LEGISLATION

     On February 6, 1997, as part of President Clinton's Fiscal 1998 Budget Proposal, the United States Treasury Department proposed legislation that would, among other things, deny an issuer a deduction for United States federal income tax purposes for the payment of interest on instruments with characteristics similar to the Junior Subordinated Debentures. If the proposed legislation were enacted in its current form, it is not expected to apply to the Junior Subordinated Debentures since the proposed effective date for this provision is the date of first committee action. There can be no assurances, however, that the proposed legislation, if enacted, or similar legislation enacted after the date hereof would not adversely affect the tax treatment of the Junior Subordinated Debentures, resulting in a Tax Event in respect of either or both Trusts, which would permit General Motors to cause a redemption of the Preferred Securities at the applicable Tax Event Redemption Price by electing to prepay the Junior Subordinated Debentures at the applicable Tax Event Prepayment Price. See "Description of the Preferred Securities--Tax Event Redemption."

INFORMATION REPORTING TO HOLDERS

     Generally, income on the Preferred Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Preferred Securities by January 31 following each calendar year.

BACKUP WITHHOLDING

     Payments made on, and proceeds from the sale of, the Preferred Securities may be subject to a "backup" withholding tax of 31 percent unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States federal income tax, provided the required information is provided to the IRS.

     THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                                 LEGAL MATTERS

     Certain matters of Delaware law relating to the validity of each series of the Preferred Securities will be passed upon on behalf of the applicable Trust by Richards, Layton & Finger, Wilmington, Delaware, special Delaware counsel to each Trust. The validity of the Junior Subordinated Debentures held by each Trust and the Preferred Securities Guarantees and certain matters relating thereto will be passed upon for General Motors and the applicable Trust by Martin I. Darvick, Esq., Legal Staff to General Motors Corporation. Certain United States federal income taxation matters will be passed upon for General Motors and such Trust by Robert N. Deitz, Esq., Tax Staff to General Motors Corporation. Certain legal matters will be passed upon for the Dealer Managers by Skadden, Arps, Slate, Meagher & Flom LLP.

     Mr. Darvick is the beneficial owner of shares, including shares subject to options, of General Motors Common Stock. Mr. Deitz is the beneficial owner of shares of General Motors Common Stock.

                                    EXPERTS

     The consolidated financial statements and financial statement schedule of General Motors appearing in General Motors' Annual Report on Form 10-K for the fiscal year ended December 31, 1996, incorporated by reference herein have been incorporated by reference herein in reliance upon the reports of Deloitte & Touche LLP, independent auditors, given upon the authority of said firm as experts in accounting and auditing.

     Facsimile copies of the Letters of Transmittal will be accepted. Letters of Transmittal, certificates representing Depositary Shares and any other required documents should be sent by each Holder of Depositary Shares or his or her broker, dealer, commercial bank, trust company or other nominee to the Exchange Agent at one of the addresses as set forth below:

                     THE EXCHANGE AGENT FOR THE OFFERS IS:

                       THE FIRST NATIONAL BANK OF BOSTON

           If delivered by Facsimile, to:                            If delivered by Hand, to:
          (For Eligible Institutions Only)                             Securities Transfer &
          The First National Bank of Boston                             Reporting Services
                   (617) 575-2233                                    55 Broadway, Third Floor
           (Confirm Receipt by Telephone:                            New York, New York 10006
                   (800) 331-9922)
              If delivered by Mail, to:                       If delivered by Overnight Courier, to:
          The First National Bank of Boston                      The First National Bank of Boston
            Shareholder Services Division                          Shareholder Services Division
                    P.O. Box 9360                                       Mail Stop 45-02-53
                 Mail Stop 45-02-53                                      150 Royall Street
          Boston, Massachusetts 02205-9360                          Canton, Massachusetts 02021

                    THE INFORMATION AGENT FOR THE OFFERS IS:

                         GEORGESON & COMPANY INC. LOGO
                               Wall Street Plaza
                            New York, New York 10005
                 Banks and Brokers Call Collect: (212) 440-9800
                   All Others Call Toll-Free: (800) 223-2064

     Any questions or requests for assistance or additional copies of this Prospectus or the Letters of Transmittal or for copies of the Notices of Guaranteed Delivery may be directed to the Information Agent at its telephone number and location set forth above. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offers.

                    THE DEALER MANAGERS FOR THE OFFERS ARE:

                 MERRILL LYNCH & CO.                                          SMITH BARNEY INC.
               World Financial Center                                       388 Greenwich Street
              North Tower Seventh Floor                                   New York, New York 10013
              New York, New York 10281                                   (800) 655-4811 (Toll-Free)
             (888) ML4-TNDR (Toll-Free)                                     Attn: Paul S. Galant
             (888) 654-8637 (Toll-Free)
               Attn: Susan L. Weinberg
       MORGAN STANLEY & CO.              PAINEWEBBER INCORPORATED           PRUDENTIAL SECURITIES INCORPORATED
     INCORPORATED                      1285 Avenue of the Americas                  One New York Plaza
   1585 Broadway, Second Floor           New York, New York 10019                New York, New York 10292
     New York, New York 10036           (800) 324-0210 (Toll-Free)              (888) 778-2241 (Toll-Free)
    (800) 624-1808 (Toll-Free)          Attention: David G. Zahka                Attention: Ryan Donovan
     Attention: Steve Sahara

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Section 145 of the Delaware General Corporation Law, General Motors is empowered to indemnify its directors and officers in the circumstances therein provided.

     General Motors' Restated Certificate of Incorporation, as amended, provides that no director shall be personally liable to General Motors or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to General Motors or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174, or any successor provision thereto, of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Under Article V of its By-Laws, General Motors shall indemnify and advance expenses to every director and officer (and to such person's heirs, executors, administrators or other legal representatives) in the manner and to the full extent permitted by applicable law as it presently exists, or may hereafter be amended, against any and all amounts (including judgments, fines, payments in settlement, attorneys' fees and other expenses) reasonably incurred by or on behalf of such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ("a proceeding"), in which such director or officer was or is made or is threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director, officer, employee, fiduciary or member of any other corporation, partnership, joint venture, trust, organization or other enterprise. General Motors shall not be required to indemnify a person in connection with a proceeding initiated by such person if the proceeding was not authorized by the Board of Directors of General Motors. General Motors shall pay the expenses of directors and officers incurred in defending any proceeding in advance of its final disposition ("advancement of expenses"); provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under Article V of the By-Laws or otherwise. If a claim for indemnification or advancement of expenses by an officer or director under Article V of the By-Laws is not paid in full within ninety days after a written claim therefor has been received by General Motors, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action General Motors shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under applicable law. The rights conferred on any person by Article V of the By-Laws shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of General Motors' Certificate of Incorporation or By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

     General Motors is insured against liabilities which it may incur by reason of Article V of its By-Laws. In addition, directors and officers are insured, at GM's expense, against some liabilities which might arise out of their employment and not be subject to indemnification under Article V of the By-Laws.

     Pursuant to a resolution adopted by the Board of Directors on December 1, 1975, General Motors to the fullest extent permissible under law will indemnify, and has purchased insurance on behalf of, directors or officers of General Motors, or any of them, who incur or are threatened with personal liability, including expense, under the Employee Retirement Income Security Act of 1974, as amended, or any amendatory or comparable legislation or regulation thereunder.

     Pursuant to the Amended and Restated Declarations of Trust, when entered into by the parties thereto, General Motors will indemnify (i) the Institutional Trustee, (ii) the Delaware Trustee, (iii) any Affiliate of the Institutional Trustee and the Delaware Trustee, (iv) any officers, directors, shareholders, nominees or agents of the Institutional Trustee and the Delaware Trustee for, and hold each harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trusts under the Amended and Restated Declarations of Trust, including the costs and expenses of its defense. Further, pursuant to the Amended and Restated Declarations of Trust, General Motors will indemnify (i) any Regular Trustee, (ii) any Affiliate (as defined in the Amended and Restated Declarations of Trust) of any Regular Trustee, (iii) any officers, directors, shareholders, members, partners, employees, representatives or agents of any Regular Trustee or (iv) any officer, employee or agent of the Trusts or their Affiliates (A) with respect to threatened, pending or completed actions (other than an action by or in the right or either of the Trusts), against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the applicable Trust and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (B) with respect to threatened, pending or completed actions by or in the right of either of the Trusts, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the applicable Trust, except as set forth in the Amended and Restated Declarations of Trust.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

     A list of exhibits included as part of this Registration Statement is set forth in an Exhibit Index which immediately precedes such exhibits.

     (b) The following financial statement schedule is incorporated by reference to this part of this Registration Statement:

     FINANCIAL STATEMENT SCHEDULE II -- ALLOWANCES

     All other schedules are omitted because they are not applicable or are not required.

ITEM 22. UNDERTAKINGS.

     The undersigned registrants hereby undertake:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (17 CFR sec.230.424(b)) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities registered herein which remain unsold at the time of the offering.

     4. That, for the purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrants' annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

     6. To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     7. To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warren, State of Michigan, on May 29, 1997.


                                          GENERAL MOTORS CORPORATION

                                          By:     /s/ JOHN F. SMITH JR.

                                            ------------------------------------
                                                    John F. Smith, Jr.,
                                            Chairman of the Board of Directors,
                                                Chief Executive Officer and
                                                          President


     Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons on May 29, 1997 in the capacities indicated.


                      SIGNATURE                                      TITLE
                      ---------                                      -----

               /s/ JOHN F. SMITH, JR.                  Chairman of the Board of
-----------------------------------------------------  Directors, Chief Executive
                (John F. Smith, Jr.)                   Officer and President

                 /s/ HARRY J. PEARCE                   Vice Chairman of the Board of
-----------------------------------------------------  Directors
                  (Harry J. Pearce)

                 /s/ J. MICHAEL LOSH                   Executive Vice President and
-----------------------------------------------------  Chief Financial Officer
                  (J. Michael Losh)

                  /s/ LEON J. KRAIN                    Vice President and Group
-----------------------------------------------------  Executive
                   (Leon J. Krain)

                /s/ JOHN D. FINNEGAN                   Vice President and Treasurer
-----------------------------------------------------
                 (John D. Finnegan)

                /s/ WALLACE W. CREEK                   Comptroller
-----------------------------------------------------
                 (Wallace W. Creek)

                 /s/ PETER R. BIBLE                    Chief Accounting Officer
-----------------------------------------------------
                  (Peter R. Bible)

                /s/ ANNE L. ARMSTRONG                  Director
-----------------------------------------------------
                 (Anne L. Armstrong)

                 /s/ PERCY BARNEVIK                    Director
-----------------------------------------------------
                  (Percy Barnevik)

                  /s/ JOHN H. BRYAN                    Director
-----------------------------------------------------
                   (John H. Bryan)

               /s/ THOMAS E. EVERHART                  Director
-----------------------------------------------------
                (Thomas E. Everhart)

                                                                 Principal
                                                                 Financial
                                                                 Officers

                                                                 Principal
                                                                 Accounting
                                                                 Officers

                      SIGNATURE                                            TITLE
                      ---------                                            -----

             /s/ CHARLES T. FISHER, III               Director
-----------------------------------------------------
              (Charles T. Fisher, III)

               /s/ GEORGE M.C. FISHER                 Director
-----------------------------------------------------
                (George M.C. Fisher)

            /s/ J. WILLARD MARRIOTT, JR.              Director
-----------------------------------------------------
             (J. Willard Marriott, Jr.)

                /s/ ANN D. MCLAUGHLIN                 Director
-----------------------------------------------------
                 (Ann D. McLaughlin)

                /s/ ECKHARD PFEIFFER                  Director
-----------------------------------------------------
                 (Eckhard Pfeiffer)

                  /s/ JOHN G. SMALE                   Director
-----------------------------------------------------
                   (John G. Smale)

                /s/ LOUIS W. SULLIVAN                 Director
-----------------------------------------------------
                 (Louis W. Sullivan)

               /s/ DENNIS WEATHERSTONE                Director
-----------------------------------------------------
                (Dennis Weatherstone)

                 /s/ THOMAS H. WYMAN                  Director
-----------------------------------------------------
                  (Thomas H. Wyman)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to Form S-4 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 29, 1997.


                                          GENERAL MOTORS CAPITAL TRUST D

                                          By:     /s/ JOHN D. FINNEGAN

                                            ------------------------------------
                                                 John D. Finnegan, Trustee

                                          GENERAL MOTORS CAPITAL TRUST G

                                          By:     /s/ JOHN D. FINNEGAN

                                            ------------------------------------
                                                 John D. Finnegan, Trustee

                               INDEX OF EXHIBITS


  1(a)        Form of Dealer Manager Agreement.*
  4(a)(i)     Certificate of Trust of General Motors Capital Trust D.*
  4(a)(ii)    Certificate of Trust of General Motors Capital Trust G.*
  4(b)(i)     Declaration of Trust of General Motors Capital Trust D.*
  4(b)(ii)    Declaration of Trust of General Motors Capital Trust G.*
  4(c)(i)     Form of Amended and Restated Declaration of Trust to be used in connection with the issuance of the Series D Preferred
              Securities.*
  4(c)(ii)    Form of Amended and Restated Declaration of Trust to be used in connection with the issuance of the Series G Preferred
              Securities. (See Exhibit 4(c)(i) hereto)
  4(d)(i)     Form of Indenture between General Motors and Wilmington
              Trust Company, as Trustee.*
  4(d)(ii)    Form of the First Supplemental Indenture with respect to the
              Series D Junior Subordinated Debentures between General
              Motors and Wilmington Trust Company.*
  4(d)(iii)   Form of the Second Supplemental Indenture with respect to
              the Series G Junior Subordinated Debentures between General
              Motors and Wilmington Trust Company, as Trustee. (See
              Exhibit 4(d)(ii) hereto)
  4(e)(i)     Form of Series D Preferred Security (included in Exhibit
              4(c)(i)).
  4(e)(ii)    Form of Series G Preferred Security (included in Exhibit
              4(c)(ii)).
  4(f)(i)     Form of Series D Junior Subordinated Debenture (included in
              Exhibit 4(d)(ii)).
  4(f)(ii)    Form of Series G Junior Subordinated Debenture (included in
              Exhibit 4(d)(iii)).
  4(g)(i)     Form of Preferred Securities Guarantee relating to Series D
              Preferred Securities.*
  4(g)(ii)    Form of Preferred Securities Guarantee relating to Series G
              Preferred Securities. (See Exhibit 4(g)(i) hereto)
  5(a)        Opinion of Richards, Layton & Finger.*
  5(b)        Opinion of Martin I. Darvick, Esq., Legal Staff of General
              Motors Corporation.*
  8           Tax Opinion of Robert N. Deitz, Tax Staff of General Motors
              Corporation.*
 11(a)        Computation of Earnings Per Share for the Years Ended
              December 31, 1996, 1995 and 1994 (incorporated by reference to the Annual Report on Form 10-K (File No. 1-143), filed on
              March 20, 1997, for the year ended December 31, 1996).
 11(b)        Computation of Earnings Per Share for the Years Ended
              December 31, 1993 and 1992.*
 12           Computation of Ratio of Earnings to Combined Fixed Charges
              and Preferred Stock Dividends.*
 23(a)        Consent of Deloitte & Touche LLP.**
 23(b)        Consent of Richards, Layton & Finger (included in Exhibit
              5(a)).
 23(c)        Consent of Martin I. Darvick, Esq. (included in Exhibit
              5(b)).
 23(d)        Consent of Robert N. Deitz, Esq. (included in Exhibit 8).
 24(a)(i)     Powers of Attorney for General Motors Capital Trust D
              (included in Exhibit 4(b)(i)).
 24(a)(ii)    Powers of Attorney for General Motors Capital Trust G
              (included in Exhibit 4(b)(ii)).
 25(a)        Statement of Eligibility under the Trust Indenture Act of
              1939, as amended, of Wilmington Trust Company, as Debt
              Trustee under the Indenture (Series D).*
 25(b)        Statement of Eligibility under the Trust Indenture Act of
              1939, as amended, of Wilmington Trust Company, as Preferred
              Security Trustee under the Preferred Securities Guarantee
              (Series D).*
 25(c)        Statement of Eligibility under the Trust Indenture Act of
              1939, as amended, of Wilmington Trust Company, as Trustee
              under the Declaration of Trust (Series D).*

 25(d)        Statement of Eligibility under the Trust Indenture Act of
              1939, as amended, of Wilmington Trust Company, as Debt
              Trustee under the Indenture (Series G).*
 25(e)        Statement of Eligibility under the Trust Indenture Act of
              1939, as amended, of Wilmington Trust Company, as Preferred
              Security Trustee under the Preferred Securities Guarantee
              (Series G).*
 25(f)        Statement of Eligibility under the Trust Indenture Act of
              1939, as amended, of Wilmington Trust Company, as Trustee
              under the Declaration of Trust (Series G).*
 99(a)(i)     Form of Series D Letter of Transmittal.*
 99(a)(ii)    Form of Series G Letter of Transmittal.*
 99(b)(i)     Form of Series D Notice of Guaranteed Delivery.*
 99(b)(ii)    Form of Series G Notice of Guaranteed Delivery.*
 99(c)        Form of Letter to Brokers, Dealers, Commercial Banks, Trust
              Companies and Other Nominees.*
 99(d)(i)     Form of Series D Letter to Clients.*
 99(d)(ii)    Form of Series G Letter to Clients.*
 99(e)        Form of Exchange Agent Agreement.*
 99(f)        Form of Information Agent Agreement.*
 99(g)        Form of General Motors Letter to Holders of Depositary
              Shares.*
 99(h)        Form of Questions and Answers Regarding Preferred
              Securities.*
 99(i)        Form of Notice of Offers to Exchange.*
 99(j)        Form of Summary Instructions for Participation in Exchange
              Offers.*


-------------------------
 * Previously filed.

** Filed herewith.